[CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[***]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.]

AMENDMENT NO. 5 TO LOAN AGREEMENT AND
AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT

This AMENDMENT NO. 5 TO LOAN AGREEMENT AND AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT, dated as of June 23, 2026 (this “Fifth Amendment”), is made by and among TerrAscend Corp., an Ontario corporation (“Parent”), as Guarantor, each Subsidiary of Parent identified on the signature pages hereto as “BORROWERS” (collectively, the “Borrowers”, and together with Parent, the “Loan Parties”), each of the Lenders party hereto, and FG Agency Lending LLC, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS:

WHEREAS, reference is hereby made to (a) the Loan Agreement, dated as of August 1, 2024 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement” and, as amended by this Fifth Amendment, the “Amended Loan Agreement”; capitalized terms used but not defined herein have the meaning provided in the Amended Loan Agreement), by and among the Guarantor, the Loan Parties, the Lenders from time to time party thereto, and the Agent, and (b) the Forbearance Agreement, dated as of May 1, 2026 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Forbearance Agreement”), by and among the Loan Parties, the Lenders party thereto, and the Agent;

WHEREAS, Parent has informed the Lenders and Agents that it intends to issue one or more secured convertible debentures in favor of certain “Holders” party thereto (each a “Holder” and collectively, the “Holders”), in the form of Exhibit A attached hereto (with such changes thereto as may be approved by the Agent in its sole discretion) (each individually, a “2026 Convertible Debenture” and, collectively, the “2026 Convertible Debentures”), which 2026 Convertible Debentures shall be issued pursuant to the terms of a Subscription Agreement entered into by each Holder in connection with such Debenture, in the form of Exhibit B attached hereto (with such changes thereto as may be approved by the Agent in its sole discretion) (collectively, the “Subscription Agreements” and, together with the 2026 Convertible Debentures and any other agreement, document or instrument governing, evidencing or securing the indebtedness evidenced by the Debentures, the “2026 Debenture Documents”);

WHEREAS, the indebtedness and other obligations of Parent under the 2026 Convertible Debentures will be (i) guaranteed by TerrAscend USA and (ii) secured by a second priority lien over all personal property assets of TerrAscend USA, in each case, pursuant to a Subordinated Guaranty and Security Agreement in the form of Exhibit C attached hereto (with such changes thereto as may be approved by the Agent in its sole discretion) (the “Subordinated Guaranty and Security Agreement”);

WHEREAS, Parent has also informed the Lenders and Agents that TSND NJ proposes to enter into an Option Agreement pursuant to which TSND shall acquire the right to purchase 35% of the outstanding Equity Interests of Aunt Mary’s Dispensary LLC, a portion of the consideration of which shall be payable by Parent’s issuance of a Convertible Promissory Note that shall be subordinated to the payment of the Obligations, as more particularly set forth in Annex B attached hereto; and

WHEREAS, the Loan Parties have requested and the Lenders are prepared to amend certain of the terms and provisions of the Existing Loan Agreement and the Forbearance Agreement, in each case, subject to the conditions and in reliance on the representations set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Loan Agreement Amendment

. Subject to the conditions set forth herein and in reliance on the representations and warranties set forth herein, as of the Fifth Amendment Effective Date:

1.1.
The Existing Loan Agreement (excluding the Schedules and Exhibits thereto) is hereby amended as set forth in Annex A attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.
1.2.
Schedule 1.1(e) to the Existing Loan Agreement is amended and restated in the form of Annex B hereto.
2.
Forbearance Agreement Amendments

. Subject to the conditions set forth herein and in reliance on the representations and warranties set forth herein, as of the Fifth Amendment Effective Date, the Forbearance Agreement is hereby modified and amended to increase the “Collateral Monitoring Fee” set forth therein to [***], which such amendment shall be effective on the Fifth Amendment Effective Date and shall apply to all payments of the “Collateral Monitoring Fee” after the Fifth Amendment Effective Date (commencing with the payment of the June 30, 2026). For the avoidance of doubt, the forgoing amendment shall apply to that certain “June 30th Letter” attached to the Forbearance Agreement as Exhibit A.

3.
Costs and Expenses

. To the extent required under (and subject to the terms of) Section 11.5 of the Amended Loan Agreement, the Loan Parties shall reimburse the Agent and the Lenders for all reasonable and documented legal fees and other reasonable out-of-pocket expenses incurred in connection with this Fifth Amendment and the transactions contemplated hereby.

4.
Effective Date

. This Fifth Amendment shall become effective (the “Fifth Amendment Effective Date”) upon satisfaction of each of the conditions set forth below:

4.1.
this Fifth Amendment shall have been executed by the Loan Parties, the Lenders party hereto, which constitute the Required Lenders under the Existing Loan Agreement, and the Agent, and counterparts hereof as so executed shall have been delivered to the Agent;
4.2.
the representations and warranties of the Loan Parties contained herein or in the other Loan Documents, after giving effect to this Fifth Amendment, shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or other similar language) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties shall be true and correct in all material respects (or in all respects if any such representation or warranty is qualified per its terms by materiality, Material Adverse Effect or other similar language) as of such earlier date;
4.3.
no Default or Event of Default has occurred and is continuing, nor shall any Default or Event of Default exist immediately after giving effect to this Fifth Amendment; and
4.4.
the payment from Loan Parties of (i) a fee for the account of each Lender that has delivered to Administrative Agent such Lender’s executed signature page to this Fifth Amendment by 12:00 p.m. (New York time) on June 19, 2026, with such fee for each such Lender being in an amount equal to the product of (A) [***] multiplied by (B) the sum of such Lender’s outstanding Term Loans, and (ii) all fees, costs and expenses required to be reimbursed pursuant to Section 3above, to the extent invoiced two (2) Business Days prior to the Fifth Amendment Effective Date.
5.
Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders on the date hereof that:
5.1.
the execution, delivery and performance of this Fifth Amendment is within its corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational action of it;
5.2.
this Fifth Amendment has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing; and
5.3.
the representations and warranties of the Loan Parties contained herein or in the other Loan Documents, after giving effect to this Fifth Amendment, are true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or similar language) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties are true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or similar language) as of such earlier date.
6.
Reaffirmation

. Each Borrower consents to the amendment of the Existing Loan Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Fifth Amendment, each Loan Document to which such Borrower is a party is, and the obligations of such Borrower contained in the Amended Loan Agreement, this Fifth Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case, as amended by this Fifth Amendment. For greater certainty and without limiting the foregoing, each Borrower hereby confirms the existing security interests granted in favor of the Agent for the benefit of, among others, the Lenders pursuant to the Loan Documents in the Collateral described therein, which security interests shall continue in full force and effect after giving effect to this Fifth Amendment to secure the Obligations as and to the extent provided in the Loan Documents.

7.
Amendment, Modification and Waiver

. This Fifth Amendment may not be amended, modified or waived except as permitted by Section 11.2of the Amended Loan Agreement.

8.
Entire Agreement

. This Fifth Amendment and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. On and after the Fifth Amendment Effective Date, each reference in the Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean a reference to the Amended Loan Agreement.

9.
Miscellaneous. Section 11.11 (Submission to Jurisdiction; Waivers), Section 11.12 (Severability), Section 11.13(Governing Law), Section 11.14 (Waiver of Defense of Illegality) and Section 11.15 (Execution in Counterparts; Electronic Signatures) of the Loan Agreement are incorporated herein by reference, mutatis mutandis.
10.
Loan Document; No Novation

. On and after the Fifth Amendment Effective Date, this Fifth Amendment shall constitute a “Loan Document” for all purposes of the Amended Loan Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Fifth Amendment may be amended or waived solely by the parties hereto as set forth in Section 7 above). This Fifth Amendment shall not constitute a novation of the Existing Loan Agreement or any of the Loan Documents.

11.
Lender Direction

. Each Lender party hereto, by their execution hereof, hereby authorizes and directs the Agent to execute and deliver this Fifth Amendment on the date hereof.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused this amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTOR: TERRASCEND CORP. By: /s/ Name: [***] Title: [***]
BORROWERS: [***] By: /s/ Name: [***] Title: [***] [***] By: /s/ Name: [***] Title: [***] [***] By: /s/ Name: [***] Title: [***]

IN WITNESS WHEREOF, each of the undersigned has caused this amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AGENT:

FG AGENCY LENDING LLC

By: /s/____________________

Name: [***]

Title: [***]

IN WITNESS WHEREOF, each of the undersigned has caused this amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LENDERS:

[***]

By: /s/____________________

Name: [***]

Title: [***]

ADDITIONAL LENDER:

[***]

By: /s/____________________

Name: [***]

Title: [***]

Annex A

Amended Loan Agreement

[See attached.]

LOAN AGREEMENT

by and among

TERRASCEND USA, INC.,
as Borrower and Borrower Representative,

the Subsidiaries and Affiliates of the Borrower Representative from time to time party hereto, as Borrowers,

TERRASCEND CORP., as Guarantor,

FG AGENCY LENDING LLC, as the Agent

and

each of the Lenders from time to time party hereto

Dated as of August 1, 2024

TABLE OF CONTENTS

Section	Page

Article I. DEFINITIONS AND ACCOUNTING TERMS 1

Section 1.1 Certain Defined Terms 1

Section 1.2 Terms Generally ~~40~~39

Section 1.3 Computation of Time Periods 40

Section 1.4 Accounting Terms 40

Article II. AMOUNTS AND TERMS OF THE TERM LOANS ~~41~~40

Section 2.1 The Term Loans ~~41~~40

Section 2.2 Origination Discount ~~43~~42

Section 2.3 Interest 43

Article III. PAYMENTS, PREPAYMENTS, TAXES ~~44~~43

Section 3.1 Payments and Computations ~~44~~43

Section 3.2 Prepayments ~~45~~44

Section 3.3 Taxes ~~46~~45

Section 3.4 Joint and Several Obligations ~~49~~48

Article IV. SECURITY ~~51~~50

Section 4.1 Grant of Security Interest ~~51~~50

Section 4.2 Delivery of Additional Documentation Required 51

Section 4.3 Release of Security Interest ~~52~~51

Article V. CONDITIONS OF LENDING ~~52~~51

Section 5.1 Conditions Precedent to the Initial Term Loan ~~52~~51

Section 5.2 Conditions Precedent to the Delayed Term Loan 53

Section 5.3 Conditions Precedent to the 2025 Incremental Term Loan ~~56~~55

Section 5.4 ~~Conditions Precedent to the Specified Acquisition Delayed Term Loan~~ [Reserved]. 58

Article VI. REPRESENTATIONS AND WARRANTIES ~~61~~58

Section 6.1 Existence ~~62~~58

Section 6.2 Power and Authorization ~~62~~58

Section 6.3 Binding Obligations ~~62~~58

Section 6.4 Financial Statements; No Material Adverse Effect ~~62~~58

Section 6.5 Intellectual Property ~~62~~59

Section 6.6 Properties ~~63~~60

Section 6.7 Equity Interests and Subsidiaries ~~64~~60

Section 6.8 Investment Company Act ~~65~~61

Section 6.9 No Material Misstatements ~~65~~61

Section 6.10 Labor Matters ~~65~~61

Section 6.11 ERISA ~~66~~62

Section 6.12 Environmental Matters ~~66~~63

Section 6.13 Insurance ~~67~~63

Section 6.14 Security Documents ~~67~~63

Section 6.15 PATRIOT Act, etc ~~67~~64

Section 6.16 Anti-Money Laundering Laws ~~68~~64

Section 6.17 Anti-Corruption Laws and Sanctions ~~68~~65

Section 6.18 Reserved ~~69~~65

Section 6.19 Taxes; Governmental Charges ~~69~~65

Section 6.20 Compliance with Law ~~69~~65

Section 6.21 Absence of Financing Statements ~~69~~65

Section 6.22 Litigation ~~69~~65

Section 6.23 Solvency ~~69~~66

Section 6.24 Material Contracts ~~69~~66

Section 6.25 No Default or Event of Default ~~70~~66

Section 6.26 No Conflicts ~~70~~66

Section 6.27 Reserved ~~70~~66

Section 6.28 Bank Accounts ~~70~~66

Article VII. AFFIRMATIVE COVENANTS ~~70~~67

Section 7.1 Compliance ~~70~~67

Section 7.2 Reporting and Notice Requirements ~~71~~68

Section 7.3 Use of Proceeds ~~75~~71

Section 7.4 Taxes and Liens ~~75~~72

Section 7.5 Maintenance of Property and Licenses ~~75~~72

Section 7.6 Right of Inspection ~~76~~72

Section 7.7 Insurance ~~76~~73

Section 7.8 Maintenance of Office ~~77~~73

Section 7.9 Existence ~~77~~73

Section 7.10 Deposit Account Control Agreements ~~77~~73

Section 7.11 Landlord Waivers; Collateral Access Agreements ~~77~~74

Section 7.12 Additional Borrowers, Guarantors and Collateral Security ~~78~~74

Section 7.13 Anti-Corruption Laws and Anti-Money Laundering Laws ~~78~~75

Section 7.14 Lender Meetings ~~79~~75

Section 7.15 Lien Releases ~~79~~75

Section 7.16 Sales-Tracking Software ~~79~~75

Section 7.17 Further Assurances ~~79~~76

Section 7.18 Post-Closing Obligations ~~79~~76

Section 7.19 Securities Laws Matters ~~79~~76

Article VIII. NEGATIVE COVENANTS ~~80~~76

Section 8.1 Restrictive Agreements, Etc. ~~80~~76

Section 8.2 Restrictions on Debt ~~80~~77

Section 8.3 Restrictions on Liens ~~82~~79

Section 8.4 Mergers and Acquisitions ~~85~~81

Section 8.5 Related Party Transactions ~~85~~82

Section 8.6 Restricted Payments ~~85~~82

Section 8.7 Restricted Investments ~~86~~83

Section 8.8 Dispositions ~~88~~84

Section 8.9 Additional Restrictions on Permitted Acquisition Subsidiaries. ~~88~~84

Section 8.10 Changes in Organizational Documents ~~88~~84

Section 8.11 Financing Transactions ~~88~~85

Section 8.12 Sale and Leaseback Transactions ~~88~~85

Section 8.13 Change in Nature of Business ~~88~~85

Section 8.14 Modifications of Debt and Certain Other Agreements; Etc ~~88~~85

Section 8.15 Limitations on Negative Pledges ~~89~~86

Section 8.16 Restrictions on Parent and U.S. Parent ~~90~~86

Section 8.17 [Reserved]. ~~90~~86

Section 8.18 Minimum Liquidity ~~90~~86

Article IX. EVENTS OF DEFAULT ~~90~~87

Section 9.1 Events of Default ~~90~~87

Section 9.2 Remedies ~~93~~89

Article X. THE BORROWER REPRESENTATIVE. ~~93~~90

Section 10.1 Appointment; Nature of Relationship ~~93~~90

Section 10.2 Powers ~~94~~90

Section 10.3 Employment of Agents ~~94~~90

Section 10.4 Notices ~~94~~90

Section 10.5 Successor Borrower Representative ~~94~~90

Section 10.6 Execution of Loan Documents ~~94~~91

Article XI. MISCELLANEOUS ~~94~~91

Section 11.1 Survival of Representations and Warranties ~~94~~91

Section 11.2 Amendments, Etc ~~94~~91

Section 11.3 Notices, Etc ~~96~~92

Section 11.4 No Waiver; Remedies ~~97~~93

Section 11.5 Costs and Expenses ~~97~~93

Section 11.6 Indemnification ~~98~~94

Section 11.7 Right of Set-off ~~99~~95

Section 11.8 Binding Effect ~~99~~96

Section 11.9 Assignments and Participations ~~99~~96

Section 11.10 Limitation on Agreements ~~101~~98

Section 11.11 SUBMISSION TO JURISDICTION; WAIVERS ~~102~~99

Section 11.12 Severability ~~103~~100

Section 11.13 Governing Law ~~103~~100

Section 11.14 WAIVER OF DEFENSE OF ILLEGALITY ~~103~~100

Section 11.15 Execution in Counterparts; Electronic Signatures ~~104~~100

Section 11.16 Confidentiality ~~104~~101

Article XII. RIGHTS AND DUTIES OF AGENT. ~~105~~102

Section 12.1 Appointment and Authority ~~105~~102

Section 12.2 Agent ~~105~~102

Section 12.3 Rights as a Lender ~~106~~102

Section 12.4 Loan Information ~~106~~102

Section 12.5 Enforcement of Loan ~~107~~103

Section 12.6 Nature of Duties of the Agent ~~108~~104

Section 12.7 Standard of Care ~~108~~105

Section 12.8 Indemnification of the Agent by Lenders ~~109~~105

Section 12.9 Erroneous Payments ~~109~~106

Section 12.10 Merger or Consolidation ~~112~~108

Section 12.11 Delegation of Duties ~~112~~109

Section 12.12 Resignation of Agent ~~113~~109

Section 12.13 Non-Reliance on Agent and Other Lenders ~~113~~110

Section 12.14 Agent May File Proofs of Claim ~~114~~111

Section 12.15 Appointment of Collateral Agent. ~~115~~111

Section 12.16 Force Majeure ~~115~~111

Article XIII. GUARANTY. ~~115~~112

Section 13.1 Guaranty of Obligations ~~115~~112

Section 13.2 Continuing Obligation ~~115~~112

Section 13.3 Waivers with Respect to Obligations ~~116~~112

Section 13.4 Agent’s Power to Waive, etc. ~~117~~114

Section 13.5 Information Regarding the Borrower, etc. ~~118~~114

Section 13.6 Certain Guarantor Representations. ~~118~~115

Section 13.7 Subrogation. ~~119~~115

Section 13.8 Subordination. ~~119~~116

Section 13.9 Contribution Among Guarantors. ~~119~~116

Section 13.10 Further Assurances. ~~120~~116

SCHEDULES AND EXHIBITS

Schedule 1.1(a) Term Loan Commitment Amount
Schedule 1.1(b) Borrowers

Schedule 1.1(c) Excluded Subsidiaries
Schedule 1.1(d) Material Licenses
Schedule 1.1(e) Description of Specified Acquisitions
Schedule 5.2(f) Financing Debt
Schedule 6.5(c) Intellectual Property Claims
Schedule 6.6(c) Property
Schedule 6.7 Equity Interests and Subsidiaries

Schedule 6.13 Insurance
Schedule 6.22 Litigation
Schedule 6.24 Material Contracts
Schedule 6.28 Bank Accounts
Schedule 7.18 Post-Closing Obligations
Schedule 8.2 Existing Debt
Schedule 8.3 Existing Liens
Schedule 8.5 Existing Related Party Transactions
Schedule 8.7 Existing Investments

Schedule 8.8 Permitted Dispositions

Exhibit A Form of Assignment and Acceptance Agreement
Exhibit B Form of Joinder Agreement
Exhibit C Form of Note
Exhibit D Form of Funding Notice
Exhibit E Compliance Certificate

LOAN AGREEMENT

This Loan Agreement, dated as of August 1, 2024 (as it may be amended, modified or supplemented from time to time, this “Agreement”), is made by and among (i) TerrAscend Corp., an Ontario corporation (“Parent”), as Guarantor, (ii) TerrAscend USA, Inc., a Delaware corporation (“US Parent”) and each other Subsidiary of Parent as of the Closing Date and listed on Schedule 1.1(b), and the other Subsidiaries of Parent party hereto from time to time (each, individually, a “Borrower” and collectively, the “Borrowers”), (iii) each of the lenders party hereto and referenced as an “INITIAL TERM LOAN LENDER” on Schedule 1.1(a) together with their permitted successors and assignees (the “Initial Term Loan Lenders”), (iv) each of the lenders party hereto and referenced as a “DELAYED TERM LOAN LENDER” on Schedule 1.1(a) together with their permitted successors and assignees (the “Delayed Term Loan Lenders”), (v) each of the lenders party hereto and referenced as a “2025 INCREMENTAL TERM LOAN LENDER” on Schedule 1.1(a) (the “2025 Incremental Term Loan Lenders” and, together with the

Initial Term Loan Lenders and the Delayed Term Loan Lenders, the “Lenders”), and (vi) FG Agency Lending LLC, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS:

WHEREAS, the Borrowers have requested, and the Lenders have agreed to make available to Borrowers, term loans upon and subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Borrowers desire to use the proceeds of the Term Loan to, among other things, refinance existing indebtedness of certain of the Borrowers in respect of the Refinanced Debt, Delayed Term Loan Refinanced Debt, or the Second Amendment Refinanced Debt, as applicable, for the payment of Agent’s fees and expenses and other transaction expenses incurred relating to the transactions contemplated hereunder, and for working capital and general corporate purposes;

WHEREAS, the Borrowers desire to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of the Lenders, a security interest in and lien upon their respective Collateral; and

WHEREAS, subject to the terms hereof and the other applicable Loan Documents, each Guarantor is willing to grant to Agent, for the benefit of the Lenders, a security interest in and lien upon the Pledged Equity.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2023 Convertible Debentures” means the Convertible Debentures issued by the Parent in connection with the Financial Advisory Agreement, dated as of June 23, 2023 (as amended or otherwise modified from time to time), by and between the Parent and ATB Capital Markets Inc.

“2026 Second Lien Convertible Debentures” means the Secured Convertible Debentures issued by the Parent in connection with the Subscription Agreements in the form of Exhibit B attached to the Fifth Amendment, in an aggregate face amount up to $25,000,000.

“2025 Additional Incremental Term Loan” means the term loans advanced by the 2025 Additional Incremental Term Loan Lender to the Borrowers on the Third Amendment Effective Date in an amount equal to 95% of the 2025 Additional Incremental Face Amount.

“2025 Additional Incremental Term Loan Lender” has the meaning specified in the Third Amendment.

“2025 Incremental Face Amount” means $79,000,000.

“2025 Incremental Term Loan” means the term loans advanced by the 2025 Incremental Term Loan Lenders on the Second Amendment Effective Date in an amount equal to 95% of the 2025 Incremental Face Amount.

“2025 Incremental Term Loan Commitment” means, as to each 2025 Incremental Term Loan Lender, such 2025 Incremental Term Loan Lender’s obligation to make the 2025 Incremental Term Loan on the Second Amendment Effective Date, in an amount up to, but not exceeding the amount set forth for such 2025 Incremental Term Loan Lender on Schedule 1.1(a) as such 2025 Incremental Term Loan Lender’s “2025 Incremental Term Loan Commitment Amount”.

“2025 Incremental Term Loan Lenders” has the meaning specified in the preamble.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of more than fifty percent (50%) of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Additional Incremental Amendment” shall have the meaning assigned to such term in Section 2.1(e)(i).

“Additional Incremental Cap” means $35,000,000.

“Additional Incremental Commitment” shall have the meaning assigned to such term in Section 2.1(e).

“Additional Incremental Term Loan” means any secured, first lien, term loan that may be advanced after the Second Amendment Effective Date by certain Lenders on any Increase Effective Date at the applicable Lenders’ discretion in accordance with Section 2.1(e). For the avoidance of doubt, the 2025 Incremental Term Loans shall not constitute Additional Incremental Term Loans.

“Adjusted EBITDA” means, for any period, with respect to Parent and its consolidated Subsidiaries:

(a) the Net Income of the Parent and its consolidated Subsidiaries for such period, plus,

(b) without duplication and to the extent deducted in determining Net Income for such period, the sum of:

(i) interest expense (including the cash interest component in respect of Capital Lease Obligations),

(ii) provision for taxes based on income,

(iii) depreciation expense,

(iv) amortization expense,

(v) extraordinary, unusual or nonrecurring charges, expenses or losses,

(vi) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period, but including purchase accounting adjustments under ASC 805 under GAAP),

(vii) any aggregate net non-cash loss on the Disposition of property (other than Accounts and Inventory) outside the ordinary course of business (including asset retirement costs) permitted under this Agreement (excluding any non-cash charge constituting bad-debt write-down, write-off or reserve),

(viii) reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement and paid within 90 days following the Closing Date to Persons that are not Affiliates of the Loan Parties or their Subsidiaries,

(ix) agency, arrangement, underwriting, closing and similar fees payable with respect to the Loan Documents, and any transaction fees, costs and expenses incurred in connection with any amendment, waiver, consent or similar matter relating to the Loan Documents and/or otherwise required in order to comply with the Loan Documents, including legal, tax and other non-recurring professional fees, costs and expenses related thereto,

(x) the amount of any non-recurring restructuring costs, integration costs, business optimization expenses or costs, retention, recruiting, relocation, costs related to the opening, closure or consolidation of offices and facilities, signing bonuses and expenses, and severance and related employee termination expenses (including any extraordinary, non-recurring or unusual costs, and related professional fees, costs and expenses),

(xi) any non-cash impairment charges or asset write-offs (including in respect of goodwill) and any non-cash write-downs or write-offs with respect to revaluing assets and liabilities;

(xii) any equity-based or non-cash expense or charge realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;

(xiii) any expenses, charges or losses that are covered by insurance, indemnification or other reimbursement provisions owing from an unaffiliated third party to the extent actually received by the Loan Parties or their Subsidiaries in cash during such period (or reasonably expected to be so paid, indemnified or reimbursed within 180 days after the end of such period to the extent not accrued (it being understood that (A) to the extent not actually received in cash within such period, such amounts shall no longer be permitted to be added-back in calculating Adjusted EBITDA for any subsequent period and (B) any such amounts so added back in any period and actually received in cash in a subsequent period shall not also be added-back in such subsequent period)) and not otherwise included in Net Income,

(xiv) any cash charges, expenses or losses in connection with any recall of any Inventory or other product line of the Loan Parties and their Subsidiaries (including, without limitation, any recall of any electronic cigarette, smokeless cigarette or vaping product);

(xv) any cash or non-cash charges, expenses or losses in respect of pursuing or defending, or the settlement of, any litigation of any Loan Party or any of their Subsidiaries;

(xvi) [reserved],

(xvii) any realized or unrealized losses in respect of any foreign currency exchange in the ordinary course of business,

(xviii) any losses realized from the write-offs of any bad Debt expense of the Loan Parties and their Subsidiaries,

(xix) any losses realized in connection the termination of any lease and the resulting derecognition of any right-of-use assets subject to such lease,

(xx) any realized or unrealized losses in connection with any Investments held by the Loan Parties or their Subsidiaries (excluding Investments in Subsidiaries),

(xxi) the amount of any net losses from discontinued operations in accordance with GAAP (excluding operations in Michigan unless otherwise consented to by Agent in writing in its sole discretion),

(xxii) any other adjustments agreed to by the Agent in its sole discretion,

provided, however that the cash adjustments pursuant to clauses (x), (xiii), (xiv), (xv), (xvi), (xvii), (xviii), (xix) (limited solely to the extent of any fees paid in cash to terminate any applicable lease), (xx) and (xxi) above may not exceed, in the aggregate, 15% of Adjusted EBITDA (without giving effect to any adjustments pursuant to such clauses) for any given period, provided, further, that any adjustments pursuant to this clause (b) shall only be included in the calculation of Adjusted EBITDA if such adjustments are also included in “Adjusted EBITDA” as reported in Parent’s public filings.

Minus

(c) without duplication, the sum of the following amounts for such period to the extent included in the calculation of Net Income:

(i) extraordinary, unusual or non-recurring gains,

(ii) any other noncash gains increasing Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period), and

(iii) any gains realized from the Disposition of property (other than accounts, Inventory and fixed assets) outside of the ordinary course of business,

in each case, determined on a consolidated basis and in accordance with GAAP.

“Affiliate” means any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

“Agent” has the meaning specified in the preamble.

“Agent Fee” has the meaning specified in the Fee Letter.

“Allocable Amount” has the meaning specified in Section 3.4(d).

“Anti-Corruption Laws” means Requirements of Law relating to anti-bribery or anti-corruption (governmental or commercial) which apply to Borrower or any of its Subsidiaries (if applicable), including Requirements of Law that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee or commercial entity to obtain a business advantage; including the Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010.

“Anti-Money Laundering Laws” means any of the Requirements of Law relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the Bank Secrecy Act, the Money Laundering Control Act of 1986 (i.e., 18 USC. §§ 1956 and 1957) and all Requirements of Law comprising or implementing these Requirements of Law.

“Applicable Minimum Liquidity” means, as of any date of determination, (a) on the Second Amendment Effective Date, Thirteen Million Dollars ($13,000,000) and (b) thereafter an amount equal the sum of (i) $13,000,000 plus (ii) the Applicable Minimum Liquidity Increase Amount as of such date minus (iii) the Applicable Minimum Liquidity Decrease Amount as of such date; provided that, in any event, the Applicable Minimum Liquidity shall never be less than Thirteen Million Dollars ($13,000,000).

“Applicable Minimum Liquidity Decrease Amount” means, as of any date of determination, an amount (rounded up to nearest one hundredth decimal point) equal to the product of (a) 0.0571428571428571 multiplied by (b) the aggregate amount of all principal payments of the Term Loans made by the Borrowers after the Second Amendment Effective Date (whether pursuant to ordinary course amortization, voluntary or mandatory prepayments, or otherwise). Solely for illustrative purposes, if after the Second Amendment Effective Date the Borrowers have repaid $35,000,000 of the outstanding principal amount of the Term Loans, then the Applicable Minimum Liquidity Decrease Amount will be Two Million Dollars ($2,000,000).

“Applicable Minimum Liquidity Increase Amount” means, as of any date of determination, an amount (rounded up to nearest one hundredth decimal point) equal to the product of (a) 0.0571428571428571 multiplied by (b) the aggregate principal amount of all Financing Debt (including, for the avoidance of doubt, any Additional Incremental Term Loans) incurred after the Second Amendment Effective Date. Solely for illustrative purposes, if after the Second Amendment Effective Date the Loan Parties incur Financing Debt in an amount equal to the Additional Incremental Cap of $35,000,000, then the Applicable Minimum Liquidity Increase Amount will be Two Million Dollars ($2,000,000).

“Applicable Percentage” means, as to each Lender, the percentage of the total aggregate principal amount of Term Loans held by such Lender at such time. The Applicable Percentage of each Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(a) or in the assignment agreement pursuant to which such Lender becomes a party hereto, as applicable, in each case, subject to subsequent assignments and adjustments in accordance with the terms hereof.

“Applicable Percentage (Incremental)” means, as of any date and as to any applicable Lender, the percentage of the total aggregate principal amount of 2025 Incremental Term Loans and, if applicable, Additional Incremental Term Loans held by such Lender at such time. The Applicable Percentage (Incremental) of each Lender as of the Second Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1(a) or in the assignment agreement pursuant to which such Lender becomes a party hereto, as applicable, in each case, subject to subsequent assignments and adjustments in accordance with the terms hereof.

“Applicable Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions.

“Assignment and Acceptance Agreement” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by Agent, in accordance with Section 11.9 hereof and substantially in the form of Exhibit A hereto or such other form acceptable to Agent.

“Aunt Mary’s Acquisition Documents” means, collectively, (a) that Option Agreement, dated June 12, 2026, by and among Parent, the Sellers (as defined therein) party thereto, and Aunt Mary’s Dispensary LLC, a New Jersey limited liability company (the “Target”), and (b) each of the other documents or instruments entered into in connection with such agreement.

“Aunt Mary’s Unsecured Convertible Note” means the Convertible Promissory Note to be issued by Parent in favor of the sellers party to the Aunt Mary’s

Transaction (as defined on Schedule 1.1(e) attached hereto), in an original principal amount of $3,000,000.

“Authorized Officer” means, with respect to any Loan Party, any of the chief executive officer, chief financial officer, chief operating officer or the general counsel.

“Avoidance Provisions” has the meaning specified in Section 3.4(c).

“Bank Accounts” means each bank account, securities account or other depositary account of a Borrower.

“Bankruptcy Code” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief laws of the United States, Canada, or other applicable jurisdictions from time to time in effect and permitting a debtor to obtain a stay or a compromise of the claims of its creditors or affecting the rights of creditors generally, including for greater certainty any provisions of corporate statutes of like effect, where such statutes are used by a Person to propose an arrangement.

“Blocked Person” shall have the meaning assigned to such term in Section 6.16(b).

“Borrower” has the meaning specified in the preamble.

“Borrower Holding Company” means each of WDB Holding CA, Inc., a Delaware corporation, WDB Holding PA, Inc., a Delaware corporation, WDB Holding MI, Inc., a Delaware corporation, WDB Holding MD, Inc., a Maryland corporation, WDB Holding OH, Inc., a Delaware corporation, Well and Good, Inc., a Delaware corporation, TER Holding MD, Inc., a Maryland corporation, and TerrAscend Canada Inc., an Ontario corporation.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

“Canadian Loan Party” means each Loan Party organized under the laws of Canada or a province thereof.

“Canadian Pledge and Security Agreement” means the pledge and security agreement by and among the Agent, acting on behalf of the Lenders, and each applicable Canadian Loan Party party thereto executed and delivered on the Second Amendment Effective Date (as may be amended, restated, supplemented or otherwise modified from time to time).

“Canadian Securities Authorities” means, collectively, the securities commissions or other securities regulatory authorities in the provinces of Alberta, British Columbia and Ontario.

“Cannabis License” means any permit or license to cultivate, process, distribute, manufacture, dispense, sell, transport or engage in any other activity relating to medical and/or adult-use marijuana, issued by any Governmental Authority pursuant to applicable Federal

Cannabis Laws or applicable state Requirements of Law relating to the farming, growth, production, processing, packaging, sale, distribution, or any other activity relating to medical and/or adult-use marijuana.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP.

“Capital Lease Obligations” mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP (subject to Section 1.4).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within twelve (12) months from the date of acquisition thereof; (b) commercial paper, maturing not more than 365 days after the date of issue rated P-2 by Moody’s or A-2 by Standard & Poor’s; (c) certificates of deposit maturing not more than 365 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof; and (g) solely in the case of and with respect to Parent or a Foreign Subsidiary, Investments of a kind or type similar to the Cash Equivalents described in clauses (a) through (f) above customarily utilized in the jurisdiction of organization of Parent or such Foreign Subsidiary for cash management purposes.

“Change in Law” means any adverse change after the Closing Date in applicable law, including Federal Cannabis Law or US State Cannabis Law, or the application or interpretation thereof by any Governmental Authority, (a) that would make it unlawful for the Agent or any Lender to (i) continue to be a party to any Loan Document, (ii) perform any of its obligations hereunder or under any other Loan Document or (iii) to fund or maintain the Term Loans, (b) pursuant to which any Governmental Authority has enjoined the Agent or any Lender from (i) continuing to be a party to any Loan Document, (ii) performing any of its obligations hereunder or under any other Loan Document or (iii) funding or maintaining the Term Loans, (c)

pursuant to which any Governmental Authority requires (i) confidential information from or disclosure of confidential information about the Agent, any Lender, any Affiliate thereof or any investor therein or (ii) the Agent or any Lender to obtain any permit, in each case, to (A) continue to be a party to any Loan Document, (B) perform any of its obligations hereunder or under any other Loan Document, (C) fund or maintain the Term Loans, and in the case of this clause (c) the Agent or such Lender, as applicable, has elected to exercise similar remedies afforded to it in other loans in their respective portfolios, or (d) that would result in the business activities conducted by any Loan Party being Restricted Cannabis Activities.

“Change of Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in:

(i) a report being filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as such term is defined in section 1.1 of National Instrument 62-104 Take-Over Bids and Issuer Bids) has acquired beneficial ownership (within the meaning of the Securities Act) of, or the power to exercise control or direction over, or securities convertible into, any voting stock of Parent, that together with the offeror’s securities (as such term is defined in section 1.1 of National Instrument 62-104 Take-Over Bids and Issuer Bids) in relation to any Voting Stock of Parent, would constitute Voting Stock representing more than 50.1% of the total voting power attached to all voting stock of Parent then outstanding;

(ii) there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of Parent (i) in which Parent is not the continuing or surviving corporation or (ii) pursuant to which any voting stock would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of Parent in which the holders of the Voting Stock immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50.1% of the Voting Stock of the continuing or surviving corporation immediately after such transaction;

(iii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (a) who were members of that board or equivalent governing body on the first day of such period, (b) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(iv) except for transactions permitted under Sections 8.4, 8.7 or 8.8 hereunder, any Borrower shall (a) cease to own and control free and clear of any Liens or other encumbrances (other than Permitted Liens arising by operation of law and Liens created pursuant to any Loan Document), (1) at least the percentage of the Equity Interests of each of its Subsidiaries held by such Borrower on the Second Amendment Effective Date and (2) with respect to any Subsidiaries formed or acquired after the Second Amendment Effective Date, at least the percentage of the Equity Interests owned at the time such Subsidiary is formed or acquired, or (b) fail to have the power to direct or cause the direction of the management and policies of each such Subsidiary; or

(v) except for transactions permitted under Sections 8.4, 8.7 or 8.8 hereunder, Parent shall (a) cease to own and control free and clear of any Liens or other encumbrances (other than Permitted Liens arising by operation of law and Liens created pursuant to any Loan Document), (1) at least the percentage of the Equity Interests of each of its Subsidiaries held by Parent on the Second Amendment Effective Date and (2) with respect to any Subsidiaries formed or acquired after the Second Amendment Effective Date, at least the percentage of the Equity Interests owned at the time such Subsidiary is formed or acquired, or (b) fail to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Chicago Atlantic Facility” means the Debt and other obligations evidenced by the Credit Agreement dated as of November 2, 2021, by and among Gage Growth Corp. and its subsidiaries, as borrowers, and Chicago Atlantic Admin, LLC, as administrative agent and collateral agent, as amended prior to the Closing Date.

“Closing Date” means August 1, 2024.

“Code” means the Internal Revenue Code of 1986.

“Collateral” shall have the meaning assigned to such term in the Security Agreement or Canadian Pledge and Security Agreement, as applicable.

“Commitment” means, collectively, (a) with respect to any Initial Term Loan Lender, the Initial Term Loan Commitment, (b) with respect to any Delayed Term Loan Lender, the Delayed Term Loan Commitment, (c) with respect to any 2025 Incremental Term Loan Lender, the 2025 Incremental Term Loan Commitment.

“Competitor” means a Person that is (a) an operating company identified in writing to the Agent prior to, on or after the Closing Date that is a bona fide competitor engaged primarily in substantially the same or similar business as the Loan Parties, (b) any clearly identifiable Affiliate of any Person referred to in clause (a) of this definition based solely on the name of such Affiliate or any entity actually known by the applicable assignor to be an Affiliate of such Person, or (c) any other Affiliate of any Person referred to in clause (a) of this definition that is identified in writing to the Agent from time to time; provided, however, that Competitor shall exclude (i) any Person that the Borrowers have designated as no longer being a Competitor by written notice delivered to the Agent from time to time, and (ii) any bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Contributing Parties” has the meaning specified in Section 3.4(d).

“Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Controlled Account” means each Bank Account that is subject to a DACA, in form and substance reasonably satisfactory to the Agent, but excluding, in any event, any Excluded Account.

“Convertible Debentures” means the 2023 Convertible Debentures ~~issued by the Parent in connection with the Financial Advisory Agreement, dated as of June 23, 2023 (as amended or otherwise modified from time to time), by and between the Parent and ATB Capital Markets Inc.~~and the 2026 Second Lien Convertible Debentures.

“DACA” and “DACAs” has the meaning specified in Section 7.10.

“Debt” means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services, but excluding liabilities incurred in the ordinary course of business including as incurred through the obtaining of credit and for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services (including, without limitation, trade payables, accrued expenses payable or other accounts payable incurred in the ordinary course of business that are less than ninety (90) days past due or which are being contested in good faith); (b) indebtedness of the kind described in clause (a) of this definition which is secured by (or for which the holder of such debt has any existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) all Capital Lease Obligations; (d) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends; (e) all contingent liabilities and obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above; (f) net obligations of a Person under any swap or hedging arrangement; and (g) any monetary obligation of a Person under or in connection with a sale-leaseback or similar arrangement. Notwithstanding the foregoing, Debt of any Person shall exclude (i) accruals for payroll and other similar liabilities accrued in the ordinary course of business, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iii) any obligations in respect of worker’s compensation claims, early retirement or termination obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes in the ordinary course of business, (iv) non-compete or consulting obligations to which the seller in an acquisition may become entitled, (v) any earn-out, purchase price adjustment, indemnity or similar obligation until such obligation is required to appear in the liabilities section of the balance sheet of such Person in accordance with GAAP, (vi) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business, and (vii) operating leases. The amount of Debt described in clause (f) shall be deemed to be the net swap termination value thereof as of the applicable determination date. The amount of Debt described in clause (b)

that is limited in recourse to specific property shall be valued at the lesser of the aggregate unpaid amount of such Debt and the fair market value of such property.

“Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, or general equitable principles from time to time in effect affecting the rights of creditors generally.

“Default” means any event the occurrence of which does, or with the lapse of time or giving of notice or both would, constitute an Event of Default.

“Default Rate” means a rate of interest per annum equal to seventeen percent (17%).

“Delayed Term Loan” means the secured, first lien, term loan that may be issued by the Lenders on the Delayed Term Loan Effective Date in accordance with Section 2.1(b), with a face amount not exceeding the Delayed Term Loan Face Amount.

“Delayed Term Loan Commitment” means, as to each Delayed Term Loan Lender, such Delayed Term Loan Lender’s obligation to make the Delayed Term Loan on the Delayed Term Loan Effective Date, in an amount up to, but not exceeding the amount set forth for such Delayed Term Loan Lender on Schedule 1.1(a) as such Delayed Term Loan Lender’s “Delayed Term Loan Commitment Amount”.

“Delayed Term Loan Effective Date” means the date of the making of the Delayed Term Loan.

“Delayed Term Loan Face Amount” means $26,000,000.

“Delayed Term Loan Refinanced Debt” means the Debt and all other obligations outstanding as of the Delayed Term Loan Effective Date under the Chicago Atlantic Facility.

“Delayed Term Loan Request Period” means the period commencing on the Closing Date and ending on September 30, 2024 or such later date as permitted by the Agent in its sole discretion.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, and (b) the early termination or modification of any contract resulting in the receipt by any Borrower of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Dollars” means the lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Eligible Assignee” means any actual or prospective assignee of a Lender to whom a Lender may assign all or any of its rights hereunder and under the other Loan Documents, but excluding, for the avoidance of doubt, any Competitor.

“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally binding requirements of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety) but only with respect to exposure to Materials of Environmental Concern, or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, attorney or consultant fees or indemnities) resulting from or based upon (a) non-compliance with any Environmental Law or any Environmental Permit, (b) exposure to any Materials of Environmental Concern in violation of Environmental Laws, (c) release or threatened release of any Materials of Environmental Concern in violation of Environmental Laws, (d) any investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority (including without limitation Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliates” means, collectively, Borrower and all Subsidiaries (if applicable), and each other Person, trade or business (whether or not incorporated) under common control or treated as a single employer with Borrower or any Subsidiary within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

“ERISA Event” means (a) any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder with respect to a Multiemployer Plan or a Title IV Plan; (b) a withdrawal by Borrower, any Subsidiary or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) by Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan which results in the imposition of withdrawal liability; (d) the receipt by Borrower, any Subsidiary or any ERISA Affiliate of notice of intent to terminate with the PBGC or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA of a Title IV Plan; (e) the commencement of proceedings by the PBGC to terminate a Multiemployer Plan or a Title IV Plan; (f) a failure by Borrower, any Subsidiary or any ERISA Affiliate to make required contributions to any Multiemployer Plan or any Title IV Plan unless such failure is not reasonably expected to result in any material liability to Borrower or any Subsidiary; (g) an event or condition which would reasonably be expected to constitute grounds under Section 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer any Multiemployer Plan or any Title IV Plan; (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, any Subsidiary or any ERISA Affiliate; (i) a non-exempt prohibited transaction occurs with respect to any Multiemployer Plan or any Title IV Plan which would reasonably be expected to result in a material liability to Borrower or any Subsidiary; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a)(2) of the Code by any fiduciary or disqualified Person with respect to any employee benefit plan for which Borrower, any Subsidiary or any ERISA Affiliate may be directly or indirectly liable which would reasonably be expected to result in a material liability to Borrower or any Subsidiary.

“Erroneous Payment” has the meaning assigned to it in Section 12.9(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 12.9(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.9(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 12.9(e).

“Events of Default” and “Event of Default” have the meaning specified in Section 9.1.

“Excluded Account” means, collectively, (a) any Bank Account specifically and exclusively used for payroll, payroll Taxes, withholding Taxes, payment of other Taxes (including sales tax accounts), workers compensation and employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) any Bank Account specifically and exclusively used as an escrow or fiduciary account for a Person that is not an Affiliate of any Loan Party, (c) any

Permitted Third-Party Mortgage Debt Deposit Accounts and (d) the Bank Account at Alterna Bank [***], so long as the cash deposited in such Bank Account does not exceed $[***] at any time.

“Excluded Subsidiary” means, collectively, any Subsidiary of a Borrower (a) that is prohibited or restricted by applicable Requirements of Law or any restriction in any contract existing at the time such Subsidiary is acquired (so long as such restriction is not agreed to in contemplation of such acquisition) (including any requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party other than the Parent or any of its Affiliates (unless such consent is obtained)) from providing a guarantee, but only so long as such Subsidiary is prohibited from providing a guarantee or such consent is not obtained, (b) with respect to which the Agent determines, in consultation with the Borrowers but in its sole discretion, that the burden, effort or expense of the provision of a guarantee (including the incurrence of material adverse tax consequences to the Parent or its Subsidiaries) materially outweighs the benefit to the Agent and the Lenders of the provision of such guarantee, (c) any Permitted Acquisition Subsidiary, or (d) that is set forth on Schedule 1.1(c) as of the Second Amendment Effective Date so long as at any time the fair market value of the assets of such Subsidiary shall remain immaterial in relation to the assets of all Group Companies (taken as a whole) and there shall be zero cash revenue; provided that immediately upon the occurrence of any event or circumstance whereby (i) any such Subsidiary in the foregoing clause (a) no longer meets the criteria of an “Excluded Subsidiary” as set forth herein, or (ii) in the event that the Borrowers fail to consummate the dissolution of any Subsidiary set forth on Schedule 1.1(c) by the applicable date such dissolution was required under Section 7.18 or such Subsidiary no longer complies with the maximum asset value requirement specified above, then such Subsidiary shall not be an Excluded Subsidiary and shall execute and deliver the agreements, instruments and other documents required by Section 7.12 in accordance with the terms thereof (in the case of a failure to timely consummate a required dissolution or failure to comply with the maximum asset value requirement specified above, on or prior to such date).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or Agent or required to be withheld or deducted from a payment to any Lender or Agent: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Person’s failure to comply with Section 3.3(c) (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) any Canadian federal withholding Taxes imposed as a result of (i) a Lender not dealing at arm’s length (within the meaning of the Tax Act) with a Loan Party, (ii) a Lender being a Person who is a “specified non-resident shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party or who does not deal at arm’s length (within the meaning of the Tax Act) with any Person who is a “specified shareholder” (as that term is defined in subsection

18(5) of the Tax Act) of a Loan Party, or (iii) a Loan Party being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) in respect of a Lender.

“Exit Fee” has the meaning assigned to such term in Section 3.1(d).

“Exit Fee Percentage” means the rate set forth in the table below opposite the date on which the Exit Fee is required to be paid:

Prior to the first anniversary of the Closing Date	2.0%
From the first anniversary of the Closing Date until the day prior to the second anniversary of the Closing Date	3.0%
From the second anniversary of the Closing Date until the day prior to the third anniversary of the Closing Date	4.0%
From the third anniversary of the Closing Date until the Maturity Date	4.0%

“Extraordinary Receipts” means any extraordinary, unusual or non-recurring cash proceeds received by any Borrower consisting of (a) proceeds of insurance, (b) condemnation awards (and payments in lieu thereof) or (c) proceeds of any Disposition, other than (i) to the extent such proceeds are payable to a Person that is not a Borrower in accordance with applicable Requirements of Law or contractual obligations, or (ii) a Disposition permitted under clause (a), (b), (c), (d), (e), (h), (m), or (n) of the definition of “Permitted Dispositions” (in the case of clause (n), such exclusion applies only to the extent the Net Cash Proceeds in connection therewith are not required to be applied to a prepayment of the Term Loan in accordance with the text of clause (n)).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(l) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, transportation, sale and possession of cannabis, hemp, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

“Fee Letter” means the fee letter, dated as of the Closing Date, by and among the US Parent, the Agent and the FG Lender.

“FG Lender” means any Lender that is an affiliate of the Agent.

“Fifth Amendment” means that certain Amendment No. 5 to Loan Agreement and Amendment No. 1 to Forbearance Agreement, dated as of the Fifth Amendment Effective Date.

“Fifth Amendment Effective Date” means June 23, 2026.

“Financing Debt” means, without duplication and with respect to any Person, (a) any Debt for borrowed money and (b) obligations of such Person (i) evidenced by bonds, debentures, notes or similar instruments and (ii) in the form of Capital Lease Obligations and purchase money Debt.

“Fiscal Year” means the fiscal year of the Loan Parties ending on December 31 of each year.

“Foreign Subsidiary” means any Subsidiary of the Parent that is not a Domestic Subsidiary.

“Fourth Amendment Effective Date” means December 26, 2025.

“FundCanna Notes” means the Debt and other obligations evidenced by the Loan and Security Agreement dated as of January 8, 2024, issued by ABI SF, LLC to FC Capital Holdings, LLC, the Loan and Security Agreement dated as of January 8, 2024, issued by BTHHM Berkeley, LLC to FC Capital Holdings, LLC, the Loan and Security Agreement dated as of January 8, 2024 (as amended from time to time), issued by Deep Thought, LLC to FC Capital Holdings, LLC, the Loan and Security Agreement dated as of January 8, 2024, issued by Howard Street Partners, LLC to FC Capital Holdings, LLC, the Loan and Security Agreement dated as of January 8, 2024, issued by RHMT, LLC to FC Capital Holdings, LLC, and the Loan and Security Agreement dated as of January 8, 2024, issued by Blue Ridge Wellness, LLC to FC Capital Holdings, LLC.

“Funding Notice” means the Funding Notice in the form of Exhibit D hereto or such other form acceptable to Agent.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any (domestic or foreign) federal, state, provincial, territorial, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency, or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

“Group Company” means each Loan Party and each of their Subsidiaries.

“Guarantor” means the Parent and each other Person who now or hereafter executes a guaranty agreement, in form and substance reasonably satisfactory to Agent, pursuant to which such Person guaranties the Obligations.

“Herbiculture Seller Note” means the Secured Promissory Note, dated as of July 7, 2023, issued by Herbiculture, Inc. for the benefit of OCS Baltimore MD LLC.

“Highest Lawful Rate” means with respect to any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Lender which are currently in effect or, to the extent allowed by Requirements of Law, under such applicable Requirements of Law which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable Requirements of Law now allow.

“Historical Financial Statements” means the balance sheet of each of Parent and the Borrowers and the related statements of income or operations, changes in shareholders’ equity and cash flows for the month ending June 30, 2024, including the notes thereto.

“Ilera Facility” means the Debt and other obligations evidenced by the Credit Agreement dated as of December 18, 2020, by and among WDB Holding PA, Inc., the lenders party thereto and Acquiom Agency Services LLC, as administrative agent.

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.1(e)(i).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.6 hereof.

“Initial Face Amount” means $114,000,000.

“Initial Term Loan” means the term loans advanced by the Initial Term Loan Lenders on the Closing Date in an amount equal to 95% of the Initial Face Amount.

“Initial Term Loan Commitment” means, as to each Initial Term Loan Lender, such Initial Term Loan Lender’s obligation to make the Initial Term Loan on the Closing Date, in an amount up to, but not exceeding the amount set forth for such Initial Term Loan Lender on Schedule 1.1(a) as such Initial Term Loan Lender’s “Initial Term Loan Commitment Amount”.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercompany Subordinated Note” means the Intercompany Subordinated Note, dated as of the Closing Date, made by and among the Group Companies.

“Interest Rate” means 12.75% per annum, with interest payable hereunder to be calculated in accordance with Section 2.3 hereof.

“Investments” shall have the meaning assigned to such term in Section 8.7 hereof.

“Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit B hereto, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.12(a).

“KISA Case” means 16 Holdings, LLC vs. KISA Enterprises MI, Inc. Case #22-194390-CB Oakland County Circuit Court, Case No. 369754 Michigan Court of Appeals.

“Landlord Waiver” means a written waiver or subordination with respect to Collateral which is located on any Real Property which is not owned by any Borrower, or is stored on the premises of a bailee, warehouseman, or similar party, in each case made by and between the Agent and the owner of such Real Property, and (if necessary) acknowledged by the applicable Borrower, in form and substance reasonably satisfactory to the Agent.

“[***]” has the meaning set forth in the definition of “Permitted Acquisition Consent Condition”.

“Lease Agreement” means any lease, sublease or license of, or other agreement granting a possessory interest in, Real Property to which Borrower or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

“Licensing Divisions” mean, collectively, the California Department of Cannabis Control, the Maryland Cannabis Administration, the Michigan Cannabis Regulatory Agency, the New Jersey Cannabis Regulatory Commission, the Ohio Department of Commerce Division of Cannabis Control, the Pennsylvania Department of Health and each other Governmental Authority in each such state (or in any other applicable state of any Borrower) that issues Cannabis Licenses.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, charge, claim, option, right to acquire, assignment, lien (statutory or other), or other encumbrance or other security or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any deposit arrangement or any financing lease involving substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, the Note, the Pledge Agreement, the Security Agreement, the Canadian Pledge and Security Agreement, the Mortgages, the Perfection Certificate, the Intercompany Subordinated Note, the Subordination Agreements, the Omnibus Collateral Assignments, the Landlord Waivers, the DACAs, the Fee Letter, the Second Amendment Fee Letter, and any document or instrument executed by any Loan Party and/or the Agent and/or Lenders in connection with any of the foregoing (including any required consents or approvals).

“Loan Parties” means the Borrowers and the Guarantors.

“Local Cannabis Laws” means all of the laws, rules, regulations and guidance issued by the Licensing Divisions and other California, Maryland, Michigan, New Jersey, Ohio or Pennsylvania Governmental Authorities pertaining to cannabis or, if applicable, hemp.

“Loss Event” shall have the meaning assigned to such term in Section 3.2(b).

“Management Agreement” means any agreement or contract between a Loan Party, or its Restricted Subsidiaries, on the one hand, and any other cannabis business, including any Excluded Subsidiary or other Affiliate of a Loan Party, on the other hand, pursuant to which (i) any Loan Party or any Restricted Subsidiary of a Loan Party provides management, consulting or similar services to such other cannabis business or (ii) pursuant to which any other cannabis business provides management, consulting or other services to any Loan Party or any Restricted Subsidiary.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of the Parent on such date multiplied by (ii) the arithmetic mean of the closing prices per share of such common (or common equivalent) Equity Interests on the principal securities exchange on which such Equity Interests are traded for the 30 consecutive trading days immediately preceding such date.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities, or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations under the Loan Documents, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Lender under any Loan Document, (e) the validity, perfection or priority of a Lien in favor of the Agent on the Pledged Equity or any material portion of the other Collateral (except to the extent resulting solely from the action or inaction of the Agent or any Lender (such inaction limited solely to the failure to timely file a uniform commercial code continuation statement (UCC-3) or PPSA financing change statement to maintain the perfection afforded by the applicable underlying uniform commercial code financing statement (UCC-1) or PPSA financing statement, as applicable)).

“Material Collateral” means, as it relates to the value of any tangible Collateral located on any Real Property of any Loan Party, Collateral with an aggregate value of greater than $250,000, as reasonably determined by the Loan Parties.

“Material Contract” means, with respect to any Group Company, (a) each Cannabis License listed on Schedule 1.1(d) or any other Cannabis License the loss of which would reasonably be expected to result in a Material Adverse Effect, (b) each contract or agreement to which such Group Company is a party involving aggregate consideration payable to or by such Group Company of $1,750,000 or more in any Fiscal Year (other than (i) wholesale agreements, purchase orders or other commercial agreements in the ordinary course of the business of such Person or such Subsidiary, (ii) employment agreements, (iii) contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than ninety (90) days’ notice without penalty or premium and (iv) any contract or agreement governing any Financing Debt); (c) each Management Agreement; (d) each real property lease with annual rent exceeding $250,000; and (e) all other contracts or agreements (other than any contract or agreement governing any Financing Debt) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means any Financing Debt with an outstanding principal amount at any time exceeding $3,000,000.

“Material Real Property” means any fee owned Real Property of any Loan Party (a) owned as of the Closing Date, or (b) acquired after the Closing Date, with an appraised value, conducted by a third-party appraiser reasonably acceptable to the Agent, in excess of $250,000.

“Materials of Environmental Concern” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law, including but not limited to petroleum (including crude oil or any fraction thereof), petroleum by-products, toxic mold, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing material, flammable or explosive substances, or pesticides; provided, however, that the term “Materials of Environmental Concern” shall not include materials which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar operations and/or properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties similar to any Real Property, and which are otherwise in compliance with all Environmental Laws.

“Maturity Date” means August 1, 2028.

“Maximum Borrower Liability” has the meaning specified in Section 3.4(c).

“Michigan Joinder Parties” means each Subsidiary of US Parent which is a borrower under the Chicago Atlantic Facility.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on any fee owned Real Property.

“Mortgaged Real Property” means any fee owned Real Property that is subject to a Mortgage in favor of the Agent (for the benefit of the Lenders) to secure any or all of the Obligations.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liabilities.

“Net Cash Proceeds” means, with respect to any issuance or incurrence of any Debt, any Disposition, or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of the proceeds of any Disposition or the receipt of any Extraordinary Receipts consisting of the proceeds of casualty insurance or condemnation awards, the amount of any Debt secured by any Permitted Lien on any asset subject to such Disposition, casualty or condemnation (other than Debt assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with the receipt thereof (other than Debt under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary and paid to any Person that is not an Affiliate solely in connection with the collection thereof, (c) all income Taxes and other Taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of or in connection with such transaction; provided that if the actual amount of Taxes paid is less than the estimated amount, the difference shall constitute Net Cash Proceeds, (d) in the case of any Disposition, any reserve for adjustment in respect of (i) the sale price of the applicable assets established in accordance with GAAP and (ii) any liabilities associated with the applicable assets and retained by any Group Company after such Disposition, (e) in the case of any Disposition, the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable and that are attributable to such Disposition, (f) the pro rata portion of any proceeds attributable to the minority interests in a non-wholly owned Subsidiary that are not available for distribution to or for the account of any Group Company as a result thereof, and (g) in the case of any Disposition, any funded escrow established pursuant to the documents evidencing any such Disposition to secure any indemnification obligations or adjustments to the purchase price associated therewith owing to any Person that is not an Affiliate of such Person, in the case of each of clauses (a) through (g), to the extent that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction (provided that, to the extent and at the time any such amounts are released from such reserve or escrow and are not required to be paid to such non-Affiliate Person, such amounts shall constitute Net Cash Proceeds).

“Net Income” means, for any period, the consolidated net income (or loss) of Parent and its Subsidiaries on a consolidated basis; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirements of Law applicable to such Subsidiary.

“Non-US Lender” means any Lender that is not a US Person.

“Note” means each promissory note issued under this Agreement, in the form of Exhibit C hereto.

“Obligations” means all of the obligations of the Loan Parties now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, prepayment premiums, indemnification or otherwise and the Loan Parties’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Obligor’s Payment” has the meaning specified in Section 3.4(d).

“Omnibus Collateral Assignment” means the Omnibus Collateral Assignments entered into from time to time in favor of Agent of each Borrower’s rights under, (i) with respect to the Omnibus Collateral Assignment dated as of March 4, 2026, any Union Chill Acquisition Document, (ii) with respect to the Omnibus Collateral Assignment of Acquisition Documents (Ratio) dated as of the Second Amendment Effective Date, any Ratio Acquisition Document (iii) with respect to any other Omnibus Collateral Assignment, (a) any Management Agreement, (b) any Lease Agreement and equipment lease agreement, (c) any Cannabis License and (d) any Material Contract, ~~and~~ (iv) with respect to any Omnibus Collateral Assignment entered into after the Second Amendment Effective Date, any Material Contract that is a Management Agreement, a Lease Agreement, and/or any material agreement pursuant to a Permitted Acquisition, and (v) the Aunt Mary’s Acquisition Documents, but in each case, excluding any such agreement to the extent that it constitutes Excluded Collateral (as defined in the Security Agreement or the Canadian Pledge and Security Agreement, as applicable).

“Organization Documents” mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or the equivalent thereof); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or the equivalent thereof); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Origination Discount” has the meaning assigned to such term in Section 2.2.

“OSC” means the Ontario Securities Commission, or any Governmental Authority succeeding to any of its principal functions.

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Tax.

“Palmer Facility” means the Debt and other obligations evidenced by the Standard Agreement and General Conditions between Owner and Construction Manager (where the CM is At-Risk) dated as of March 4, 2026, by and between TerrAscend NJ, LLC and Palmer Construction Company, Inc.; provided that, the aggregate principal amount of such Debt and other obligations shall not at any time exceed $2,590,000.

“Parent” has the meaning specified in the preamble.

“Participant” has the meaning specified in Section 11.9(c).

“Participant Register” has the meaning specified in Section 11.9(c).

“Payment Account” means the account of Agent or its designee identified by Agent for receipt of each payment owed by Borrower hereunder.

“Payment Date” means the first day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

“Pelorus Facility” means the Loan Agreement dated as of October 11, 2022, among the Pelorus Borrowers, the Parent, the US Parent, Well and Good, Inc., and Pelorus Fund REIT, LLC.

“Peninsula Seller Note” means the Promissory Note, dated as of June 28, 2023, issued by Derby1, LLC and TER Holding MD, Inc. for the benefit of [***].

“Perfection Certificate” means the Perfection Certificate delivered in form and substance satisfactory to the Agent, on the Closing Date, as updated on the Delayed Term Loan Effective Date and the Perfection Certificate delivered in form and substance satisfactory to the Agent, on the Second Amendment Effective Date and updated thereafter pursuant to Section 7.2(e).

“Permitted Acquisition” means (a) the Specified Acquisitions, (b) any Acquisition by any Group Company approved in writing by the Agent in its sole discretion and pursuant to which the Agent, for the benefit of the Lenders, shall have been granted a first lien security interest (subject to Permitted Liens) in the acquired assets and any acquired Person shall have been joined as a Loan Party and (c) subject to the Permitted Acquisitions Consent Condition, any other Acquisition by any Group Company to the extent that, solely with respect to this clause (c), each of the following conditions shall have been satisfied (or waived by the Agent in its sole discretion):

(i) such Acquisition is consummated by a Permitted Acquisition Subsidiary and no other Group Company is subject to any obligations in connection with such Acquisition, other than Permitted Parent Guarantee Debt;

(ii) such Acquisition does not involve the acquisition of assets or a Person that is engaged in or intends to engage in any business relating to [***];

(iii) if such Acquisition involves the acquisition of Equity Interests of a Person or Persons, the Permitted Acquisition Subsidiary shall acquire 100% of the Equity Interests of such Person(s);

(iv) the Permitted Acquisition Subsidiary and each of its Subsidiaries shall have become a Guarantor hereunder pursuant to a guaranty agreement, in form and substance reasonably satisfactory to Agent, pursuant to which each such Person shall guaranty the Obligations;

(v) the purchase price consideration paid in connection therewith shall consist of (i) Permitted Acquisition Debt, (ii) so long as the Market Capitalization of Parent is not less than $30,000,000, common equity interests of Parent (for the avoidance of doubt not consisting of any securities with any payment or other special distribution rights), and/or (iii) deferred payment obligations (including earnouts or seller notes), and shall, for the avoidance of doubt, not include any cash or other assets contributed to or otherwise transferred to such Permitted Acquisition Subsidiary by any Group Company;

(vi) after giving pro forma effect to such Acquisition, the Total Debt to Adjusted EBITDA Ratio is not greater than 2.25:1.0; and

(vii) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition.

“Permitted Acquisition Consent Condition” means, in connection with a Permitted Acquisition pursuant to clause (c) of the definition thereof, that:

(a) the Borrower Representative shall have notified the Agent of its desire to enter into and consummate such applicable Acquisition no later than five (5) Business Days (or such lesser period as may be agreed to by the Agent in its sole discretion) prior to entering into any applicable letter of intent or other comparable agreement with the applicable seller and, concurrently with delivery of such notice, the Borrower Representative shall deliver to the Agent (i) a substantially final draft of such applicable letter of intent or other comparable agreement proposed to be entered into and (ii) any financial, operational or other information of the target of such Acquisition available to the Borrower Representative (such notice, the “Acquisition Notice”);

(b) [***];

(c) [***]; and

(d) if (i) the Agent delivers a Rejection Notice, (ii) fails to deliver a timely Preliminary Consent Notice or Rejection Notice within the 15 Business Day period provided in clause (b) above, or (iii) the Loan Parties and Agent fail to agree on the material terms of an Additional Incremental Term Loan within 15 Business Days of the delivery of a Preliminary Consent Notice, then the Permitted Acquisitions Consent Condition shall be deemed to be satisfied and the Loan Parties may (x) consummate a Permitted Acquisition solely through a Permitted Acquisition Subsidiary pursuant to clause (c) of the definition of “Permitted Acquisition” and (y) incur Permitted Acquisition Debt (including any Permitted Parent Guarantee Debt) in connection therewith; provided that the Borrower Representative shall deliver to the Agent [***].

“Permitted Acquisition Debt” means Debt of a Permitted Acquisition Subsidiary or a Subsidiary thereof incurred from a bona fide third-party lender or creditor that satisfies the following conditions:

(a) such Debt is not secured by a Lien on any asset of any Loan Party;

(b) such Debt is not guaranteed by any Loan Party, nor does any Loan Party provide any credit enhancement in support thereof, other than Permitted Parent Guarantee Debt;

(d) such Debt is incurred solely after compliance with the Permitted Acquisitions Consent Condition;

(e) such Debt matures at least one year after the Maturity Date;

(f) no amortization payments or prepayments are required or permitted to be made in respect of such Debt before the Maturity Date;

(g) the applicable interest rate of such Debt does not exceed 12.75% per annum;

(h) the aggregate amount of such Debt (together with any deferred payment obligations or other Debt incurred by such Permitted Acquisition Subsidiary) of such Permitted Acquisition Subsidiary and its Subsidiaries shall not exceed on a pro forma basis, after giving effect to such Permitted Acquisition, 2.5 times the Adjusted EBITDA of such Permitted Acquisition Subsidiary and its consolidated Subsidiaries; and

(i) the aggregate principal amount of all such Debt of the Group Companies does not exceed $30,000,000 at any time outstanding.

“Permitted Acquisition Subsidiary” means, collectively, (a) a Subsidiary of a Loan Party formed solely for purposes of consummating a Permitted Acquisition under clause (c) of the definition of “Permitted Acquisition” and (b) any Subsidiary which is formed for the sole purpose of owning the Equity Interests in a Permitted Acquisition Subsidiary; provided that in each case, Parent shall own, directly or indirectly, 100% the Equity Interests of such Subsidiary.

“Permitted Dispositions” means any of the following, solely to the extent such disposition would not reasonably be expected to result in a Material Adverse Effect:

(a) sale and other Dispositions of Inventory (as such term is defined in the Security Agreement or Canadian Pledge and Security Agreement, as applicable) in the ordinary course of business, including, without limitation, the destruction of any cannabis deemed unfit for sale or otherwise unsatisfactory in the reasonable discretion of the Borrowers in the ordinary course of business;

(b) the Disposition of cash and Cash Equivalents in the ordinary course of business and otherwise permitted under this Agreement;

(c) non-exclusive licensing or sublicensing of Intellectual Property rights in the ordinary course of business;

(d) leasing or subleasing Real Property assets in the ordinary course of business and the termination or cancellation of any lease or sublease in the ordinary course of business;

(e) (i) the lapse of Intellectual Property of the Borrower to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights do not generate any material revenue, and (B) such lapse is not materially adverse to the interests of the Lenders;

(f) any involuntary loss, damage or destruction of property (including as a result of casualty);

(g) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain, or confiscation or requisition of use of property by a Governmental Authority; and

(h) transfers of assets (i) from a Loan Party or any of their Subsidiaries to a Loan Party, (ii) from any Subsidiary of a Loan Party that is not a Loan Party to any other Group Company and (iii) from any Loan Party or any of their Subsidiaries to a Subsidiary of Parent that is not a Loan Party (other than an Excluded Subsidiary) to the extent such transfer is an Investment permitted under Section 8.7;

(i) Dispositions of (A) obsolete, damaged, unnecessary, unsuitable, surplus, negligible or worn-out equipment and (B) property no longer used, useful or economically practicable to maintain in the ordinary course of business, provided that, in the case of this clause (i), the Net Cash Proceeds of all such Dispositions do not exceed $2,500,000 in the aggregate in any Fiscal Year;

(j) (A) the trade in for credit or exchange of equipment for equipment used in the conduct of the business of the Borrowers, or (B) the Disposition of equipment to the extent the proceeds of such Disposition are promptly applied to the purchase price of similar replacement equipment, in the ordinary course of business, and such replacement equipment becomes part of the Collateral;

(k) the dissolution, liquidation or winding up of the affairs of any Subsidiary of a Borrower if either (i) such dissolution, liquidation or winding up of the affairs is required by Section 7.18 or otherwise by the Agent or (ii) such the Borrowers determine in good faith that such dissolution, liquidation or winding up is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided (i) if such Subsidiary is a Borrower, prior to such dissolution, liquidation or winding up, any assets of such Subsidiary shall be transferred to a Borrower, (ii) the proceeds of any such liquidation, winding-up or dissolution are paid to a Borrower and (iii) such action would not reasonably be expected to have a Material Adverse Effect;

(l) discounts or forgiveness of, or dispositions of, notes receivable or accounts receivable (or the conversion to Equity Interests thereof) from financially troubled account debtors in connection with the collection or compromise thereof, or in the context of financial distress or any work out of financially troubled account debtors, in each case, in the ordinary course of business and to the extent reasonably necessary in order to prevent or limit loss;

(m) the Disposition of the Equity Interests or assets of any Subsidiary set forth on Schedule 1.1(c) as of the Closing Date;

(n) bona fide Dispositions of any retail cannabis dispensary, together with any related assets used in connection with the operation of such dispensary (including any applicable Cannabis License that is specific to such dispensary), and which dispensary and related assets (including any Cannabis License) are not material to the business of the Borrowers (taken as whole), provided that, in the case of this clause (n), no such dispensary is located in Michigan and the Net Cash Proceeds of all such Dispositions do not exceed $1,000,000 in the aggregate unless the Borrowers shall make a prepayment of the Term Loan in an amount equal to the Net Cash Proceeds of such Disposition in accordance with Section 3.2(b)(i);

(o) Dispositions pursuant to transactions permitted under Section 8.4, Restricted Payments permitted under Section 8.6, Investments permitted under Section 8.7, and Sale and Leaseback permitted under Section 8.12;

(p) so long as no Event of Default has occurred and is continuing or would result therefrom, additional Dispositions of property or assets not otherwise permitted in clauses (a) through (o) above for at least seventy-five percent (75%) cash consideration in an aggregate amount not less than the fair market value of such property or assets, so long as all such Dispositions do not exceed $10,000,000 in the aggregate; and

(q) Dispositions of the Real Property set forth on Schedule 8.8.

“Permitted Liens” has the meaning specified in Section 8.3.

“Permitted Parent Guarantee Debt” means Debt of Parent in the form of guarantees of Debt of a Permitted Acquisition Subsidiary incurred in connection with a Permitted Acquisition provided that, (a) such guarantee is unsecured, (b) the Debt guaranteed matures at least one year after the Maturity Date, (c) the definitive documentation governing such guaranteed Debt does not materially impair or prohibit the performance of Parent’s obligations under this Agreement and the other Loan Documents to which it is a party, and (d) such guarantee is subject to a Subordination Agreement.

“Permitted Purchase Money Debt” means, as of any date of determination, Debt (other than the Obligations, but including Capital Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under Section 8.3(k); provided, that (a)

such Debt is incurred within forty-five (45) days after such acquisition and (b) such Debt when incurred shall not exceed the purchase price of the asset financed.

“Permitted Refinancing Debt” means~~, collectively, (i) the Permitted Refinancing of the~~ [***] ~~and (ii)~~  the extension of maturity, refinancing or modification of the terms of Debt so long as:

(a) after giving effect to such extension, refinancing or modification, the amount of such Debt is not greater than the amount of Debt outstanding immediately prior to such extension, refinancing or modification (other than by an amount equal to accrued interest, unused commitments and premiums, fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b) the maturity date of such Debt shall not be earlier than one year following the Maturity Date;

(c) such extension, refinancing or modification is pursuant to terms (taken as a whole) that are not materially less favorable to the Borrowers and the Lenders than the terms of the Debt (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified;

(d) the Debt that is extended, refinanced or modified is not recourse to any Borrower or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended; and

(e) such Debt has been expressly subordinated in right of payment to all Debt of such Group Company under the Loan Documents (i) by the execution and delivery of a Subordination Agreement, or (ii) otherwise on terms and conditions satisfactory to the Agent.

~~“Permitted Refinancing of the~~ [***]~~” means the extension of maturity, refinancing or modification of the terms of the~~ [***] ~~so long as:~~

~~(a) after giving effect to such extension, refinancing or modification, the amount of such Debt is not greater than the amount of Debt outstanding immediately prior to such extension, refinancing or modification (other than by an amount equal to accrued interest, unused commitments and premiums, fees and expenses incurred in connection therewith);~~

~~(b) the maturity date of such Debt shall not be earlier than one hundred eighty (180) days following the Maturity Date;~~

~~(c) such extension, refinancing or modification is pursuant to terms (taken as a whole) that are not materially less favorable to the Borrowers or the Lenders than the terms of the Debt (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified, it being agreed that any modification of the terms of Section 14 (Security) of each~~ [***] ~~in any manner adverse to the Lenders must be consented to by the Agent in writing;~~

~~(d) the Debt that is extended, refinanced or modified is not recourse to any Group Company or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended;~~

~~(f) the applicable interest rate of such refinanced or modified~~ [***]~~, together with any fees, premiums or similar compensation, does not exceed 12.75% per annum;~~

~~(g) the~~ [***]~~terms applicable to such~~ [***] ~~are acceptable to the Agent in its reasonable discretion;~~

~~(h) no amortization payments or prepayments are required or permitted to be made in respect of such Debt before the Maturity Date; and~~

~~(i) the~~ [***] ~~are expressly subordinate in right of payment to all Debt of such Group Company under the Loan Documents and the Loan Parties have delivered or caused to be delivered to the Agent a Subordination Agreement executed by the holders of such~~ [***] ~~on terms and conditions reasonably satisfactory to the Agent~~

“Permitted Third-Party Mortgage Debt” means any Debt secured by any Permitted Third-Party Mortgaged Property incurred by a Borrower and/or any applicable Subsidiary that owns such Permitted Third-Party Mortgaged Property (and, if applicable, guaranteed by the Parent, the US Parent or any applicable Borrower Holding Company), as evidenced by Permitted Third-Party Mortgage Documents; provided, that:

(a) the Permitted Third-Party Mortgage Debt has a maturity date at least six (6) months after the Maturity Date;

(b) with respect to the Permitted Third-Party Mortgaged Properties, taken as a whole, the aggregate principal amount of the Permitted Third-Party Mortgage Debt secured by the Permitted Third-Party Mortgaged Properties shall not exceed One Hundred Sixty Million Dollars ($160,000,000);

(c) with respect to any Permitted Third-Party Mortgaged Property securing Permitted Third-Party Mortgage Debt, the applicable Borrower or Subsidiary delivers to Agent a Mortgage for such Permitted Third-Party Mortgaged Property that is subordinated to the Lien on such Permitted Third-Party Mortgaged Property granted to the provider of such Permitted Third-Party Mortgage Debt, and the provider of such Permitted Third-Party Mortgage Debt enters into an intercreditor agreement with the Agent on market terms and in any event satisfactory to the Agent; and

(d) upon the incurrence of such Permitted Third-Party Mortgage Debt, the Borrowers shall make a prepayment of the Term Loan in an amount equal to the Net Cash Proceeds of such Permitted Third-Party Mortgage Debt in accordance with Section 3.2(b).

“Permitted Third-Party Mortgage Debt Deposit Accounts” means, collectively, the deposit accounts maintained by a Borrower or any of its Subsidiaries and required pursuant to any

Permitted Third-Party Mortgage Debt; provided that the cash on deposit therein is solely for the payment of real estate taxes, insurance, interest reserve or budgeted capital expenditures, in each case not exceeding the lesser of (a) the amount required to be deposited pursuant to the terms of the applicable Permitted Third-Party Mortgage Documents and (b) the amount budgeted for the immediately succeeding twelve (12) calendar month period; provided further that (i) any amounts for interest reserve or budgeted capital expenditures shall be deposited concurrently with the effectiveness of such applicable Permitted Third-Party Mortgage Debt and (ii) after the occurrence and during the continuance of an Event of Default, the Borrowers shall not be permitted to make any additional deposits in a Permitted Third-Party Mortgage Debt Deposit Account.

“Permitted Third-Party Mortgage Documents” means any loan agreement, promissory note, mortgage or other related agreement entered into by a Borrower or applicable Subsidiary (and, if applicable, the Parent, the US Parent or any applicable Borrower Holding Company) evidencing or relating to Permitted Third-Party Mortgage Debt and containing reasonably customary terms for a mortgage financing.

“Permitted Third-Party Mortgaged Property” means (a) any Real Property owned by a Borrower or any of their respective Subsidiaries, (b) the hereditaments, easements and appurtenances relating thereto, (c) the improvements and fixtures located thereon, (c) all plans and specifications relating to the applicable Real Property, (d) all contracts relating to maintenance and operation of the applicable Real Property, (e) all claims, causes of action relating to or arising out of the ownership and operation of the applicable Real Property, (f) any leases (if any) to any tenants of such Real Property, (g) any Permitted Third-Party Mortgage Debt Deposit Accounts, (h) documents or agreements to which such Loan Party is a party with contractors, architects or other professionals in connection with the planning, design, architectural, engineering, construction or other similar services relating to improvements on such Real Property, (i) permits required in connection with the construction of such improvements and/or operation of such Real Property and (j) all equipment, personal property, easements and other property and rights reasonably incidental to the ownership, lease or operation thereof.

“Person” means an individual, partnership, limited liability company, joint stock company, trust, unincorporated association, corporation, joint venture or other entity (including a business trust or a real estate investment trust), or a government or any political subdivision or agency thereof.

“Pinnacle Seller Notes” means (a) the Secured Promissory Note by and between KISA Pinnacle Holdings, LLC, a Michigan limited liability company (“KISA Pinnacle”), and Spartan Partners Properties, LLC, a Michigan limited liability company (“Spartan”), dated August 22, 2022 as amended June 27, 2023 for an original total sum of $5,300,000 and (b) the Secured Promissory Note by and between KISA Pinnacle and Spartan dated August 22, 2022 as amended June 27, 2023 for an original total sum of $4,700,000.

“Pinnacle Seller Notes Intercreditor” means an intercreditor agreement among KISA and the Agent, and acknowledged by the Michigan Joinder Parties, substantially similar to (and in the form of) that certain Intercreditor Agreement, dated as of August 22, 2022, between Chicago Atlantic Admin, LLC and KISA Pinnacle Holdings LLC; provided that such intercreditor agreement shall also include restrictions on the payment to KISA (a) after the occurrence and during the continuance of an Event of Default and (b) prior to the dismissal with prejudice of the KISA Case and the KISA Judgment and, to the extent constituting a Lien on any Property of any Loan Party that is party to the KISA Case, a release, termination or discharge of any judgment Lien securing or obtained in connection the KISA Judgment.

“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA as to which Borrower or its Subsidiary, or any professional employer organization acting as co-employer with respect to Borrower or Subsidiary, establishes for the benefit of its employees or for which Borrower or any Subsidiary has liability to make a contribution, including by reason of being an ERISA Affiliate, other than a Multiemployer Plan.

“Pledge Agreement” means the pledge agreement by and among the Agent, acting on behalf of the Lenders, and each applicable Loan Party party thereto executed and delivered simultaneously with this Agreement (as may be amended, restated, supplemented or otherwise modified from time to time).

“Pledged Equity” has the meaning specified in Section 4.1(a).

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided that, if attachment, perfection or priority of Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction (including the relevant provisions of the Civil Code of Québec) for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Projections” means consolidated projections prepared by the management of the Loan Parties, inclusive of balance sheets, income statements, and cash flow statements, prepared by the Borrowers on an annual basis for the applicable period covered thereby, in form and substance reasonably satisfactory to Agent (it being agreed that the projections delivered by the Borrowers to the Lender prior to the Closing Date are satisfactory in form).

“Property” means any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired, including all Real Property.

“Quarterly Compliance Certificate” has the meaning specified in Section 7.2(d).

“Ratio Acquisition Documents” means (i) the Amended and Restated Asset Purchase Agreement, dated as of March 14, 2025, by and among Ohio Dispensing 1, LLC, Ratio Cannabis, LLC, [***], (ii) the Asset Purchase Agreement, dated as of March 14, 2025, by and among Ratio Cannabis, LLC, [***], (iii) means the Lease dated as of May 6, 2025, [***], and (iv) all other agreements as may be reasonably required to effect the sale of substantially all of the assets of Ratio Seller to Borrower and Parent, as applicable, or relating to the Ratio Lease.

“Ratio Financing” means the Loan Agreement, dated as of May 6, 2025, by and among Parent and US Parent, as guarantors, Ohio Dispensing 1, LLC, as borrower, FG Agency Lending LLC, as administrative agent, and the lenders from time to time party thereto.

“Ratio Seller Note” means the Buyer Promissory Note, dated as of May 6, 2025, issued by Ohio Dispensing 1, LLC for the benefit of Ratio Cannabis, LLC.

“Real Property” means all real property held or used by Borrower or its Subsidiaries, owned in fee simple or in which it holds a leasehold interest as a tenant.

“Real Property Deliverables” means any deliverable that may be reasonably requested by the Agent with respect to any fee owned Material Real Property owned by a Borrower and required to be subject to a Mortgage in favor of the Agent under the terms of this Agreement, including but not limited to (i) a Mortgage, (ii) to the extent requested by the Agent, an appraisal of the Real Property, (iii) a title policy, (iv) a non-invasive “Phase I” environmental site assessment (x) to the extent previously received by the Borrowers or (y) with respect to any fee owned Real Property used by a Borrower as a cannabis growing or cultivation facility, (v) a zoning report and (vi) if such Real Property is in a flood zone, a flood notification and evidence that flood insurance is in place for the buildings and their contents located thereon, each in form and substance reasonably satisfactory to the Agent; provided that, the Real Property Deliverables set forth in the foregoing clauses (ii), (iii) and (v) shall not be required for any such Real Property with a reasonably estimated fair market value of less than $2,000,000 unless required for the provision of a title policy.

“Refinanced Debt” means the Debt and all other obligations outstanding as of the Closing Date under the Ilera Facility, the Stearns Bank Facility and the FundCanna Notes.

“Register” shall have the meaning assigned to such term in Section 11.9(f).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reporting Jurisdictions” means (a) all of the jurisdictions in Canada in which Parent is a “reporting issuer”, including, as of the date hereof, the Province of Ontario, and (b) if Parent’s capital stock is listed and posting for trading on the New York Stock Exchange or Nasdaq, the applicable reporting jurisdictions in the United States.

“Required Lenders” means, at any time, Lenders holding more than 50% of the principal amount of the outstanding Term Loans; provided, that the Lenders that constitute “Required Lenders” must also, at any time, include at least two Lenders which are not Affiliates.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, except for federal laws and regulations promulgated pursuant to the Controlled Substances Act (21 U.S.C. § 811) pertaining to cannabis that conflict with applicable state law.

“Restricted Cannabis Activities” means, in connection with the cultivation, distribution, sale and possession of cannabis and related products: (a) any activity that is prohibited under applicable US State Cannabis Laws or Canadian law; (b) notwithstanding compliance with applicable US State Cannabis Laws and/or Canadian law, any activity which a Governmental Authority with jurisdiction over the Group Companies asserts in a written notice to any Group Company is unlawful under Federal Cannabis Law; (c) distribution and sale of cannabis and related products to minors; (d) payments to criminal enterprises, gangs, cartels and Persons subject to Sanctions; (e) non-compliance with anti-terrorism laws and other applicable law relating to money-laundering; (f) diversion of cannabis and related products from states where it is legal under US State Cannabis Law or applicable Canadian law to another jurisdiction in violation of applicable law, or the import of cannabis and related products from Canada or the United States in violation of applicable law; (g) use of activities permitted under US State Cannabis Law or applicable Canadian law as a cover or pretext for the trafficking of other controlled substances or illegal drugs or other illegal activity; (h) the commission or making threats of violence and the use of firearms in violation of applicable law; (i) growing cannabis and related products on public lands; and (j) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in any of the activities described in the foregoing clauses (a) through (j).

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Group Company, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Group Company or any direct or indirect parent of any Group Company, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Group Company, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Group Company, or making of any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Group Company) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Group Company or any Affiliate of any Group Company, or (f) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Subordinated Debt of any Group Company except as permitted under the applicable Subordination Agreement or Section 8.14(b).

“Restricted Subsidiary” means each Subsidiary of a Loan Party from time to time, other than an Excluded Subsidiary.

“Sale and Leaseback” means, with respect to any Group Company, any arrangement, directly or indirectly, with any Person whereby such Group Company shall dispose of any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other similar Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

“Sales Tracking Software” means any “seed-to-sale” tracking, point-of-sale, or other inventory or sales reporting software used by any Loan Party.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, and the Crimea, Kherson, and Zaporizhzhia regions of the Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding any of its principal functions.

“Second Amendment” means the Amendment No. 2 to Loan Agreement, dated as of the Second Amendment Effective Date, by and among Parent, the Borrowers, the Lenders party thereto and the Agent.

“Second Amendment Agent Fee” has the meaning specified in the Second Amendment Fee Letter.

[***] “Second Amendment Effective Date” has the meaning specified in the Second Amendment.

“Second Amendment Fee Letter” means the fee letter, dated as of Second Amendment Effective Date, by and among the US Parent, the Agent and the FG Lender.

“Second Amendment Joinder Agreement” means the Joinder Agreement, dated as of the Second Amendment Effective Date by and among the Second Amendment New Borrowers and the Agent, acting on behalf of the Lenders.

“Second Amendment New Borrowers” means the Borrowers party to the Second Amendment Joinder Agreement.

“Second Amendment Refinanced Debt” means the Debt and all other obligations outstanding as of the Second Amendment Effective Date under the Pelorus Facility, the Ratio Financing, the Peninsula Seller Note and the Herbiculture Seller Note.

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder.

“Security Agreement” means the security agreement by and among the Agent, acting on behalf of the Lenders, and the Borrowers party thereto, executed and delivered simultaneously with this Agreement, in the form and substance satisfactory to Agent (as may be amended, restated, supplemented or otherwise modified from time to time).

“Solvent” or “Solvency” means, at any time with respect to the Loan Parties and their Subsidiaries (taken as a whole), that at such time for such Loan Parties and their Subsidiaries (a) the fair value of the property of such Persons (taken as a whole) is not less than the total amount of the liabilities of such Persons (taken as a whole), (b) the present fair salable value of the assets of such Persons (taken as a whole) is not less than the amount that will be required to pay the probable liability of such Persons on their existing debts as they become absolute and matured (taken as a whole), (c) such Persons are able to realize upon their assets (taken as a whole) and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business (taken as a whole), (d) such Persons do not intend to, and do not believe that they will, incur debts or liabilities beyond such Persons’ ability (taken as a whole) to pay as such debts and liabilities mature, and (e) such Persons are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property (taken as a whole) would constitute unreasonably small capital.

“Specified Acquisition” means ~~the~~each transaction described on Schedule 1.1(e) attached hereto together with any change to the terms of such transaction that are (i) beneficial or accretive to the business of the Subsidiaries of Parent party to such transaction (as determined in good faith by the Borrower Representative) and not adverse to the interest of the Lenders in any material respect, or (ii) disclosed in writing by the Borrower Representative to the Agent and approved by the Agent (such approval not to be unreasonably withheld, delayed or conditioned).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Stearns Bank Facility” means the Debt and other obligations evidenced by the Business Loan Agreement dated as of June 26, 2023, by and between Ilera Healthcare, LLC and Stearns Bank National Association.

“Subordinated Debt” means, collectively, (a) the Debt evidenced by the Aunt Mary’s Unsecured Convertible Note and (b) any other Debt of any Group Company the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Agent and which has been expressly subordinated in right of payment to all Debt of such Group Company under the Loan Documents (~~a~~i) by the execution and delivery of a Subordination Agreement, or (~~b~~ii) otherwise on terms and conditions satisfactory to the Agent.

“Subscription Agreements” has the meaning given to such term in the Fifth Amendment.

“Subordinated Guaranty and Security Agreement” has the meaning given to such term in the Fifth Amendment.

“Subordination Agreements” means each subordination agreement by and between the applicable lender to any Borrower and Agent, in form and substance satisfactory to the Agent in its sole discretion.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, joint venture, trust or estate, or other Person of or in which such Person or its other Subsidiaries own or control, directly or indirectly, more than fifty percent of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the directors (if it is a corporation), managers or equivalent body of such Person, (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization. References to a Subsidiary shall mean any Subsidiary of any Loan Party to the extent applicable unless the context expressly provides otherwise.

“Synthetic Lease” means, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, or (b) (i) a synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property (including a Sale and Leaseback), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any debtor relief laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Act” means the Income Tax Act (Canada).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means collectively, the secured, first lien term loans issued by the Lenders to the Borrowers in accordance with Section 2.1.

“Third Amendment Effective Date” has the meaning specified in the Third Amendment.

[***] “Third Party Sale” means at any time that an Event of Default has occurred and continues to exist, the Agent’s enforcement of a sale process for the sale of the Collateral (including the Pledged Equity), including the authority to engage independent bankers, consultants, legal advisors and other professionals with the appropriate industry expertise to serve as advisors for a sale process at the sole expense of the Loan Parties, in each case, as and to the extent permitted by the Loan Documents and applicable Requirements of Law.

“Title IV Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to the provisions of Title IV of ERISA other than a Multiemployer Plan, as to which Borrower or any Subsidiary is making, or is obligated to make contributions, including as a result of being an ERISA Affiliate, or, during the preceding six calendar years, has made, or been obligated to make, contributions.

“Total Debt to Adjusted EBITDA Ratio” means, at any date, the ratio of (a) the aggregate principal amount of Financing Debt of the Parent and its consolidated Subsidiaries outstanding as of such date to (b) Adjusted EBITDA measured on a trailing twelve month basis for the fiscal month most recently ended.

“TSND NJ” means TerrAscend NJ LLC, a New Jersey limited liability company.

“TSND NJ Dispensing” means TER NJ Dispensing 1, LLC, a New Jersey limited liability company.

“TSND NJ LLCA” means that certain Second Amended and Restated Operating Agreement of TSND NJ, dated as of the Effective Date (as defined therein), as amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

“TSND NJ Dispensing LLCA” means that certain Operating Agreement of TSND NJ Dispensing, dated as of Effective Date (as defined therein), as amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

“TSND NJ Minority Member Note” means that certain Promissory Note, dated as of October 11, 2022, issued by TSND NJ for the benefit of Blue Marble Ventures LLC and BWH NJ LLC.

“TSND NJ Minority Members” means Blue Marble Ventures LLC and BWH NJ LLC.

“UFCA” has the meaning specified in Section 3.4(c).

“UFTA” has the meaning specified in Section 3.4(c).

“Union Chill” means Union Chill Cannabis Company LLC, a New Jersey limited liability company.

“Union Chill Acquisition Agreement” means that certain Option Agreement, dated as of May 5, 2025, by and among Union Chill, the Sellers identified therein, and Parent.

“Union Chill Acquisition Document” means the Union Chill Acquisition Agreement, [***] (each as defined in the Union Chill Acquisition Agreement), the amended lease [***], and each other document or instrument in connection with such agreement and the transactions contemplated therein.

“US Parent” has the meaning specified in the preamble.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US State Cannabis Law” means any Local Cannabis Law and any law enacted by any other state of the United States which legalizes cannabis, hemp and related products in some form and which implements strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession and other related activities of cannabis, hemp and related products.

“Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.

SECTION 1.2 Terms Generally. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be construed as if followed by the words “without limitation”. A “Default” or “Event of Default” hereunder referenced as “continuing” (or any variation thereof) shall (a) with respect to a Default that has not yet matured into an Event of Default, be deemed to be continuing unless and until cured within any applicable cure period set forth in this Agreement (if susceptible to cure), and (b) with respect to an Event of Default, be deemed to be continuing unless and until waived in writing by Agent. The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits hereto) in its entirety and not to any part hereof, unless the context otherwise requires. All references herein to Articles, Sections, and Exhibits are references to Articles and Sections of, and Exhibits to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “business”) shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein. In addition, all terms used in this Agreement which are defined in the UCC and when used to define a category or categories of the Collateral located in Canada shall, to the extent applicable, include the equivalent category or categories of personal property set forth in the PPSA. Notwithstanding the foregoing, and where the context so requires as a result of the Collateral being located in Canada, or the grantor of the security being incorporated, amalgamated, continued, organized or formed under the laws of Canada, or a province or territory thereof, (i) any term defined in this Agreement by reference to the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in the PPSA, as applicable, in all cases for the creation, extension, preservation or betterment of the Liens of the Agent in the Collateral, (ii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, including, without limitation, where applicable, financing statements and financing change statements, and (iii) all references to the United States, or any state thereof, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, any province or territory thereof or to any subdivision, department, agency or instrumentality thereof.

SECTION 1.3 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.4 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.2. Notwithstanding anything to the contrary contained in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

ARTICLE II.
AMOUNTS AND TERMS OF THE TERM LOANS

SECTION 2.1 The Term Loans.

(a) Initial Term Loan. The Initial Term Loan Lenders agree, on the terms and conditions hereinafter set forth, to make the Initial Term Loan in an amount equal to each such Initial Term Loan Lender’s applicable Initial Term Loan Commitment, and such Initial Term Loan shall be advanced by the Initial Term Loan Lenders to the Borrowers in one draw on the Closing Date in an amount equal to 95% of the Initial Face Amount, reflecting the Origination Discount set forth in Section 2.2, less any costs, fees, and expenses incurred by Agent on or prior to the Closing Date required to be paid to the Agent as provided herein. The Initial Term Loan shall be payable in accordance with Sections 2.3 and 3.1 hereof and all outstanding principal thereof, together with accrued and unpaid interest and other fees thereon, shall mature and be due and payable on the Maturity Date.

(b) Delayed Term Loan. Upon request from the Borrower during the Delayed Term Loan Request Period, and subject to the conditions in Section 5.2, the Delayed Term Loan Lenders shall, on the terms and conditions hereinafter set forth, make the Delayed Term Loan in an amount equal to each such Delayed Term Loan Lender’s Delayed Term Loan Commitment, and the Delayed Term Loan shall be advanced by the Delayed Term Loan Lenders in an amount equal to 95% of the Delayed Term Loan Face Amount, less any cost, fees, and expenses to be paid to the Agent as provided herein and reasonable and documented legal fees, costs, and outstanding expenses incurred by Agent and Lender hereunder and required to be reimbursed pursuant to the terms hereof. The Delayed Term Loan shall rank pari passu in right of payment with the Initial Term Loan and be secured on a pari passu basis with the Initial Term Loan and shall be subject to the same terms and secured by the same Collateral that secures the Initial Term Loan. The Delayed

Term Loan shall be payable in accordance with Sections 2.3 and 3.1 hereof and all outstanding principal thereof, together with accrued and unpaid interest and other fees thereon, shall mature and be due and payable on the Maturity Date.

(c) 2025 Incremental Term Loan. The 2025 Incremental Term Loan Lenders agree, on the terms and conditions hereinafter set forth, to make the 2025 Incremental Term Loan in an amount equal to each such 2025 Incremental Term Loan Lender’s Applicable Percentage (Incremental) of the 2025 Incremental Term Loan Commitment, and such 2025 Incremental Term Loan shall be advanced by the 2025 Incremental Term Loan Lenders to the Borrowers in one draw on July 8, 2025 in an amount equal to 95% of the 2025 Incremental Face Amount, reflecting the Origination Discount set forth in Section 2.2, less any costs, fees, and expenses incurred by Agent on or prior to the Second Amendment Effective Date required to be paid to the Agent as provided herein. The 2025 Incremental Term Loan shall rank pari passu in right of payment with the Initial Term Loan and the Delayed Term Loan and be secured on a pari passu basis with the Initial Term Loan and the Delayed Term Loan and shall be subject to the same terms and secured by the same Collateral that secures the Initial Term Loan and the Delayed Term Loan. The 2025 Incremental Term Loan shall be payable in accordance with Sections 2.3 and 3.1 hereof and all outstanding principal thereof, together with accrued and unpaid interest and other fees thereon, shall mature and be due and payable on the Maturity Date.

(d) [Reserved].

(e) Additional Incremental Term Loans. From time to time, the Borrowers may by written notice to the Agent (whereupon the Agent shall promptly deliver a copy to each Lender) request an extension of a new Commitment from the Lenders (such new Commitment, an “Additional Incremental Commitment”). The notice delivered pursuant to this Section 2.1(e) shall specify (A) the date on which the Borrowers propose that the proposed Additional Incremental Commitment shall be effective and (B) the total amount of the Additional Incremental Commitment requested by the Borrowers. Each 2025 Incremental Term Loan Lender shall have the option in its sole discretion, and shall not be required, to participate in the Additional Incremental Commitment based on its Applicable Percentage (Incremental) or such lesser amount as it so offers.

(i) Terms and Conditions of Additional Incremental Commitment. Each Additional Incremental Commitment shall be effected pursuant to an amendment (an “Additional Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, the Agent and the applicable Lenders, to, among other things, (i) appropriately include any credit commitments or extensions contemplated by this Section 2.1(e), including to provide that any Additional Incremental Term Loans shall share in the optional and mandatory prepayments and commitment reductions on a pro rata basis with the then outstanding Term Loans and (ii) provide for modifications to relevant covenant thresholds and baskets to be negotiated in good faith by the parties, taking into account the business conditions of the Loan Parties and their Subsidiaries at such time. The terms of the Additional Incremental Commitment (which shall be set forth in the relevant Additional Incremental Amendment) shall be determined by the Borrowers and the applicable Lenders providing the applicable Additional Incremental Commitment, but in any event shall require that: (A) in the case of any Additional

Incremental Commitment up to an aggregate amount not to exceed the Additional Incremental Cap, the Agent shall have consented to the incurrence of such Additional Incremental Commitment, and for any Additional Incremental Commitment in excess of the Additional Incremental Cap, the Required Lenders shall have consented to the incurrence of such Additional Incremental Commitment, (B) no Default or Event of Default shall have occurred or be continuing or would result therefrom or from the making of the Additional Incremental Term Loans and the use of proceeds therefore and (C) payment of any transaction costs and expenses of Borrowers and any fees required by the Agent and/or the Lenders, and previously agreed to in writing by the Borrowers, providing the Additional Incremental Amendment. Each Additional Incremental Commitment shall become effective as of the date of the applicable Additional Incremental Amendment (an “Increase Effective Date”), and the Additional Incremental Term Loans shall be funded on the applicable Increase Effective Date. On each Increase Effective Date, Schedule 1.1(a) shall be deemed to have been amended to reflect the applicable Incremental Commitment of the Lenders as provided in the applicable Incremental Amendment.

(ii) Equal and Ratable Benefit. Each Additional Incremental Term Loan and each Additional Incremental Commitment established pursuant to this Section shall constitute Term Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably in right of payment from the guarantees and security interests created under the Loan Documents. The Borrowers shall take any actions reasonably required by the Agent and the Lenders advancing any such Additional Incremental Term Loans to ensure and/or demonstrate that the security interests granted under the Loan Documents continue to be perfected after giving effect to the establishment of any such Additional Incremental Term Loans or Additional Incremental Commitments.

SECTION 2.2 Origination Discount. Each Borrower acknowledges that the Term Loan will be funded with a non-refundable discount (the “Origination Discount”) of five percent (5%) of the Initial Face Amount, the Delayed Term Loan Face Amount, and the 2025 Incremental Face Amount, inclusive of all finally allocated commitments. The Origination Discount shall be reflected as a dollar-for-dollar reduction in the advance of the Initial Term Loan on the Closing Date, of the Delayed Term Loan on the Delayed Term Loan Effective Date and of the 2025 Incremental Term Loan on the Second Amendment Effective Date, as applicable. The parties intend that the Origination Discount shall be treated as consideration for the use or forbearance of money. The Borrowers and Lenders acknowledge that the Origination Discount will constitute original issue discount (as that term is used in Section 1273(a) of the Code) solely for U.S. federal, state and local income tax purposes and, as such, is not being advanced to the Borrowers.

SECTION 2.3 Interest. The Initial Term Loan shall bear interest from and including the Closing Date, at the Interest Rate. The Delayed Term Loan shall bear interest from the Delayed Term Loan Effective Date, at the Interest Rate. The 2025 Incremental Term Loan shall bear interest from the Second Amendment Effective Date, at the Interest Rate. The Borrowers promise to pay interest on the outstanding principal balance of the Term Loans in cash in arrears on each Payment Date with respect thereto, as set forth in Section 3.1(a) below. Automatically upon the occurrence and during the continuance of any Event of Default described in Section 9.1(a)-(c) and Section 9.01(j), and at the written election of the Agent (at the direction of the Required Lenders) following the occurrence and during the continuance of any other Event of Default, the Term Loan shall bear interest at the Default Rate on the then on the outstanding principal balance of the Term Loans and shall be paid in cash in accordance with Section 3.1(e). If the Default Rate applies pursuant hereto, then, at the election of the Agent (acting at the direction of the Required Lenders), the Default Rate shall be deemed to accrue commencing on the date of the breach or event giving rise to the applicable Event of Default.

All computations of interest hereunder shall be made on the basis of a year of the actual number of days elapsed of a year of 360 days and (including the first day but excluding the last day) occurring in the period for which such interest is payable.

For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contain fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

ARTICLE III.
PAYMENTS, PREPAYMENTS, TAXES

SECTION 3.1 Payments and Computations.

(a) Whenever any Payment Date shall occur on or any other payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

(b) If the Agent accelerates the Obligations prior to the Maturity Date as a result of the occurrence of an Event of Default that is ongoing, then the outstanding principal balance of the Term Loans (including for the avoidance of doubt, any, accrued and unpaid interest (including interest at the Default Rate, if applicable) and any premium pursuant to Section 3.2), shall automatically become due and payable.

(c) The Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due, by wire, in Dollars and in immediately available funds to the Payment Account.

(d) Exit Fee. In connection with any payment, in part or in full, of the outstanding principal balance of the Term Loans, including but not limited to payments made as a result of acceleration, voluntary prepayment, mandatory prepayment or maturity, Borrower shall pay to the Agent, for the benefit of itself and the Lenders, a fee (the “Exit Fee”) equal to the Exit Fee Percentage on the outstanding principal balance of the Term Loans so paid, which shall be due and payable upon such payment of the Term Loan.

(e) Payments of Interest. (a) On each Payment Date until the Maturity Date (subject to Section 3.1(a)), the Borrowers shall pay all accrued and unpaid interest and (b) on the date of any payment of principal, the Borrowers shall pay all accrued and unpaid interest as to the amount of principal so paid.

SECTION 3.2 Prepayments.

(a) Voluntary Prepayments. The Borrowers may upon prior written notice to the Agent, prepay the outstanding principal balance of the Term Loans or any portion thereof, in a minimum amount of One Million Dollars ($1,000,000), together with accrued interest on the amount so prepaid, without penalty or premium (other than payment of the Exit Fee, as provided in Section 3.1(d)). Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice.

(b) Mandatory Prepayments.

(i) Upon the receipt by any Borrower of any Extraordinary Receipts, the Borrowers shall make a prepayment of the Term Loans in an amount equal to the Net Cash Proceeds received in respect of such Extraordinary Receipts; provided that, so long as no Event of Default has occurred and is then continuing, if the Borrower Representative shall deliver a certificate to the Agent in form and substance satisfactory to the Agent (including a proposed estimate of expenses and use of proceeds) within five (5) days after the receipt of such Extraordinary Receipts relating to a loss, destruction or taking, as the case may be (the “Loss Event”), requesting that the Net Cash Proceeds from insurance or condemnation proceeds arising from such Loss Event be used to replace, repair or restore properties or assets used in such Person’s business within a period specified in such certificate not to exceed 180 days after the date of receipt thereof (or such longer period as commercially reasonable to replace, repair or restore such properties or assets as consented to by Agent (such date, as applicable, the “Reinvestment Termination Date”)), then if the Agent shall consent in writing (such consent limited to Net Cash Proceeds resulting from insurance or condemnation proceeds which, individually, exceed $100,000) to such use of proceeds, Borrower shall use such proceeds to so replace, repair or restore such properties in a manner reasonably satisfactory to Agent, subject to the limitation that upon the occurrence of the Reinvestment Termination Date or the occurrence of an Event of Default, such Net Cash Proceeds, if not theretofore so used as contemplated by this Section 3.2(b), shall be used to prepay the Obligations.

(ii) Upon the receipt by any Borrower of the Net Cash Proceeds of any Permitted Third-Party Mortgage Debt, the Borrowers shall make a prepayment of the Term Loan in an amount equal to such Net Cash Proceeds.

(iii) Concurrently with any payment made in cash after the Fifth Amendment Effective Date to any holder of a 2023 Convertible Debenture, the Borrowers shall make a prepayment of the Term Loan in an amount equal to $10,000,000.

(~~iii~~iv) Not later than ninety (90) days after the Agent has informed the Borrower Representative that a Change in Law has occurred and as a result the Agent (at the direction of the Required Lenders) has elected to accelerate the Obligations, the Borrowers shall prepay the outstanding principal balance of the Term Loans, together with accrued and outstanding interest thereon and all other outstanding payment Obligations (including the Exit Fee), to the

Agent for the benefit of the Lenders. Notwithstanding anything to the contrary set forth herein, from and after the date of delivery by the Agent of the notice contemplated by this Section 3.2(b)(~~iii~~iv) and until prepayment of the Obligations as provided herein, the Loan Parties shall not take any action which is prohibited under this Agreement at any time that a Default or Event of Default has occurred and is ongoing.

SECTION 3.3 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made, in accordance with Section 3.1, free and clear of and without deduction for any Taxes, except as required by Requirements of Law. If the Borrowers shall be required by Requirements of Law (as determined in the good faith discretion of the applicable Borrower) to deduct or withhold any amounts from or in respect of any sum payable under the Term Loans to the Lenders, (A) solely with respect to any deduction or withholding of Indemnified Taxes, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.3) the Lenders receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (B) the Borrowers shall make such deductions or withholdings and (C) the Borrowers shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law. The Borrowers further agree to pay to the relevant Governmental Authority any present or future stamp, documentary or similar taxes which arise from the execution, delivery or registration of this Agreement or the Notes or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (collectively, “Other Taxes”).

(b) The Borrowers will indemnify Agent and Lenders for the full amounts of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 3.3) paid by the Lenders and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally asserted (without duplication of any amounts payable pursuant to Section 3.3(a)).

(c) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Agent, at the time or times reasonably requested by the Borrower Representative or the Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower Representative or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Agent in writing of its legal inability to do so.

(i) Without limiting the generality of the foregoing, in the event that any Borrower is a US Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower Representative and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or Agent), two (2) duly completed and executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), whichever of the following is applicable:

(1) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Loan Document, two (2) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Loan Document, two (2) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) two (2) duly completed and executed copies of IRS Form W-8ECI;

(3) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two (2) duly completed and executed copies of a certificate substantially in form and content satisfactory to the Borrower Representative to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable); or

(4) to the extent a Non-US Lender is not the beneficial owner, two (2) duly completed and executed copies of IRS Form W-8IMY, accompanied by two (2) duly completed and executed copies of IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), two (2) duly completed and executed copies of a U.S. Tax Compliance Certificate substantially in form and content satisfactory to the Borrower, two (2) duly completed and executed copies of IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide two (2) duly completed and executed copies of a U.S. Tax Compliance Certificate substantially in form and content satisfactory to the Borrower Representative on behalf of each such direct and indirect partner;

(C) any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), executed copies of any other form required by Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be required by Requirements of Law to permit the Borrowers or Agent to determine the withholding or deduction required to be made; and

(D) If a payment to a Lender under this Agreement or any Loan Document would be subject to U.S. Federal withholding Taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and Agent at the time or times required by Requirements of Law and at such time or times reasonably requested by the Borrower Representative or Agent such documentation required by Requirements of Law (including as required by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or Agent as may be necessary for the Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) If any party determines that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.3(d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.3(d) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid. This Section 3.3(d) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the parties contained in this Section 3.3 shall survive the payment in full of principal and interest on the Term Loans.

SECTION 3.4 Joint and Several Obligations.

(a) All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Agent’s security interest and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by the Borrowers to the Agent to the extent provided in the Loan Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that any financial accommodations by the Agent or any Lender to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to such Borrower. Each Borrower acknowledges that any notice given by any other Borrower to the Agent or any Lender shall bind each Borrower, and that any notice given by the Agent or any Lender to any Borrower shall be effective with respect to each Borrower. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for the Term Loans and all other Obligations, regardless of which Borrower actually may have received the proceeds of the Term Loans or other extensions of credit or the amount of the Term Loans or other extensions of credit received or the manner in which the Agent or any Lender accounts among the Borrowers for the Term Loans or other Obligations on its books and records, and further acknowledges and agrees that the Term Loans and other extensions of credit to any Borrower inure to the mutual benefit of all of the Borrowers and that each of the Agent and Lenders is relying on the joint and several liability of the Borrowers in extending the Term Loans and other financial accommodations under the Loan Documents.

(b) Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Agent or Lenders any amount in excess of the Term Loans directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Sections 3.4(c), 3.4(d), 3.4(f) and 3.4(g).

(c) Each Borrower, and by its acceptance of this Agreement, each of the Agent and the Lenders hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Borrower hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act (the “UFCA”), the Uniform Fraudulent Transfer Act (the “UFTA”) or any other federal, state or foreign (including Canada) bankruptcy, insolvency, receivership or similar law to the extent applicable to this Agreement and the Obligations of each Borrower hereunder (collectively, the “Avoidance Provisions”). To effectuate the foregoing intention, each of the Agent and the Lenders, by its acceptance of this Agreement, and Borrower hereby irrevocably agree that the Obligations of each Borrower under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Borrower under this Agreement not constituting a fraudulent transfer or conveyance (such Borrower’s “Maximum Borrower Liability”). This Section 3.4(c) is intended solely to preserve the rights hereunder of the Agent, each Lender and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 3.4(c) as against the Agent, any Lender or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

(d) To the extent that any Borrower shall, under this Agreement, make a payment of a portion of the Obligations (each, an “Obligor’s Payment”), then, without limiting its rights of subrogation against any other Borrower, such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by, each other Borrower and the Guarantors (collectively, the “Contributing Parties”) in an amount, for each such Contributing Party, equal to a fraction of such Obligor’s Payment, the numerator of which fraction is such Contributing Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties. As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Obligor’s Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code or Section 2 of either the UFTA or the UFCA, (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA. Each Borrower’s right of contribution shall be subject to the terms and conditions of Sections 3.4(f) and 3.4(g). The provisions of this Section 3.4 shall in no respect limit the obligations and liabilities of any Borrower to any Secured Creditor, and each Borrower shall remain liable to each Secured Creditor for the full amount guaranteed by such Borrower hereunder. Notwithstanding the foregoing, no provision of this Section 3.4(d) shall limit any Borrower’s liability for any portion of the Term Loans advanced directly or indirectly to it under this Agreement.

(e) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of any Secured Creditor hereunder.

(f) No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to Secured Creditors on account of the Obligations are paid in full in cash (other than inchoate obligations for indemnification or unasserted claims for reimbursement). If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for Secured Creditors, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Agent, for the benefit of Secured Creditors, in the exact form received by such Borrower (duly endorsed by such Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

(g) Nothing in this Section 3.4 shall affect any Borrower’s joint and several liability to Secured Creditors for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to Secured Creditors under the Loan Documents.

ARTICLE IV.
SECURITY

SECTION 4.1 Grant of Security Interest. The Loan Parties have entered into the Security Agreement, the Pledge Agreement, and the Canadian Pledge and Security Agreement, as applicable, each in favor of the Agent, on behalf of the Lenders, to grant to the Agent a first priority lien (subject to Permitted Liens) and security interest in the Collateral (including certain Equity Interests owned by the Loan Parties (the “Pledged Equity”)), in each case, to secure prompt repayment of any and all Obligations and in order to secure prompt performance by the Loan Parties of their covenants and duties under the Loan Documents. Following any Event of Default hereunder (and during the continuance thereof), the Agent will immediately have the right to exercise the remedies set forth in Article X hereof, in addition to exercising any and all of its other rights and remedies under Requirements of Law, hereunder and under the other Loan Documents.

SECTION 4.2 Delivery of Additional Documentation Required. The Loan Parties shall, to the extent applicable, execute and deliver to the Agent, on behalf of the Lenders, at any time and from time to time at the reasonable request of the Agent, all financing statements, continuation financing statements, fixture filings, security agreements, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, Real Property Deliverables, and all other documents that the Agent may reasonably request, in form reasonably satisfactory to the Agent, to perfect and maintain perfection of the Agent’s security interests in the Collateral (including for the avoidance of doubt, Real Property Collateral) and in order to fully consummate all of the transactions contemplated under the Loan Documents.

SECTION 4.3 Release of Security Interest. Upon the payment in full in cash of the outstanding Obligations (other than inchoate obligations for indemnification or unasserted claims for reimbursement), the security interests granted pursuant to Loan Documents shall automatically terminate (other than provisions therein that are expressly intended to survive), the Borrowers (or their designee) shall be authorized to file evidence of termination of the same. Upon the permitted Disposition of any Collateral of any Borrower pursuant to the terms of Section 8.8, the security interests granted in such applicable Collateral pursuant to Loan Documents shall automatically terminate. The Agent and the Lenders agree to, at the sole expense of the Borrowers, execute and deliver such releases of the security interest in the Collateral as may be reasonably requested by the Borrowers.

ARTICLE V.
CONDITIONS OF LENDING

SECTION 5.1 Conditions Precedent to the Initial Term Loan. The obligation of the Lenders to make the Initial Term Loan on the Closing Date is subject to the conditions precedent that:

(a) Agent shall have received on the Closing Date, in satisfactory form and substance:

(i) To the extent requested by any Lender, a Note duly executed by the Borrowers in favor of such Lender in the amount of such Lender’s applicable commitment in respect of the Term Loan on the Closing Date;

(ii) this Agreement, duly executed by the Borrowers;

(iii) (A) certificate of an Authorized Officer of each Loan Party certifying and attaching as applicable: (i) the articles of incorporation/certificate of formation, as applicable, and all amendments thereto, and if applicable, certified by the secretary of the state of formation, (ii) bylaws/operating agreement, as applicable, and all amendments thereto, (iii) resolutions of the board of directors, managers, managing-members or other governing body of each Loan Party authorizing the entering into of this Agreement and the other Loan Documents, and (iv) the incumbency and signatures of the officers or representatives executing this Agreement and the other Loan Documents; and (B) a certificate of the Chief Financial Officer of Parent, certifying as to Solvency of the Loan Parties and their Subsidiaries;

(iv) the Pledge Agreement;

(v) the Security Agreement;

(vi) the Landlord Waivers;

(vii) an opinion or opinions of counsel for the Borrowers, dated as of the Closing Date and addressed to the Agent and the Lenders, in form and substance acceptable to the Agent;

(viii) the Perfection Certificate;

(ix) the DACAs;

(x) the Omnibus Collateral Assignment;

(xi) with respect to each Real Property owned by a Borrower, the Real Property Deliverables;

(xii) all consents or approvals required pursuant to Section 6.26 hereof; and

(xiii) evidence satisfactory to the Lenders of the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Agreement.

(b) The Borrowers shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement or any other Loan Document (including pursuant to the Fee Letter) including, [***], reasonable and documented out-of-pocket fees, charges, and disbursements of outside counsel to the Agent (directly to such counsel if requested by the Agent) to the extent invoiced at least one (1) Business Day prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (such additional amounts, the “Estimated Legal Fees”) (provided that such estimate shall not thereafter preclude a final settling of accounts between Agent and Borrowers [***]).

(c) The Agent shall have received, in satisfactory form and substance, certificates evidencing the Borrowers general commercial liability and casualty insurance policies.

(d) (i) On the Closing Date, the Borrowers shall have no outstanding Debt other than the Term Loans hereunder and Debt otherwise permitted by Section 8.2, and the Agent shall have received copies of all documentation and instruments evidencing the discharge of all Debt repaid in connection with the transactions contemplated by this Agreement, including the Refinanced Debt, and (ii) all Liens securing payment of any such Debt shall have been (or will, immediately following funding of the Term Loan hereunder be) released and the Agent shall have received payoff letters, form UCC-3 termination statements, releases or terminations of intellectual property security agreements and deposit account control agreements and any other instruments as may be reasonably requested by the Agent to effectuate such release.

(e) The Agent shall have received each other Loan Document not referenced in this Section 5.1 (if any) and such other documents and instruments with respect to the transactions contemplated hereby as the Agent may reasonably request.

SECTION 5.2 Conditions Precedent to the Delayed Term Loan. The obligation of the Delayed Term Loan Lenders to make any Delayed Term Loan is subject to the fulfillment (or waiver by the Agent (acting at the direction of the Required Lenders)) in a manner reasonably satisfactory to the Agent, of each of the following conditions precedent:

(a) The Borrowers shall have paid all fees, costs, and expenses then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, pursuant to Section 11.5 hereof;

(b) The Borrowers shall deliver to the Agent a fully executed Funding Notice for the Delayed Term Loan, during the Delayed Term Loan Request Period and no later than five (5) days (or such shorter time as the Agent may agree in writing) in advance of the proposed Delayed Term Loan Effective Date, and, promptly upon receipt thereof, the Agent shall notify each Delayed Term Loan Lender of the proposed borrowing;

(c) To the extent requested by any Delayed Term Loan Lender, a Note executed by the Borrowers in favor of such Delayed Term Loan Lender in the amount of such Delayed Term Loan Lender’s applicable Delayed Term Loan Commitment;

(d) The Agent shall have received copies of all documentation and instruments evidencing the discharge of all Delayed Term Loan Refinanced Debt, and all Liens securing payment of any such Debt shall have been (or will, immediately following funding of the Term Loan hereunder be) released and the Agent shall have received payoff letters, form UCC-3 termination statements, releases or terminations of intellectual property security agreements and deposit account control agreements and any other instruments as may be reasonably requested by the Agent to effectuate such release;

(e) The Borrowers shall have joined (or will, immediately following funding of the Delayed Term Loan hereunder join) the Michigan Joinder Parties as Borrowers hereunder and such Michigan Joinder Parties shall have (or will, immediately following funding of the Delayed Term Loan hereunder have) granted a first lien security interest (subject to Permitted Liens) in the Property of the Michigan Joinder Parties (and any pledge of Equity Interests) securing the Chicago Atlantic Facility to the Agent, for the benefit of the Lenders;

(f) With respect to the Financing Indebtedness listed on Schedule 5.2(f) and, to the extent requested by the Agent, any other Financing Debt not disclosed in writing to the Agent on or before the Closing Date and owed by a Borrower, a Subordination Agreement in favor of the Agent in respect of each such Financing Debt;

(g) With respect to the Pinnacle Seller Notes, enter into the Pinnacle Seller Notes Intercreditor;

(h) The Michigan Joinder Parties shall have:

(i) entered into a Joinder Agreement and supplement to the Pledge Agreement in accordance with the requirements of Section 7.12(a);

(ii) with respect to any leased real property of any such Michigan Joinder Party, to the extent required under Section 7.11 of this Agreement, provided a Landlord Waiver in favor of the Agent with respect to such leased real property;

(iii) delivered supplemental Perfection Certificate with respect to such Michigan Joinder Parties;

(iv) delivered supplemental schedules to the Loan Agreement, Security Agreement and Pledge Agreement with respect to such Michigan Joinder Parties;

(v) delivered DACAs with respect to each Bank Account of such Michigan Joinder Parties that is not an Excluded Account;

(vi) entered into an Omnibus Collateral Assignment with respect to Material Contracts of such Michigan Joinder Parties;

(vii) with respect to each Real Property owned by a Michigan Joinder Party and to the extent required by Section 7.12(c), the Real Property Deliverables relating to any Material Real Property of such Michigan Joinder Parties;

(viii) delivered evidence satisfactory to the Lenders of the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Agreement and the Pledge Agreement.

(ix) Delivered (A) certificate of an Authorized Officer of each Michigan Joinder Party certifying and attaching as applicable: (i) the articles of incorporation/certificate of formation, as applicable, and all amendments thereto, and if applicable, certified by the secretary of the state of formation, (ii) bylaws/operating agreement, as applicable, and all amendments thereto, (iii) resolutions of the board of directors, managers, managing-members or other governing body of each Michigan Joinder Party authorizing the entering into of the Joinder Agreement to this Agreement and the other Loan Documents, and (iv) the incumbency and signatures of the officers or representatives executing the Joinder Agreement and the other Loan Documents executed on the Delayed Term Loan Effective Date; and (B) a certificate of the Chief Financial Officer of Parent, certifying as to Solvency of the Loan Parties and their Subsidiaries;

(i) Agent shall have received an opinion or opinions of counsel for the Borrowers, dated as of the Delayed Term Loan Effective Date and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent;

(j) The Agent shall have received evidence reasonably satisfactory to it of one of the following: (i) dismissal with prejudice of the KISA Case and the related judgment entered October 6, 2023 in the amount of $6,747,200 (the “KISA Judgment”), and, to the extent constituting a Lien on any Property of any Loan Party that is party to the KISA Case, a release, termination or discharge of any judgment Lien securing or obtained in connection the KISA Judgment, (ii) both (A) a first priority Lien (subject to Permitted Liens and the Lien priorities set forth in the Pinnacle Seller Notes Intercreditor) on and security interest in the Property of any Loan Party that is party to the KISA Case, either through effective transfer or assignment from Chicago Atlantic Admin, LLC to the Agent of the priority of Chicago Atlantic Admin, LLC’s in connection with the refinancing of the underlying debt pursuant to an assignment of the Chicago Atlantic Facility or in such other manner as is acceptable to the Agent, and (B) deposit in an escrow account on terms satisfactory to the Agent an amount equal to the difference between the amount of the KISA Judgment and the outstanding amount under the Pinnacle Seller Notes, or (iii) both (A) with respect to the KISA Judgment, a stay of any enforcement of or execution on the KISA Judgment, on terms reasonably satisfactory to the Agent, entered by a court of competent jurisdiction and (B) either a deposit in an escrow account on terms satisfactory to the Agent, or posting with the court administering the KISA Case an amount equal to the difference between the amount of the KISA

Judgment and the outstanding amount under the Pinnacle Seller Notes, which amount shall be provided by KISA Pinnacle and Spartan, pursuant to the Amended and Restated Memorandum of Agreement made and entered into as of October 26, 2023 between certain subsidiaries of US Parent, KISA Pinnacle and Spartan;

(k) The following statements shall be true and correct and Borrower’s acceptance of the proceeds of the Delayed Term Loan, shall be deemed to be a representation and warranty by each applicable Borrower on the Delayed Term Loan Effective Date that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to Agent or any Lender pursuant hereto or thereto on or prior to the Delayed Term Loan Effective Date are true and correct in all material respects (except that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of an after giving effect to the making of the Delayed Term Loan, no Event of Default has occurred and is continuing or would result from the making of the Delayed Term Loan to be made on such date and (iii) the other conditions set forth in this Section 5.2 have been satisfied as of the date of such request; and

(l) The Agent shall have received a certificate of the Chief Financial Officer of the Borrower, certifying as to Solvency of the Loan Parties and their Subsidiaries.

The Agent, Lenders and Loan Parties agree that, to the extent of any conflict between the terms of this Section 5.2 and the conditions precedent set forth in the Joinder Agreement to be entered into by the Michigan Joinder Parties on the Delayed Term Loan Effective Date, the terms of this Section 5.2 shall govern.

SECTION 5.3 Conditions Precedent to the 2025 Incremental Term Loan. The obligation of the Lenders to make the 2025 Incremental Term Loan on the Second Amendment Effective Date is subject to the conditions precedent that:

(a) Agent shall have received on the Second Amendment Effective Date, in satisfactory form and substance:

(i) To the extent requested by any Lender, a Note duly executed by the Borrowers in favor of such Lender in the amount of such Lender’s applicable commitment in respect of the 2025 Incremental Term Loan on the Second Amendment Effective Date;

(ii) the Second Amendment, duly executed by the Loan Parties;

(iii) (A) certificate of an Authorized Officer of each Loan Party certifying and attaching as applicable: (i) the articles of incorporation/certificate of formation (or the equivalent thereof), as applicable, and all amendments thereto, and if applicable, certified by the secretary of the state of formation (or the equivalent thereof), (ii) bylaws/operating agreement (or the equivalent thereof), as applicable, and all amendments thereto, (iii) resolutions of the board of directors, managers, managing-members or other governing body of each Loan Party authorizing the entering into of this Agreement and the other Loan Documents to which such Loan

Party is a party, and (iv) the incumbency and signatures of the officers or representatives executing this Agreement and the other Loan Documents; and (B) a certificate of the Chief Financial Officer or Chief Executive Officer of Parent, certifying as to Solvency of the Loan Parties and their Subsidiaries;

(iv) Second Amendment Joinder Agreement;

(v) the Canadian Pledge and Security Agreement;

(vi) the Landlord Waivers for each leased location of a Second Amendment New Borrower;

(vii) an opinion or opinions of counsel for the Borrowers, dated as of the Closing Date and addressed to the Agent and the Lenders, in form and substance acceptable to the Agent;

(viii) the Perfection Certificate;

(ix) the DACAs with respect to each Deposit Account of a Second Amendment New Borrower (other than Excluded Accounts);

(x) the Omnibus Collateral Assignments;

(xi) with respect to each Real Property owned by a Second Amendment New Borrower, the Real Property Deliverables;

(xii) the Subordination Agreement with respect to the Ratio Seller Note, the Blue Ridge Seller Note, the TSND NJ Minority Member Note, and each other Subordination Agreement reasonably required by Agent;

(xiii) all consents or approvals required pursuant to Section 6.26 hereof; and

(xiv) delivered evidence satisfactory to the Lenders of the filing of appropriate financing statements on Form UCC-1 or PPSA Form 1C in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Agreement, the Pledge Agreement, and the Canadian Pledge and Security Agreement, as the case may be.

(b) The Borrowers shall have paid [***] to Agent on May 5, 2025, all fees and expenses payable on or before the Second Amendment Effective Date as required by the Second Amendment or any other Loan Document (including pursuant to the Second Amendment Fee Letter) including, reasonable and documented out-of-pocket fees, charges, and disbursements of outside counsel to the Agent (directly to such counsel if requested by the Agent) to the extent invoiced at least one (1) Business Day prior to or on the Second Amendment Effective Date, plus Estimated Legal Fees (provided that such estimate shall not thereafter preclude a final settling of accounts between Agent and Borrowers[***]);

(c) The Agent shall have received, in satisfactory form and substance, certificates evidencing the Second Amendment New Borrowers’ general commercial liability and casualty insurance policies and endorsements with respect to such policies as required pursuant to Section 7.7 hereof.

(d) (i) On the Second Amendment Effective Date, the Borrowers shall have no outstanding Debt other than the Term Loans hereunder and Debt otherwise permitted by Section 8.2, and the Agent shall have received copies of all documentation and instruments evidencing the discharge of all Debt repaid in connection with the transactions contemplated by this Agreement, including the Second Amendment Refinanced Debt, and (ii) all Liens securing payment of any such Debt shall have been (or will, immediately following funding of the Term Loan hereunder be) released and the Agent shall have received payoff letters, form UCC-3 termination statements, PPSA termination statements (or the equivalent thereof), releases or terminations of intellectual property security agreements and deposit account control agreements and any other instruments as may be reasonably requested by the Agent to effectuate such release.

(e) The Agent shall have received each other Loan Document and other document and instrument with respect to the transactions contemplated in the Second Amendment as the Agent may reasonably request.

(f) The following statements shall be true and correct and Borrower’s acceptance of the proceeds of the 2025 Incremental Term Loan, shall be deemed to be a representation and warranty by each applicable Borrower on the Second Amendment Effective Date that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to Agent or any Lender pursuant hereto or thereto on or prior to the Second Amendment Effective Date are true and correct in all material respects (except that any representation or warranty which is subject to any materiality qualifier, Material Adverse Effect or other similar language shall be required to be true and correct in all respects) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of an after giving effect to the making of the 2025 Incremental Term Loan, no Event of Default has occurred and is continuing or would result from the making of the 2025 Incremental Term Loan to be made on such date and (iii) the other conditions set forth in this Section 5.3 have been satisfied as of the date of such request.

SECTION 5.4 [Reserved].

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, each Loan Party (solely as to itself and its applicable Loan Party Subsidiaries (if any)) represents and warrants to the Lenders as of the date hereof that:

SECTION 6.1 Existence. Such Loan Party and each of its Loan Party Subsidiaries, as applicable, is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized and is duly qualified or licensed to do business in all jurisdictions where its Property is owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.2 Power and Authorization. Such Loan Party and each of its Loan Party Subsidiaries (if any) is duly authorized and empowered to execute, deliver, and perform its obligations under each Loan Document to which it is a party and all corporate or other action on the part of such Loan Party or its Loan Party Subsidiaries, as applicable, requisite for the due execution, delivery, and performance of each Loan Document to which it is a party has been duly and effectively taken.

SECTION 6.3 Binding Obligations. Each Loan Document to which it is (or they are) a party constitutes the legal, valid and binding obligation of Loan Party and each of its Loan Party Subsidiaries (if any), as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

SECTION 6.4 Financial Statements; No Material Adverse Effect.

(a) The Borrowers have heretofore delivered to the Agent (i) the Historical Financial Statements, and (ii) the consolidated balance sheets of Parent and its Subsidiaries and the Borrowers and their Subsidiaries (if applicable) and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows certified by the chief financial officer of Parent and Borrowers, as applicable. Such financial statements were prepared in accordance with GAAP consistently applied throughout the applicable period covered thereby and present fairly and accurately the consolidated financial condition and results of operations and cash flows of the Parent or the Borrowers, as applicable, as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements (or as otherwise disclosed in writing to the Lenders prior to the Closing Date), there are no material liabilities of the Loan Parties of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability.

(b) Since December 31, 2023, there has been no event, change, circumstance, condition, development or occurrence that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 6.5 Intellectual Property.

(a) Such Loan Party and each of its Restricted Subsidiaries (if any) owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property, necessary for the conduct of its business as currently conducted.

(b) No claim has been asserted in writing and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Loan Party know of any valid basis for any such claim. To the knowledge of such Loan Party, its use of such Intellectual Property does not infringe the rights of any Person. Except pursuant to licenses and other user agreements entered into by such Loan Party in the ordinary course of business, neither such Loan Party nor any of its Restricted Subsidiaries (if any) has done anything to authorize or enable any other Person to use any such Intellectual Property. Such Loan Party and each of its Restricted Subsidiaries (if any) has taken commercially reasonable actions to protect the secrecy, confidentiality and value of all material trade secrets used in such Person’s business.

(c) No Violations or Proceedings. Except as set forth on Schedule 6.5 attached hereto, (i) to the knowledge of such Loan Party, there is no violation by others of any right of such Loan Party or any of its Restricted Subsidiaries (if any) with respect to any Intellectual Property, other than such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) to the knowledge of such Loan Party, neither such Loan Party nor any of its Restricted Subsidiaries (if any) is infringing upon or misappropriating any copyright, patent, trademark, trade secret or other intellectual property right of any other Person, (iii) neither such Loan Party nor any of its Restricted Subsidiaries (if any) is in breach of, or in default under, any material license of Intellectual Property by any other person to such Loan Party or any of its Subsidiaries (if any), and (iv) no proceedings have been instituted or are pending against such Loan Party or any of its Restricted Subsidiaries (if any) or, to the knowledge of such Loan Party, are threatened, and no claim against such Loan Party or any of its Restricted Subsidiaries (if any) has been received by such Loan Party or any such Restricted Subsidiary, alleging any such infringement or misappropriation.

(d) No Impairment. Neither the execution, delivery or performance of this Agreement and the other Loan Documents, nor the transactions contemplated hereby, will alter, impair or otherwise affect or require the consent, approval or other authorization of any other person in respect of any right of such Loan Party or any of its Restricted Subsidiaries (if any) in any Intellectual Property, except to the extent that alteration or impairment or the failure to obtain any such consent, approval or authorization would not reasonably be expected to result in a Material Adverse Effect.

(e) No Agreement or Order Materially Affecting Intellectual Property. Neither such Loan Party nor any of its Restricted Subsidiaries (if any) is subject to any settlement, covenant not to sue or other instrument, agreement or other document, or any outstanding order, which would reasonably be expected result in a Material Adverse Effect.

SECTION 6.6 Properties.

(a) Such Loan Party and each of its Restricted Subsidiaries (if any) has good and marketable title to, or valid leasehold interests in, all its property material to its business (including, Real Property, if any), free and clear of all Liens and irregularities, deficiencies and defects in title, except for Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and could not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose.

(b) The Property of such Loan Party and of its Restricted Subsidiaries (if any), taken as a whole, is in good operating order, condition and repair (ordinary wear and tear excepted).

(c) Schedule 6.6(c) contains a true, accurate and complete list of each ownership interest in Real Property and each leasehold interest in Real Property where any Material Collateral is located (i) of any Loan Party and describes the type of interest therein held by such Loan Party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, sub-lessee, franchisee or licensee and describes the type of interest therein held by such Loan Party.

(d) Such Loan Party and each of its Restricted Subsidiaries (if any) owns or has rights to use all of its Property and all rights with respect to any of the foregoing which are required for its business and operations as presently conducted. The use by such Loan Party and each of its Restricted Subsidiaries (if any) of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person, in any material respect. No claim has been made and remains outstanding that any Loan Party’s use of any of its property does or may violate the rights of any third party in any material respect. The fee owned Real Property of such Loan Party and each of its Restricted Subsidiaries (if any) is zoned in all material respects to permit the uses for which such Real Property is currently being used. The present uses of the fee owned Real Property of such Loan Party and each of its Restricted Subsidiaries (if any) and the current operations of business of such Loan Party and each of its Restricted Subsidiaries at such Real Property do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws.

SECTION 6.7 Equity Interests and Subsidiaries. Schedule 6.7 sets forth (i) each Loan Party and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of their Equity Interests (other than the Parent) authorized, and the number of Equity Interests outstanding on the Closing Date and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. Except as set forth in Schedule 6.7, neither such Loan Party nor any of its Subsidiaries (if any) (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person. All Equity Interests of such Loan Party and its Subsidiaries are duly and validly issued and are fully paid and non-assessable. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purported to be pledged by) it (if any) under the Pledge Agreement or Canadian Pledge and Security Agreement, as applicable, free of any and all Liens except Permitted Liens, rights or claims of other Persons and, as of the Closing Date, there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).

SECTION 6.8 Investment Company Act. No Loan Party is required to register as an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.9 No Material Misstatements.

(a) Such Loan Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Loan Party Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. On the Closing Date or at the time furnished (in the case of all other reports, financial statements, certificates or other information), the reports, financial statements, certificates or other information furnished (whether in writing or orally) (other than forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by, or on behalf of such Loan Party or any of its Loan Party Subsidiaries to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(b) The Projections delivered to the Agent and Lenders prior to the Closing Date have been prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time made and at the time furnished (it being recognized that such Projections are not to be viewed as facts and that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ significantly from projected results and that such Projections are not a guarantee of performance).

SECTION 6.10 Labor Matters.

(a) There are no strikes, lockouts, stoppages or slowdowns or other material labor disputes affecting, pending or threatened against any Loan Party or any Group Company, other than such strikes, lockouts, stoppages, slowdowns or other disputes that do not impact continued operations at such impacted locations;

(b) The Term Loan will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any Group Company is bound;

(c) All material payments due from any Loan Party or any Group Company, or for which any claim may be made against any Loan Party or any Group Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Group Company; and

(d) The hours worked by and payments made to employees of any Loan Party or any Group Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.11 ERISA.

(a) Each Plan and, with respect to each Plan, each of the Loan Parties and the Group Companies and their ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code;

(b) Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Plan to lose its qualified status;

(c) No liability to the PBGC (other than required premium payments), the IRS, any Plan (other than in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by the Loan Parties, the Group Companies or any of their ERISA Affiliates with respect to any Plan;

(d) No ERISA Event has occurred or could reasonably be expected to occur;

(e) The present value of all accrued benefit obligations under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefit obligations by a material amount;

(f) As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Loan Parties, the Group Companies and each of their ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero;

(g) The Loan Parties, the Group Companies and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan;

(h) No Loan Party, Group Company or any of their ERISA Affiliates contributes to, or has any liability with respect to, any Multiemployer Plan or has any contingent liability with respect to any post-retirement welfare benefit under a Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA; and

(i) No Loan Party, Group Company or any of their ERISA Affiliates maintains or contributes to any employee benefit plan that is subject to the laws of any jurisdiction outside the United States of America.

SECTION 6.12 Environmental Matters. The Loan Parties are in compliance with all applicable Environmental Laws including obtaining, maintaining and complying with all Environmental Permits required for their current or intended operations or for any Property owned, leased, or otherwise operated by any of them in all material respects. The Guarantors are in compliance with all applicable Environmental Laws including obtaining, maintaining and complying with all Environmental Permits required for their current or intended operations or for any Property owned, leased, or otherwise operated by any of them in all material respects, except to the extent failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.13 Insurance. Schedule 6.13 sets forth a true, complete and accurate description in all material respects and in reasonable detail of each Loan Party’s general commercial liability and property or casualty policies maintained as of the Closing Date. Each Loan Party is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. No Loan Party (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

SECTION 6.14 Security Documents. The Security Agreement, the Pledge Agreement, the Canadian Pledge and Security Agreement, and Mortgages (if any) (collectively, the “Security Documents”) are effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid, binding and enforceable security interest in and pledge of the Collateral described therein and proceeds and products thereof. In the case of (i) pledged Equity Interests represented by certificates, if any, (x) when such certificates (together with powers of attorney to transfer such Equity Interests, in blank, executed by a duly authorized officer of the relevant Loan Party) are delivered to the Agent for possession within the State of New York or (y) when financing statements in appropriate form under the UCC or PPSA, as applicable, with respect to each such Loan Party are filed, all related filing fees are paid, and such financing statements are registered and indexed, and (ii) the other Collateral described in the Security Agreement or the Canadian Pledge and Security Agreement, as applicable, when financing statements in appropriate form under the UCC or PPSA, as applicable, with respect to each such Loan Party are filed, all related filing fees are paid, and such financing statements are registered and indexed, the Lien created by the Security Agreement in such Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, to the extent such Lien may be perfected by the filing of a financing statement under the UCC or PPSA, as applicable, as security for the Obligations, in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Liens).

SECTION 6.15 PATRIOT Act, etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Term Loan will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 6.16 Anti-Money Laundering Laws.

(a) Neither such Loan Party nor any of the Group Companies is in violation of any Anti-Money Laundering Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering Law.

(b) Neither such Loan Party nor any of the Group Companies or, to their knowledge, their respective agents acting or benefiting in any capacity in connection with the Term Loan or the other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person with which any Agent or Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Money Laundering Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” (as defined in Executive Order No. 13224);

(v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person affiliated or associated with any Person described in Section 6.16(b)(i)-(v) above.

(c) No Loan Party or, to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Term Loan or the other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

SECTION 6.17 Anti-Corruption Laws and Sanctions.

(a) The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b) the Loan Parties and their respective officers, directors, employees and to the knowledge of the Loan Parties, the agents of the Loan Parties, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(c) (i) No Loan Party and to the knowledge of such Loan Party none of their directors, officers or employees, and (ii) to the knowledge of any Loan Party, no agent of such Loan Party that will act in any capacity in connection with or benefit from the Term Loan, is a Sanctioned Person.

SECTION 6.18 Reserved.

SECTION 6.19 Taxes; Governmental Charges. Such Loan Party and each of its Subsidiaries has filed prior to delinquency all material federal, state, provincial, and foreign income tax returns which are required to be filed, and has paid or caused to be paid all Taxes as shown on such returns or on any assessment received by it prior to the date such Taxes have become overdue, except any Taxes that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP.

SECTION 6.20 Compliance with Law. The business and operations of such Loan Party and any of the Group Companies as conducted as of the Closing Date, are in compliance with all Requirements of Law in all material respects. No Loan Party or any Group Company is engaged in any Restricted Cannabis Activities.

SECTION 6.21 Absence of Financing Statements. Except for Permitted Liens or those filings or recorded documents evidencing or relating to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage/deed of trust or other document filed or recorded with any filing records, office, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, the Property of any Loan Party.

SECTION 6.22 Litigation. Except as set forth in Schedule 6.22, as of the Closing Date, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of such Loan Party, threatened against such Loan Party or any Group Company before any court, tribunal or administrative agency or board which, (a) if adversely determined, would reasonably be expected to result in a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.

SECTION 6.23 Solvency. The Loan Parties and their Subsidiaries, taken as a whole, before and immediately upon giving effect to the incurrence of the Initial Term Loan hereunder on the Closing Date are Solvent.

SECTION 6.24 Material Contracts. Schedule 6.24 contains a true, accurate and complete list in all material respects of each Material Contract to which a Loan Party is a party as of the Closing Date, each of which is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies. Neither such Loan Party nor any of its Restricted Subsidiaries is presently in material default (beyond any applicable grace or cure period), or has received a notice that it is in default, under any Material Contract to which it is a party and has not received any written notice of the intention of any other party (including any Governmental Authority) thereto to terminate, revoke, or suspend any Material Contract or of any alleged non-compliance thereunder.

SECTION 6.25 No Default or Event of Default. No event has occurred or is continuing which constitutes, or could reasonably be expected to result in, a Default or Event of Default hereunder.

SECTION 6.26 No Conflicts. The execution, delivery and performance by such Loan Party and any of its Loan Party Subsidiaries (if any) of this Agreement and other Loan Documents to which they are a party and the transactions contemplated by this Agreement (i) do not require any consent (including any Cannabis License), exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Agreement, the Pledge Agreement, and Canadian Pledge and Security Agreement and (C) filings with and submissions to any Governmental Authority as required by applicable law, (ii) will not violate the organizational documents of any Loan Party or any of its Subsidiaries, (iii) will not violate or result in a default or require any consent or approval under any indenture, instrument, agreement, or other document binding upon any Loan Party or its property or to which any Loan Party or its property is subject, or give rise to a right thereunder to require any payment to be made by any Loan Party, (iv) will not violate any Requirement of Law in any material respect and (v) other than Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any property of any Loan Party, except, in each case with respect to clauses (i), (iii) and (iv) of this Section 6.26, for consents, authorizations or approvals obtained on or before the Closing Date.

SECTION 6.27 Reserved.

SECTION 6.28 Bank Accounts. Schedule 6.28 contains a true, accurate and complete list in all material respects of each Bank Account of the Loan Parties as of the Closing Date.

ARTICLE VII.
AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than inchoate indemnity obligations for which no claim has been asserted), each Group Company covenants and agrees that, unless the Agent shall otherwise consent in writing:

SECTION 7.1 Compliance.

(a) Compliance with Laws, Etc. Each Group Company will, and will cause its Subsidiaries (if any) to, comply with all applicable Requirements of Law, except to the extent failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

(b) Compliance with Environmental Laws; Notice; Preparation of Environmental Reports.

(i) Each Group Company will, and will cause its Subsidiaries (if any) to, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its Real Property to: (A) comply, with all applicable Environmental Laws and Environmental Permits; (B) obtain and renew all Environmental Permits necessary for its operations and properties; (C) to the extent required by any Governmental Authority, conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action, in each case, necessary to address any releases of Materials of Environmental Concern by such Group Company or its Subsidiaries at, on, under or emanating from any Real Property owned, leased or operated by it in accordance with the requirements of all Environmental Laws, and (D) make an appropriate response to any investigation, notice, demand, claim, suit or other proceeding asserting Environmental Liability against such Group Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, except in the case of each of clauses (A) through (D), where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(ii) Solely to the extent that Agent has reason to believe that there has been a release on such Material Real Property of Materials of Environmental Concern in violation of Environmental Laws, at the reasonable request of the Agent from time to time (but, except during the continuance of an Event of Default, not more than once per year), provide to the Agent within sixty (60) days after such request, at the expense of the Loan Parties, a non-invasive “Phase I” environmental assessment report for any such Mortgaged Real Property described in such request, prepared by an environmental consulting firm reasonably acceptable to the Agent, indicating the presence or absence of Materials of Environmental Concern or noncompliance with Environmental Law and the estimated cost of any compliance, response or other corrective action to address any Materials of Environmental Concern released by any Group Company or any of its Subsidiaries in violation of Environmental Laws on such Real Property; without limiting the generality of the foregoing, if an Event of Default has occurred and continues to exist and the Agent determines that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers. The Group Companies will, at their sole cost and expense, comply with all reasonable written requests of the Agent to effectuate remediation of any condition (including but not limited to a release of Materials of Environmental Concern) in, on, under or from the Real Property or take other reasonable action necessary to come into compliance with Environmental Law but only to the extent that such action is required by applicable Environmental Law.

SECTION 7.2 Reporting and Notice Requirements. The Loan Parties will furnish to the Agent:

(a) Monthly Financial Information- . As soon as practical, and in any event within thirty (30) days after the end of each fiscal month of the Loan Parties (including any fiscal month that is also a quarter-end), (A) the Parent’s internally prepared “Internal P&L” Excel file, in the form delivered to the Agent prior to the Closing Date or otherwise in a form reasonably acceptable to the Agent, which shall include detail for each state and revenue of each dispensary; (B) internally prepared statements of cash balances of each Loan Party and their respective Subsidiaries on an individual entity basis; (C) the most recent bank account statements for all Loan Party Bank Accounts (including for the avoidance of doubt, all Bank Accounts opened or acquired after the Closing Date, if any); (D) an accounts payable agings report including a description of any past due accounts which are being contested in good faith; (E) consolidated balance sheets of the Parent and its consolidated Subsidiaries; (F) the key performance indicator data file for such period in the form delivered to the Agent prior to the Second Amendment Effective Date or otherwise in a form reasonably acceptable to the Agent; (G) a summary from the chief financial officer of the Borrower Representative detailing the key drivers of changes to the cash balance of the Parent and its consolidated Subsidiaries during such month in a form reasonably acceptable to the Agent; and (H) a certificate of an Authorized Officer of the Borrower Representative

calculating and certifying as to the aggregate Controlled Account balances, as of the last day of the most recently ended month and confirming compliance with the minimum liquidity covenant set forth in Section 8.18.

(b) Quarterly Financial Statements. As soon as practical and in any event within sixty (60) days after the end of each fiscal quarter of the Loan Parties (commencing with the fiscal quarter ending September 30, 2024, and including all four fiscal quarters in any year thereafter), shall deliver (i) consolidated balance sheets of (A) the Parent and its consolidated Subsidiaries and (B) each Borrower Holding Company and its consolidated Subsidiaries, and in each case, related statements of operations and statements of cash flows as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (1) the financial statements for the immediately preceding Fiscal Year and (2) the Projections, all in reasonable detail and certified by an Authorized Officer of the Borrower Representative as fairly presenting, in all material respects, the financial position of the Parent and its consolidated Subsidiaries and of each Borrower Holding Company and its consolidated Subsidiaries, as applicable, as of the end of such quarter and the results of operations and cash flows of the Parent and its consolidated Subsidiaries and of each Borrower Holding Company and its consolidated Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its consolidated Subsidiaries furnished to the Lenders, subject to the absence of footnotes and normal year-end adjustments and (ii) the free cash flow bridge file for such period in the form delivered to the Agent prior to the Second Amendment Effective Date or otherwise in a form reasonably acceptable to the Agent.

(c) Annual Audited Financial Statements. Beginning with the Fiscal Year ended on December 31, 2024, as soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, balance sheets (which are to be consolidated, if applicable), statements of operations, changes in partnership capital and statements of cash flows of the Parent and its consolidated Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projection, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Agent (it being acknowledged and agreed by the Agent that MNP LLP is an acceptable independent public accounting firm) (which opinion shall be without any qualification or exception as to the scope of such audit, and the failure to deliver such an unqualified opinion shall be a breach of this covenant (except for a qualification limited solely to the current maturity of any Debt)).

(d) Quarterly Compliance Certificate. Simultaneously with the delivery of the quarterly financial statements required by clause (b) of this Section 7.2, a certificate of the Chief Financial Officer of the Borrower Representative (a “Quarterly Compliance Certificate”) in the form of Exhibit E hereto or such other form acceptable to Agent: certifying (or providing a schedule of exceptions) that (i) the Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Loan Parties during the period covered by such financial statements with a view to determining whether the Loan Parties were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Loan Parties propose to take or have taken with respect thereto; (ii) each of the representations and warranties made in Article VI hereof shall be true and correct in all material respects as of the date thereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent of changes permitted by the terms of this Agreement; provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; (iii) all insurance coverage required hereunder is being maintained and there have been no claims filed under such policies; (iv) no material lawsuits or material claims have been threatened in writing or filed against any Group Company; (v) there have not been any investigations, inquiries, or other disciplinary actions by any Governmental Authority required to be disclosed pursuant to Section 7.2(g), except as has already been disclosed to the Agent in accordance with such section; (vi) a summary of the status of any Permitted Acquisitions required to be disclosed to the Agent pursuant to terms hereof, including copies of related term sheet and letters of intent; (vii) a calculation of the Total Debt to Adjusted EBITDA Ratio as of the most recently ended fiscal quarter; (viii) all Subsidiaries that have been designated as Excluded Subsidiaries continue to comply with the applicable requirements of such definition and remain Excluded Subsidiaries; and (ix) a summary of all Debt suffered to remain outstanding in reliance on Section 8.2(w) as of the most recently ended fiscal quarter.

(e) Perfection Certificate. Concurrently with the delivery of the annual financial statements required to be delivered pursuant to Section 7.2(c) above, an updated Perfection Certificate identifying changes to the Perfection Certificate delivered on the Second Amendment Effective Date.

(f) Tax Returns. Within fifteen (15) Business Days after the filing thereof, copies of the tax returns filed by any Group Company.

(g) Notice of Default; Loss of Material Contract or Material Adverse Effect. Promptly (but in any event within five (5) days after any Group Company has knowledge thereof), notice of the occurrence of (i) any Default or Event of Default, (ii) termination or non-renewal of a Material Contract, (iii) any default under any Material Indebtedness, or (iv) the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, in each case together with the written statement of an Authorized Officer of the Borrower Representative setting forth the details of such Event of Default or Default, termination or non-renewal, or other event or development, and the action(s) which the affected Group Company proposes to take with respect thereto.

(h) Communications with Governmental Authorities. Promptly after submission to or receipt from any Governmental Authority, all material documents and information furnished to or received from such Governmental Authority in connection with any investigation, notice of enforcement proceedings, complaints, or inspections by any Governmental Authority with respect to any Group Company or any Subsidiary of any Group Company or relating to any Cannabis License, other than routine inquiries by and filings with, any such Governmental Authority (but including for the avoidance of doubt any notice regarding a Cannabis License).

(i) Material Contracts. As soon as possible and in any event within five (5) Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract.

(j) Financial Reports. Promptly following request by the Agent, copies of all financial reports (including, without limitation, management letters), if any, submitted to Group Company by its auditors in connection with any annual or interim audit of the books thereof and copies of all significant written final reports submitted to the Group Companies by its accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems, including any final comment letters delivered to management and all responses thereto.

(k) Insurance. Promptly upon request, any certification or other evidence reasonably requested from time to time by any Lender or Agent, confirming the Group Companies’ compliance with Section 7.7 hereof.

(l) Notice of Change in Fiscal Year. The Fiscal Year of the Group Companies is December 31 of each calendar year. Borrower Representative will promptly notify Agent if any Group Company changes its Fiscal Year.

(m) Notification of Pending Litigation. Each Group Company will, promptly upon becoming aware thereof, notify the Agent in writing of the commencement of, or any material development in, any material litigation or proceeding affecting a Group Company.

(n) Public Filings. Copies all material periodic and other reports, proxy statements and other material filed by any Group Company with the SEC, the Canadian Securities Authorities or the OSC, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be.

(o) Additional Information. Such other reports and other information concerning the condition or operations, financial or otherwise as the Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.2(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the Canadian Securities Authorities or OSC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available and posted on the Parent’s profile on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval + (“SEDAR+”); or (ii) on which such documents are posted on the Parent’s behalf on an internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether made available by the Agent); provided that: (A) upon written request by the Agent (or any Lender through the Agent) to the Borrower Representative, the Borrower Representative shall deliver paper copies of such documents to the Agent or such Lender within three (3) Business Days of the applicable document being posted on SEDAR+ or posted on an internet or intranet website until a written request to cease delivering paper copies is given by the Agent or such Lender and (B) if no written request has been delivered to the Borrower Representative in accordance with subsection (A) of this paragraph, the Borrower Representative shall notify the Agent and each Lender (e-mail to suffice) of the posting of any such documents within three (3) Business Days of such posting, and provide to the Agent electronic versions (i.e., soft copies) of such documents.

SECTION 7.3 Use of Proceeds. The proceeds of the Initial Term Loan made on the Closing Date shall be used only as described in the letter of direction provided by the Borrowers to the Agent on the Closing Date in connection with the sources and uses of the Initial Term Loan and for ordinary working capital purposes of the Borrowers. The proceeds of the 2025 Incremental Term Loan made on the Second Amendment Effective Date shall be used only as described in the letter of direction provided by the Borrowers to the Agent on the Second Amendment Effective Date in connection with the sources and uses of the 2025 Incremental Term Loan and for growth capital expenditures, and other general corporate purposes, of the Borrowers.

SECTION 7.4 Taxes and Liens. Each Group Company will (a) pay, discharge or otherwise satisfy prior to delinquency all of its Federal, state and other material obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its Property, taking into account 26 U.S. Code §280E (to the extent applicable), except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) timely and accurately file all federal, state and other material Tax returns required to be filed.

SECTION 7.5 Maintenance of Property and Licenses.

(a) Maintenance of Property. The Loan Parties will at all times maintain, preserve, protect, and keep, or cause to be maintained, preserved, protected, and kept, the Property of each such Loan Party, in good repair, working order, and condition (ordinary wear and tear excepted) and consistent with the applicable entity’s past practice.

(b) Preservation of Material Contracts and Permits. Except as otherwise permitted by Agent in writing in its sole discretion, each Group Company shall at all times: (i) preserve, renew and keep in full force and effect in all material respects all Material Contracts (including for the avoidance of doubt, each Cannabis License (but subject to Dispositions of Cannabis License permitted under clause (n) of the definition of Permitted Dispositions)), (ii) preserve, renew, and keep in full force and effect all material governmental permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary in the proper conduct of its business (including for the avoidance of doubt, each Cannabis License), and (iii) file all material documents required to be filed and pay all material regulatory obligations required to be paid to any Governmental Authority with jurisdiction over any Material Contracts (if applicable) and other material governmental permits or licenses.

SECTION 7.6 Right of Inspection. Upon not less than three (3) Business Days’ prior written notice by the Agent to the Borrower Representative (except that during the continuance of an Event of Default, only one (1) Business Day’s prior written notice shall be required), the Loan Parties will permit the Agent and any representative of the Agent (including but not limited to Agent’s engineer, architect, or inspector) from time to time during normal business hours to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers or managerial employees or independent accountants (provided that a representative of the Loan Parties shall be provided the opportunity to be present for any meeting with the Parent’s independent accountants); provided, however, that so long as no Event of Default has occurred or is continuing the Loan Parties shall only be responsible for the cost of one (1) such inspection per fiscal year. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the Agent in accordance with this Section 7.6.

SECTION 7.7 Insurance. The Loan Parties will maintain or cause to be maintained with financially sound and reputable insurers, casualty insurance, such public liability insurance, third party property damage insurance, and, solely to the extent any Mortgaged Real Property is located in a flood zone, flood risk insurance, in each case with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained by Persons of established reputation engaged in business in the applicable jurisdiction, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions shall be customary for such persons. All casualty policies covering the Collateral are to be made payable to the Agent in case of loss, under a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as the Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. The Borrowers will cause Agent to be named as an additional insured, loss payee and insured mortgagee, as applicable, on each general commercial liability and casualty insurance policy, as applicable, pursuant to endorsements (or, in the case of the Canadian Loan Parties, certificates of insurance) in form and content reasonably acceptable to Agent. Copies of all certificates of insurance are to be delivered to the Agent, with the loss payable and additional insured endorsement in favor of the Agent for the benefit of the Lenders, as their respective interests may appear, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Agent of the exercise of any right of cancellation. If any Loan Party fails to maintain the insurance required under this Section 7.7, the Agent, after prior written notice to the Borrower Representative, may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Agent’s and Lenders’ part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Agent shall, upon the direction of the Lenders, have the sole right, in the name of the Lenders, to direct any Borrower to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

SECTION 7.8 Maintenance of Office. The Borrowers will maintain their chief executive office at 357 S. Gulph Rd., Ste 330, King of Prussia, PA 19406, or at such other place in the United States of America as the Borrower Representative shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which the Borrowers are a party may be given or made.

SECTION 7.9 Existence. Each Group Company will preserve and maintain its legal existence and all of its rights, privileges, licenses, contracts and property and assets used or useful to its business, except where the failure to maintain and preserve such rights, privileges, licenses, contracts, property or assets would not reasonably be expected to have a Material Adverse Effect, except in each case, for transactions permitted under Section 8.4.

SECTION 7.10 Deposit Account Control Agreements. On or before the Closing Date, unless extended by the Agent in its sole discretion, the Borrowers shall have delivered to the Agent a fully executed deposit account control agreement (the “DACA”), in form and substance reasonably satisfactory to the Agent, with respect to each Bank Account (other than an Excluded Account). In the event that any Borrower opens any new Bank Account (other than an Excluded Account) after the date hereof, such Borrower shall deliver to the Agent a fully executed DACA, in form and substance reasonably satisfactory to the Agent, prior to or simultaneously with opening of such new Bank Account, unless otherwise agreed by the Agent in writing in its sole discretion, it being acknowledged and agreed to by the Agent that with respect to any DACA required to be delivered after the date hereof from a depositary institution that has previously entered into a DACA in connection with the Loan Documents, shall be deemed to be reasonably satisfactory to the Agent so long as such new DACA is substantially in the form of such previously agreed to DACA.

SECTION 7.11 Landlord Waivers; Collateral Access Agreements. With respect to (a) any Real Property that is not owned by a Borrower where at any time any Material Collateral is located or (ii) that is operated as a dispensary or a cultivation or manufacturing facility, or (b) any location where Material Collateral is stored on the premises of a bailee, warehouseman, or similar party location, then in each case such Loan Party will and shall cause any of its applicable Restricted Subsidiaries, to use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements as the case may be, in form and substance reasonably satisfactory to the Agent until such time the parties mutually agree otherwise.

SECTION 7.12 Additional Borrowers, Guarantors and Collateral Security.

(a) Each Loan Party shall cause each of its direct and indirect Restricted Subsidiaries formed or acquired after the Closing Date, to execute and deliver to the Agent promptly (and in any event within thirty (30) days after the formation or acquisition thereof), (1) a Joinder Agreement, pursuant to which such Restricted Subsidiary shall be made a party to this Agreement as a Borrower or a Guarantor, as applicable (including providing supplements to the Schedules hereto); (2) to the extent joining this Agreement as a Guarantor, a guaranty agreement, in form and substance reasonably satisfactory to Agent, pursuant to which such Restricted Subsidiary shall guaranty the Obligations; (3) supplements to each of the Security Agreement and the Pledge Agreement or Canadian Pledge Agreement, as applicable, together with (A) certificates, if any, evidencing all of the Equity Interests of any Person owned by such Restricted Subsidiary required to be pledged under the terms of the Pledge Agreement or Canadian Pledge and Security Agreement, as applicable, (B) undated stock powers for such certificated Equity Interests, if any, executed in blank, and (C) such opinions of counsel as the Agent may reasonably request; (4) Omnibus Collateral Assignments in favor of Agent for any Material Contracts of such newly formed or acquired Restricted Subsidiary; (5) a joinder to the Intercompany Subordinated Note, pursuant to which such Restricted Subsidiary shall be made a party to the Intercompany Subordinated Note as an Affiliated Obligor (as defined in the Intercompany Subordinated Note) thereunder; and (6) such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to effect the intent that such Restricted Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Restricted Subsidiary shall become Collateral for the Obligations.

(b) To the extent any of the following is acquired or entered into by any Group Company after the Closing Date, each Group Company shall promptly, in any event within five (5) Business Days after entering into the same, deliver an Omnibus Collateral Assignment to Agent for: (i) any Material Contract that is a Management Agreement or a Lease Agreement, ~~or~~ (ii) the Aunt Mary’s Acquisition Documents, and (iii) any other material agreement as may be reasonably requested by Agent, but in each case, excluding any such agreement to the extent that it constitutes Excluded Collateral (as defined in the Security Agreement); each in form and substance satisfactory to the Agent.

(c) In the event any Loan Party or Restricted Subsidiary of a Loan Party acquires any fee owned Material Real Property (or in the event any Restricted Subsidiary that is required to be joined as a Borrower or Guarantor hereunder pursuant to clause (a) above owns any fee owned Material Real Property), Borrower Representative shall notify the Agent of such Real Property immediately and in any event within five (5) Business Days of such acquisition or joinder, as applicable, and within 45 days (or such longer period consented to by Agent in writing), such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, the applicable Real Property Deliverables relating to such Material Real Property.

SECTION 7.13 Anti-Corruption Laws and Anti-Money Laundering Laws.

(a) The Group Companies will and shall cause each of their Subsidiaries to maintain policies and procedures that are designed to ensure compliance by each Group Company, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti-Money Laundering Laws.

(b) The Group Companies will and shall cause each of their Subsidiaries to comply with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

SECTION 7.14 Lender Meetings. The Loan Parties will participate in quarterly (or if requested by the Agent, monthly) conference calls or, to the extent agreed by Borrower Representative and Agent, in person meetings with the Agent and those Lenders electing to participate, such conference calls and meetings to be held at such time as may be agreed to by the Borrower Representative and the Agent; provided, that, the failure to hold any such meeting resulting primarily from the action or inaction of the Agent or any Lender shall not be deemed to a breach of the Loan Parties’ obligations under this Section 7.14.

SECTION 7.15 Lien Releases. Prior to the commencement of any construction, improvement or related activity on any Material Real Property after the date the Mortgage on such Real Property has been recorded, the Borrowers shall obtain a Lien release or subordination of Lien, in form and substance reasonably satisfactory to the Agent, from each contractor, mechanic, materialman, laborer or other Person involved with the construction, build-out and equipping of any Material Real Property that also provided work, supplies or services, or has an Affiliate that provided work, supplies or services, on such Material Real Property prior to the date the Mortgage on such Material Real Property was recorded.

SECTION 7.16 Sales-Tracking Software. Upon the written request of the Agent after the occurrence and during the continuance of an Event of Default, the Borrowers shall grant to the Agent view access with respect to their Sales Tracking Software; provided that, such access shall be reasonably limited to ensure that the Borrowers are not disclosing any personally identifiable information of any customers of a Borrower or otherwise in breach of any confidentiality obligations imposed on a Borrower.

SECTION 7.17 Further Assurances. The Loan Parties will and shall cause their Subsidiaries to cooperate with the Agent and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

SECTION 7.18 Post-Closing Obligations. Comply with the provisions set forth in Schedule 7.18 within the time periods set forth therein (or such later date to which the Agent consents in its sole discretion).

SECTION 7.19 Securities Laws Matters. Parent shall (a) maintain the listing and posting for trading of its common shares on the Toronto Stock Exchange unless such capital stock is listed and posting for trading on the New York Stock Exchange or Nasdaq or another duly authorized stock exchange in the United States or Canada (so long as any transition of the listing of such capital stock is not the result of a failure of Parent to comply with the listing requirements of the applicable stock exchange), in which case it shall maintain such listing and posting on such exchange, and (b) maintain its status as a filer with the US Securities and Exchange Commission or the equivalent thereof in Canada, and, in each case not in default (beyond any notice and cure period) of the requirements of the Applicable Securities Legislation in the Reporting Jurisdictions.

ARTICLE VIII.
NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than inchoate indemnity obligations for which no claim has been asserted), each Group Company, covenants and agrees that, without the prior written consent of the Agent, it will not, and will not permit any of its respective Restricted Subsidiaries to:

SECTION 8.1 Restrictive Agreements, Etc. Enter into any agreement (other than a Loan Document) prohibiting:

(a) [reserved];

(b) the ability of such Person to amend or otherwise modify any Loan Document or waive, consent to or otherwise deviate from any provision under any Loan Document; or

(c) the ability of such Person to make any payments, directly or indirectly, to any Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to (i) customary restrictions of the type described in clauses (b) and (c) above (which do not prohibit the Loan Parties from complying with or performing the terms of this Agreement and the other Loan Documents) which are contained in any agreement, (ii) restrictions or conditions contained in contracts, leases and documents governing (A) Financing Debt in existence as of the Second Amendment Effective Date or (B) any Permitted Purchase Money Debt, (iii) for the assignment of any contract or licensed intellectual property entered into by any Borrower or any of its Subsidiaries in the ordinary course of business, (iv) for the transfer of any asset pending the close of the sale of such asset pursuant to a Disposition permitted under this Agreement, and (v) with respect to any lease existing on the date hereof, customary provisions in leases restricting the assignment or sublet thereof.

SECTION 8.2 Restrictions on Debt. Create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Debt other than:

(a) the Obligations and any other Debt arising under any of the Loan Documents;

(b) Permitted Purchase Money Debt and any Permitted Refinancing Debt in respect of such Debt, in each case incurred from and after the Closing Date; provided that the aggregate principal amount of all such Debt shall not exceed $1,000,000 at any time outstanding;

(c) ~~(i)~~ Debt of any Loan Party owing to another Loan Party; provided all such Debt shall be subject to the Intercompany Subordinated Note;

(d) Debt in respect of Taxes to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.4 and not otherwise constituting an Event of Default;

(e) Debt in respect of judgments or awards that do not constitute an Event of Default under Section 9.1(p);

(f) (i) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (ii) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(g) guarantees in the ordinary course of business of the obligations of contractors, payment processors, suppliers, customers, franchisees, licensees and other commercial contracts of the Parent and its Restricted Subsidiaries;

(h) Debt existing as of the Fourth Amendment Effective Date and set forth on Schedule 8.2 and any Permitted Refinancing Debt in respect of such Debt;

(i) Permitted Third-Party Mortgage Debt;

(j) Subordinated Debt;

(k) Unsecured Debt owing to insurance carriers and incurred to finance insurance premiums in the ordinary course of business;

(l) Debt incurred in respect of automatic clearing house arrangements, netting services, overdraft protections, credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), cash management products or services, or other cash management and treasury services, or similar services, in each case, incurred in the ordinary course of business;

(m) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions or other Investments, fundamental changes, or Permitted Dispositions, in each case, permitted under the Loan Documents;

(n) Permitted Parent Guarantee Debt;

(o) Debt in connection with surety, performance, bid, appeal or similar bonds, letters of credit, bank guarantees and performance bonds and other similar obligations obtained in the ordinary course of business and in connection with workers’ compensation, health, disability or other employee benefits, environmental obligations or property, casualty or liability insurance of the Loan Parties and in connection with other surety and performance bonds (including warehouse, liquor licensing and customs bonds) in the ordinary course of business;

(p) to the extent constituting Debt: (i) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of a Borrower or its Subsidiaries, (ii) obligations in connection with repurchase agreements constituting Cash Equivalents at the time such Investment was made, (iii) endorsement of instruments or other payment items for deposit in the ordinary course of business and (iv) deferred compensation, pension plan and pension benefit obligations and liabilities to current or former employees, officers, directors, managers, consultants of a Borrower and its Subsidiaries incurred in the ordinary course of business;

(q) Guarantees by a Group Company of Debt of any Subsidiary and by any Subsidiary of Debt of a Group Company or any other Subsidiary, provided that the Debt so guaranteed is otherwise permitted by this Section 8.2; provided further that, any guarantee of Debt of any Subsidiary that is not a Loan Party, is permitted as an Investment under Section 8.7;

(r) Investments constituting Debt and otherwise permitted by this Agreement;

(s) unsecured deferred purchase price obligations (including earn-outs) incurred in connection with any Permitted Acquisition by a Loan Party or a Restricted Subsidiary consented to by Agent in writing (provided, for the avoidance of doubt, that Agent in its sole discretion may require that such obligations be subject to a Subordination Agreement;

(t) Debt of a Person whose assets or Equity Interests are acquired by a Loan Party or a Restricted Subsidiary in connection with any Permitted Acquisition; provided, that such Debt (i) is Permitted Purchase Money Debt, (ii) was in existence prior to the date of such Permitted Acquisition, (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, and (iv) is consented to by Agent in writing;

(u) To the extent constituting Debt, Restricted Payments required to be paid by TSND NJ or TSND NJ Dispensing to the TSND NJ Minority Members under the terms of the TSND NJ LLCA or TSND NJ Dispensing LLCA, as applicable;

(v) Debt of any Permitted Acquisition Subsidiary and its Subsidiaries, so long as the aggregate amount of such Debt (including any Permitted Acquisition Debt and deferred payment obligations) shall not exceed at any time the lesser of (i) 2.5 times the Adjusted EBITDA of such Permitted Acquisition Subsidiary and its consolidated Subsidiaries and (ii) $30,000,000;

(w) additional unsecured Debt in an aggregate amount not exceeding the greater of (i) the amount outstanding under the Palmer Facility or (ii) $2,000,000 at any time outstanding;

(x) (i) the [***]~~and~~, (ii) the 2026 Second Lien Convertible Debentures, and (iii) any Permitted Refinancing Debt in respect of the 2026 Second Lien Convertible Debentures so long as such refinancing includes a maturity date no earlier than September 30, 2031; and

(y) all premiums, interest, fees, expenses charges and additional or contingent interest on the Debt described in clauses (a) through (~~v~~x) above.

SECTION 8.3 Restrictions on Liens. Create or incur or suffer to be created or incurred or to exist any Lien upon any of its Property, or upon the income or profits therefrom; provided that, the Group Companies and their Subsidiaries may create or incur or suffer to be created or incurred or to exist the following Liens (collectively, the “Permitted Liens”):

(a) Liens to secure Taxes, assessments and other government charges in respect of obligations the payment of which is not required under Section 7.4;

(b) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pensions or other social security obligations or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations, incurred in the ordinary course of business;

(c) (i) Liens in respect of judgments not constituting an Event of Default under Section 9.1(p), (ii) Liens securing litigation, appeal or surety bonds entered into in connection with any litigation and (iii) Liens arising out of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made in accordance with GAAP;

(d) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of Real Property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under leases to which the Group Companies are a party, and other minor Liens or encumbrances none of which interferes in any material respect with the use of such Real Property affected in the ordinary conduct of the business of the Group Companies, which defects do not, individually or in the aggregate, have a Material Adverse Effect on the business of the Group Companies;

(e) Liens on equipment arising from precautionary UCC or PPSA financing statements regarding operating leases of equipment;

(f) Liens imposed by law, such as of carriers, warehousemen, bailees, mechanics, materialmen, builders’, construction and other similar Liens arising in the ordinary course of business and securing amounts that are not overdue by more than forty-five (45) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(g) first-priority Liens securing the Permitted Third-Party Mortgage Debt so long as such Liens encumber only the applicable Permitted Third-Party Mortgaged Property;

(h) ~~[Reserved]~~Liens securing the 2026 Second Lien Convertible Debentures pursuant to the Subordinated Guaranty and Security Agreement;

(i) Liens existing as of the Second Amendment Effective Date and set forth on Schedule 8.3; provided that any such Lien shall only secure the obligations that it secures on the Closing Date;

(j) Liens arising under any of the Loan Documents;

(k) Liens on equipment acquired or held by any Group Company or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Debt so long as such Lien only (i) attaches to such property (together with proceeds, products, accessories) and (ii) secures the Debt that was incurred to acquire such property; provided that the individual financings of property provided by a single lender may be cross-collateralized to other financings of property provided by such lender or its Affiliates;

(l) Liens of landlords and mortgagees of landlords (i) arising by statute, common law or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord or deposits relating to the applicable lease, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(m) any interest or title of a lessor, licensor, sublessor or sublicensor under any lease, license, sublease or sublicense entered into by any Group Company or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed, subleased or sublicensed;

(n) with respect to any leased Real Property, any mortgage or deed of trust delivered by any landlord in favor of such landlord’s mortgagee;

(o) non-exclusive licenses of Intellectual Property rights granted in the ordinary course of business or licenses of Intellectual Property rights constituting Permitted Dispositions;

(p) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(q) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 8.2(l);

(r) Liens solely on any cash earnest money deposits made by any Group Company in connection with any letter of intent or purchase agreement with respect to an Investment permitted under Section 8.7;

(s) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Person, and Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the UCC or any similar law of any other relevant jurisdiction on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry;

(t) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(u) Liens consisting of an agreement to dispose of any property in a Permitted Disposition;

(v) [Reserved];

(w) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x) Liens arising by operation of law in (i) the United States under Article 2 of the UCC, or (ii) any other relevant jurisdiction pursuant to any similar law of such relevant jurisdiction, in each case, in favor of a reclaiming seller of goods or buyer of goods; and

(y) To the extent any option or right to acquire any asset of any Group Company or any Subsidiary constitutes a Lien, any such Lien but solely if such option or right to acquire is granted in connection with a Permitted Disposition.

SECTION 8.4 Mergers and Acquisitions. Become a party to any merger, amalgamation or consolidation, without the prior written consent of the Agent, other than (a) any merger, amalgamation or consolidation in connection with an Investment permitted under Section 8.7 and the surviving entity of which is a Loan Party and (b) any merger, amalgamation or consolidation among Loan Parties.

SECTION 8.5 Related Party Transactions. Undertake any action or engage in any transaction or activity with any Affiliate, without the prior written approval of the Agent, other than (a) those contemplated or otherwise specifically permitted by the Loan Documents, (b) a transaction in the ordinary course of business on terms (taken as a whole) not materially less favorable to such Person than such Person could obtain in a comparable arms-length transaction with an unrelated third party, so long as no Event of Default shall have occurred and remain outstanding at the time such transaction occurs, or would occur immediately after giving effect to such transaction, (c) the payment of reasonable fees to directors of a Group Company or any of its Subsidiaries who are not employees of a Group Company or any of its Subsidiaries, and compensation, employment, termination and other employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of a Group Company or any Subsidiary, (d) transactions among any Loan Parties, (e) [reserved] and (f) transactions existing on the Closing Date and described on Schedule 8.5 attached hereto.

SECTION 8.6 Restricted Payments. Make any Restricted Payment other than:

(a) Restricted Payments by any Group Company or any Subsidiary of a Group Company to any Loan Party;

(b) with respect to each taxable period in which any Borrower or other Group Company that is a U.S. Person is a member of a consolidated, combined, unitary or similar tax group (“Tax Group”), dividends and distributions by any Borrower or other Group Company that is a U.S. Person in amounts necessary to enable the common parent of such Tax Group to pay any Taxes (including any federal, foreign, state and local income Taxes and franchise Taxes imposed in lieu of income Taxes) of such Tax Group, so long as (i) the amount of any such Restricted Payments do not materially exceed the tax liabilities that would have been payable by such

Borrowers or other Group Company on a stand-alone basis, (ii) no Default or Event of Default is then occurring or continuing or resulting therefrom, and (iii) the Borrowers shall be in compliance with the financial covenant set forth in Section 8.18 on a pro forma basis after giving effect to such Restricted Payment;

(c) Restricted Payments by TSND NJ or TSND NJ Dispensing to TSND NJ Minority Members under (and in accordance with) the terms of the TSND NJ LLCA or TSND NJ Dispensing LLCA;

(d) Restricted Payments to TERInvest LLC, a Delaware limited liability company, in an aggregate amount not to exceed [***] to the extent required by Section 6.3 of the Subscription Agreement dated April 20, 2023 between TerrAscend Growth Corp., a corporation governed by the federal laws of Canada, and TERInvest LLC; and

(e) With the prior written consent of the Agent, repurchases or buybacks by Parent of its Equity Interests provided that, (i) such repurchases of Equity Interests have been approved by the board of directors of Parent, (ii) no Event of Default shall have occurred and be ongoing or result therefrom, (iii) the Loan Parties shall be in pro forma compliance with the requirements of Section 8.18

SECTION 8.7 Restricted Investments(a) . (a) Purchase or acquire, or make any commitment for, the issuance of any Equity Interest or any Debt or obligations or other securities of, or any interest in, any Person, (b) make or, solely to the extent constituting a binding obligation of a Group Company, commit to make any Acquisition, including by way of merger, consolidation or other combination, or (c) make or commit to make any advance, loan, extension of credit or capital contribution to, or assume the Debt of, purchase or acquire any other Debt or interest in, or make any other investment in, any Person including any Affiliate of Borrower or any Subsidiary (the items described in clauses (a), (b) and (c) are referred to, as “Investments”), except for:

(i) Investments in cash and Cash Equivalents;

(ii) (A) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business, and (B) Investments consisting of endorsements of instruments for collection or deposit in the ordinary course of business;

(iii) Investments by any Group Company in any Loan Party;

(iv) advances and prepaid expenses and deposits for lease obligations or in connection with the provision of goods or services, in each case incurred in the ordinary course of business;

(v) accounts receivable created and trade debt extended in the ordinary course of business;

(vi) Investments received in settlement of amounts due to any Group Company or any of its Subsidiaries effected in the ordinary course of business or owing to any Group Company or any of its Subsidiaries as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of Group Company or its Subsidiaries;

(vii) Permitted Acquisitions;

(viii) Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(ix) Investments existing as of the Closing Date and set forth on Schedule 8.7;

(x) Investments constituting Debt permitted under Section 8.2, and guarantees among the Borrowers and their Subsidiaries not constituting Debt and entered into in the ordinary course of business, in each case, to the extent such guarantees also constitute Investments;

(xi) Investments consisting of the non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(xii) purchases and acquisitions (including advances made in connection with such purchases and acquisitions) of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case, in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(xiii) Investments arising out of the receipt of non-cash consideration for the Disposition of assets to the extent permitted under this Agreement;

(xiv) bank deposits and securities accounts maintained in accordance with the terms of this Agreement and the other Loan Documents;

(xv) Investments to the extent solely reflecting an increase in the value of Investments otherwise permitted hereunder;

(xvi) (i) earnest money deposits made in connection with the acquisitions of property and assets not prohibited hereunder, (ii) deposits made in the ordinary course of business securing contractual obligations to the extent constituting a Permitted Lien, and (iii) lease, utility and other similar deposits made in the ordinary course of business of a Group Company and its Subsidiaries to secure the performance of leases or in connection with bidding on government contracts;

(xvii) Investments made pursuant to the establishment and initial capitalization of a Subsidiary for the purposes of a Permitted Acquisition or other permitted Investment or opening of a new dispensary; provided that such Subsidiary, if applicable, is joined to this Agreement pursuant to the terms of Section 7.12;

(xviii) to the extent constituting Investments, the reinvestment by any Excluded Subsidiary of undistributed net income; and

(xix) so long as no Event of Default has occurred and is continuing or would result therefrom, Investments in an aggregate amount not to exceed $500,000 at any time outstanding.

SECTION 8.8 Dispositions. Make any Disposition other than Permitted Dispositions.

SECTION 8.9 Additional Restrictions on Permitted Acquisition Subsidiaries. No Permitted Acquisition Subsidiary nor any of its Subsidiaries shall engage in any business relating to any state or province in which [***].

SECTION 8.10 Changes in Organizational Documents. Amend, modify or alter, or permit to be amended, modified or altered, or enter into any new agreement or document with respect to, any of Group Companies’ Organization Documents or any agreement entered into by such Person with respect to its equity securities, nor shall any Group Company enter into, or permit any of its Subsidiaries to enter into, any new agreement with respect to its equity securities, in each case to the extent the same (i) would reasonably be expected to have a Material Adverse Effect, (ii) would cause or result in a Default or Event of Default hereunder, or (iii) is materially adverse to the interests of the Agent or any Lender. For the avoidance of doubt, no Borrower shall be permitted to change its legal name without providing not less than fifteen (15) days’ prior written notice to the Agent and entering into such documents or agreements reasonably requested by the Agent to ensure that there is no loss of perfection in respect of any Liens in favor of the Agent that may result from such name change.

SECTION 8.11 Financing Transactions. Except as otherwise provided herein, enter into or amend, restate, extend, supplement or otherwise modify, as applicable, any debtor-in-possession, rescue, priming, foreclosure or similar financing by any Group Company.

SECTION 8.12 Sale and Leaseback Transactions. Enter into any Sale and Leaseback without the prior written consent of Agent.

SECTION 8.13 Change in Nature of Business. Engage in any line of business substantially different from those lines of business conducted by the Group Companies and their Subsidiaries on the date hereof or any business substantially related or incidental, complementary, corollary, synergistic or ancillary thereto.

SECTION 8.14 Modifications of Debt and Certain Other Agreements; Etc.

(a) Unless Agent has provided prior written consent, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its Financing Debt, or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Financing Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Financing Debt, would increase the interest rate applicable to such Financing Debt by an amount in excess of two percent (2%) per annum (and excluding increases by reason of the application of the default rate under such Financing Debt as in effect as of the Second Amendment Effective Date or changes in interest rate benchmarks), would add any additional financial or restrictive covenant or event of default, would change the subordination provisions thereof, if any, in a manner unfavorable to the Lenders, or would otherwise be materially adverse to the Lenders;

(b) Make any voluntary payment or pre-payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its Financing Debt (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Financing Debt when due) except (i) as permitted under the applicable Subordination Agreement, (ii) the repayment (at maturity or otherwise), prepayment, or partial prepayment of the [***], (iii) the repayment or, with respect to any conversion, prepayment (at maturity or otherwise) of the 2026 Second Lien Convertible Debentures in ~~connection with any Permitted Refinancing Debt refinancing the~~ [***]~~,~~accordance with the terms thereof (including pursuant to any conversion thereof), provided that no such payments may be made in cash if an Event of Default has occurred and is continuing, (iv) any prepayment otherwise permitted as a Restricted Payment pursuant to Section 8.6, and (v) any other prepayments with the prior written consent of the Agent; and

~~(c) Unless the Agent has provided prior written consent, make any payment of any kind of the~~ [***]~~, other than the partial prepayment permitted by clause (b) above; or~~

(~~d~~c) Unless Agent has provided prior written consent, agree to any amendment, modification or other change to or waiver of (i) any agreement evidencing or governing any Material Indebtedness or (ii) any of its rights under any Material Contract, in each case if such amendment, modification, change or waiver could be adverse in any material respect to the Lenders.

SECTION 8.15 Limitations on Negative Pledges. Enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Borrower to create, incur or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) the provisions of this Agreement and the other Loan Documents, (ii) restrictions or conditions contained in contracts, leases and documents governing Financing Debt in existence as of the Closing Date, (iii) restrictions or conditions imposed by any agreement relating to Debt secured by a Lien solely to the extent permitted under this Agreement or any Loan Document, if such restrictions or conditions apply only to the Property securing such Debt, (iv) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of Property or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the Property or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (v) customary provisions in leases restricting the assignment or sublet thereof.

SECTION 8.16 Restrictions on Parent and U.S. Parent.

(a) Parent and US Parent shall not engage in any business or activity other than (i) the ownership of the Equity Interests of their Subsidiaries and activities reasonably incidental thereto, (ii) the corporate actions required to maintain such entity’s existence ~~and~~, (iii) the execution and delivery of the Loan Documents to which Parent and US Parent are a party and the performance of their obligations thereunder, and (iv) the issuance and payment of Debt expressly permitted hereunder.

SECTION 8.17 [Reserved].

SECTION 8.18 Minimum Liquidity. Permit the balance of unrestricted (other than any restriction (i) in favor of Agent resulting from the Loan Documents, (ii) by operation of law, or (iii) in favor of the applicable depository institutions pursuant to any depository agreements) cash of the Loan Parties on a consolidated and combined basis deposited in Controlled Accounts to be less than the Applicable Minimum Liquidity as of the last day of each fiscal month.

ARTICLE IX.
EVENTS OF DEFAULT

SECTION 9.1 Events of Default. If any of the following events (“Events of Default”) shall occur, effective as of the earlier of: (i) the date the Loan Parties have knowledge of such Event of Default and (ii) the date written notice of such Event of Default is given by Agent to any Loan Party:

(a) Payment Failure. The Loan Parties shall fail to pay any accrued interest on the Term Loan on any Payment Date and such failure continues for a period of three (3) consecutive calendar days;

(b) Maturity Date Payment Failure. The Loan Parties shall fail to make any payment of principal when due or fail to pay the outstanding principal balance of the Term Loans on the Maturity Date;

(c) Other Payment Failure. The Loan Parties shall fail to pay any other amounts owed or due under the Term Loan or this Agreement or any other Loan Document, when the same becomes due and payable, and such failure continues for a period of five (5) consecutive calendar days;

(d) Breach of Specific Covenants. Any breach by a Group Company of the covenants set forth in Section 7.2, Section 7.3, Section 7.6, Section 7.7, Section 7.12, Section 7.18, Section 7.19 and Section 7.9 (solely with respect to existence) or Article VIII hereof;

(e) [Reserved];

(f) New Management Agreements. The occurrence of any Loan Party entering into a Management Agreement with a non-Affiliate or Excluded Subsidiary other than in connection with a Permitted Acquisition that was approved in writing by the Agent [***];

(g) Cross-Default. (i) Any Loan Party shall default (beyond any applicable grace or cure period) on any Material Contract (other than in respect of any Cannabis License); or (ii) any Group Company shall default (beyond any applicable grace or cure period) on any other Debt in excess of, (A) with respect to the Parent or the US Parent, $5,000,000 or (B) with respect to any Borrower (other than US Parent), $3,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure (after any applicable grace and/or cure period) results in the counter-party to such Material Contract or Debt electing to terminate such Material Contract, exercise rights or remedies under such Material Contract or the instruments evidencing such Debt or accelerating the payment of such Debt;

(h) [Reserved];

(i) Failure to Perform. The Group Companies shall fail to perform or observe any other material term, covenant or agreement contained in any other Loan Document (not otherwise addressed in this Section 9.1) and such failure continues unremedied for a period of thirty (30) days after the earlier of (i) the date on which such breach shall first become actually known to any Authorized Officer of the Borrower Representative or (ii) written notice to the Borrower Representative from the Agent;

(j) Insolvency. Any Loan Party or material Excluded Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such Person under the Bankruptcy Code or any other Debtor Law seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or any such Person shall take any corporate action to authorize any of the actions set forth above in this subsection (i);

(k) Termination, Invalidity of Agreements or Interests. The Pledge Agreement, Security Agreement, Canadian Pledge and Security Agreement, or any other Loan Document or any interest of the Lenders thereunder shall for any reason be terminated, invalidated, void or unenforceable, other than as a result of any action or inaction on the part of the Agent or Lenders;

(l) Indictment. Any senior officer of any Loan Party or any of its Subsidiaries, is the subject of any indictments or a proceeding in which potential penalties or remedies include forfeiture of a material portion of Collateral;

(m) Change of Control. Any Change of Control occurs;

(n) Restricted Cannabis Activity. Any Group Company shall engage in any Restricted Cannabis Activity;

(o) Loss of Cannabis License. The loss or suspension of any Loan Party’s Cannabis License for more than thirty (30) days beyond any grace period provided for by the applicable Governmental Authority, which Cannabis License is material to the operations of the Loan Parties (taken as a whole); unless such status is being diligently contested in good faith by appropriate proceedings and the Loan Parties are able to continue operations in accordance with applicable law while such status is being contested;

(p) Judgment. Other than the judgment entered into or related to the KISA Case, one or more judgments, orders or awards for the payment of money exceeding $5,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against any Loan Party and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of thirty (30) consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(q) Continuation of Business. (i) Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, a material part of the business of the Loan Parties, taken as a whole;

(r) [Reserved];

(s) Material Adverse Effect. A Material Adverse Effect occurs;

(t) ERISA Event. Any occurrence of an ERISA Event that results in, or would reasonable be expected to result in, a Material Adverse Effect;

(u) Change in Leadership. The removal, resignation, death or other incapacitation of the Chief Executive Officer or Chief Financial Officer, in each case appointed on the Closing Date, and within ninety (90) days following such removal, resignation, death or other incapacitation the Parent does not hire, promote or appoint, or cause to be hired, promoted or appointed, an individual or individuals to fulfill such role(s), either on an interim or permanent basis, that is approved by the board of directors of the Parent; or

(v) Theft, Loss, Damage, or Destruction. Any occurrence of any loss, theft, substantial damage or destruction of any item or items of assets of any Loan Party (other than in the ordinary course of business), the other Loan Documents or any guarantee (a “Loss”), to the extent the amount of such Loss not fully covered by insurance (excluding any deductible in connection therewith), together with the amount of all other Losses not fully covered by insurance (excluding any deductible in connection therewith) occurring in the same Fiscal Year, exceeds (a) in the case of the Parent or the US Parent, $5,000,000 and (b) in the case of any Borrower, $2,500,000.

Then upon the occurrence of any of the foregoing events (subject to any applicable grace or cure period set forth in each of the foregoing) and during the continuance thereof, the Agent may declare the outstanding principal balance of the Term Loans, all interest thereon and all other outstanding Obligations or amounts payable under this Agreement or any other Loan Document to be forthwith due and payable; provided however, that in the case of any Event of Default pursuant to Subsection (j) of this Section 9.1, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

SECTION 9.2 Remedies. In addition to the rights of the Agent and Lenders in the last paragraph of Section 9.1, upon the occurrence and during the continuance of an Event of Default, the Agent, acting on behalf of the Lenders, will have immediate rights to (i) foreclose on the Collateral (including the Pledged Equity) without any approval or additional action of any Loan Party; (ii) enforce each of the guaranties made by the Guarantors hereunder; (iii) enforce its rights for a Third Party Sale; (iv) seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of its remedies, with respect to such appointment without prior notice or hearing as to such appointment; (v) exercise exclusive control over all Controlled Accounts, including requiring the Loan Parties to immediately direct each depository bank to comply with the DACAs and cease complying with withdrawal or entitlement orders and all other directions concerning the Controlled Accounts originated by any Borrower pursuant to Section 7.10 hereof; and (vi) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents. The Loan Parties shall cause their Restricted Subsidiaries to cooperate with Agent and promptly provide such documentation, access, and other assistance as Agent may request in order to effectuate the foregoing or enforce its rights hereunder.

ARTICLE X.
THE BORROWER REPRESENTATIVE.

SECTION 10.1 Appointment; Nature of Relationship. ~~TerrAscend~~ US~~A~~ Parent is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article X. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the balance of the proceeds of the Term Loans (if any), at which time the Borrower Representative shall promptly disburse such Term Loans to the appropriate Borrower(s). The Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 10.1.

SECTION 10.2 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 10.3 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 10.4 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Agent and the Lenders.

SECTION 10.5 Successor Borrower Representative. Upon the prior written consent of the Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 10.6 Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

ARTICLE XI.
MISCELLANEOUS

SECTION 11.1 Survival of Representations and Warranties. All representations and warranties in each Loan Document shall survive the delivery of the Note and the making of the Term Loan, and shall continue after the repayment of the Note and the Maturity Date until all Obligations are paid in full (other than inchoate obligations for indemnification or unasserted claims for reimbursement), and any investigation at any time made by or on behalf of the Agent shall not diminish the Lenders’ right to rely thereon.

SECTION 11.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Required Lenders and each Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in

Article V or the waiver of any Default or Event of Default shall not constitute an extension or increase of any Commitment of any Lender);

(b) reduce the principal of, or rate of interest specified herein on, any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document to any Lender, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Term Loan or other Obligation or to reduce any fee payable hereunder);

(c) postpone any date scheduled for any payment of principal of, or interest on, any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

(d) change any provision of the Loan Documents that requires ratable sharing of payments to the Lenders in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) (i) release all or substantially all of the value of (A) the Collateral from the Liens of the Security Documents or (B) the value of the guarantees provided under any guaranty agreement or (ii) subordinate (A) the payment and priority of the Obligations to any other Debt or (B) the priority of the Liens securing the Obligations to the Liens securing any other Debt, in each case, without the written consent of each Lender;

(f) change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, in each case, without the written consent of each Lender; or

(g) require the consent of the Required Lenders if such amendment, waiver or consent is to a provision of the Fee Letter but such amendment, waiver or consent shall require the consent of the Agent;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of the Agent, unless in writing executed by the Agent, in each case in addition to the Borrowers and the Lenders required above.

In addition, notwithstanding anything in this Section to the contrary, if the Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Agent within ten (10) Business Days following receipt of notice thereof.

SECTION 11.3 Notices, Etc. All notices and other communications provided for hereunder (including any waiver or consent by the Agent) shall be in writing and sent by (a) a recognized national overnight delivery service and shall be effective when actually delivered to the addresses listed below or (b) electronic mail and shall be effective when confirmation of such electronic mail is received or such electronic mail is delivered to the respective e-mail address(es) below and no bounce-back or error message is received by the sender thereof:

If to any Borrower

or any Loan Party: c/o TerrAscend USA, Inc.

[***]

Attention: [***]

Email: [***]

with a copy (which

shall not constitute

notice) to: Greenberg Traurig, LLP

[***]

Attention: [***]

Email: [***]

If to the Agent: FG Agency Lending LLC

[***]

Attention: [***]

Email: [***]

with a copy (which

shall not constitute

notice) to: Foley Hoag LLP

[***]

Attention: [***]

Email: [***]

or as to the Borrowers, the Lenders, or Agent at such other address as shall be designated by such party in a written notice to the other parties. For the avoidance of doubt, information required to be furnished to the Agent pursuant to Article VII hereof shall not require a copy to be delivered by Borrowers to Agent’s counsel.

SECTION 11.4 No Waiver; Remedies. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.5 Costs and Expenses. The Borrowers agree to pay or reimburse upon demand, all reasonable and documented out-of-pocket costs, fees and expenses of the Agent incurred in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of this Agreement, any modification of any term of or termination of, any Loan Document or any other document delivered in connection with the transactions contemplated therein, including without limitation, the Agent Fee, the Second Amendment Agent Fee, and [***] payable to Agent and any and all reasonable and documented out-of-pocket legal fees, costs, and expenses incurred by Agent in connection with this Agreement [***]. The payment or reimbursement of such legal fees, costs, and expenses incurred on or before the Closing Date, together with the Estimated Legal Fees, shall be paid to counsel for the Agent, out of the loan proceeds on the Closing Date and such fees shall be deducted from the amount Lenders are obligated to fund to the Borrowers hereunder. The payment or reimbursement of legal fees, costs, and expenses incurred on or before the Second Amendment Effective Date in connection with the Second Amendment and the Loan Documents entered into in connection therewith, together with the Estimated Legal Fees, shall be paid to counsel for the Agent, out of the loan proceeds advanced on the Second Amendment Effective Date and such fees shall be deducted from the amount Lenders are obligated to fund to the Borrowers hereunder. The Borrowers agree to pay or reimburse upon demand, all reasonable and documented out-of-pocket costs, fees, and expenses, if any (including, without limitation, reasonable and documented out-of-pocket counsel fees, costs, and expenses (limited to the fees, costs, client charges and expenses of (i) one firm of lead counsel for the Agent and the Lenders, taken as a whole, (ii) one local counsel in each relevant jurisdiction (and, in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction) for the Agent and the Lenders, taken as a whole), incurred by the Agent and Lenders in connection with the monitoring and enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, for any amendments, waivers, collection of principal, interest, fees and any other amounts owed hereunder, or other enforcement of rights hereunder including under this Section 11.5, [***]. The Borrowers shall be responsible for the payment of all broker fees, including, without limitation, any success fees and unpaid retainers.

SECTION 11.6 Indemnification. The Borrowers shall indemnify the Agent each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (limited to the fees, costs, client charges and expenses of (i) one firm of lead counsel for the Agent and the Lenders, taken as a whole, and (ii) one local counsel in each relevant jurisdiction (and, in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction) for the Agent and the Lenders, taken as a whole)), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with or by reason of (i) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation or proceeding): (x) the execution, delivery, enforcement, performance or administration of any Loan Document or any other document delivered in connection with the transactions contemplated thereby or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the consummation of the transactions contemplated thereby or (y) any Commitment, any credit extension or the use or proposed use of the proceeds thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (B) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s funding obligations hereunder, if the Borrowers or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role hereunder or under any other Loan Document and other than any claims arising out of any act or omission of any Loan Party or any of their Affiliates); or (ii) any actual or alleged presence or release of Materials of Environmental Concern on or from any Real Property currently or formerly owned or operated by any Group Company, or any Environmental Liability related in any way to any Group Company, in all cases; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section 11.6 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding anything contained in this Agreement to the contrary, the Loan Parties’ liability and obligations with respect to any indemnified liability arising out of any Environmental Law in respect of any Real Property shall be released on the date which is the three (3) year anniversary of the date on which the earliest of the following occurs: (i) the payment in full of the Obligations (other than inchoate obligations for indemnification or unasserted claims for reimbursement), or (ii) Agent or its nominee or assignee has exercised it foreclosure rights under this Agreement; provided that the Agent has received a Phase I environmental site assessment prepared on Agent’s behalf by environmental professionals selected by the Loan Parties and approved by Agent in its reasonable discretion, at the sole cost of the Loan Parties, that indicates that the applicable Real Property and the Loan Parties’ operations are free from any circumstance, condition, Materials of Environmental Concern or violation of Environmental Law that constitutes a “recognized environmental condition” (as that term is defined in the ASTM standard practice for Phase I environmental site assessments) that could reasonably be expected to have a Material Adverse Effect and was not disclosed to Agent prior to the Closing Date.

SECTION 11.7 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent, on behalf of the Lenders, is hereby authorized at any time and from time to time, to the fullest extent permitted by Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by the Lenders to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers now or hereafter existing under any Loan Document, whether or not the Agent or Lenders shall have made any demand under the Note and although such obligations may be unmatured. The Agent, on behalf of the Lenders, agree to promptly notify the Borrowers after any such set-off and application made by such Lenders, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lenders may have.

SECTION 11.8 Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower, the Agent and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective permitted successors and assigns.

SECTION 11.9 Assignments and Participations.

(a) Generally. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and Agent and each Lender and their respective successors and assigns; provided, however, that none of Borrowers may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of the Agent and any such assignment without Agent’s prior written consent shall be null and void. With the prior written consent of the Borrower Representative and the Agent, each Lender may assign to one or more Eligible Assignees all or a portion of the Term Loan held by it; provided, however, that (A) the written consent of the Borrower Representative (1) shall not be unreasonably withheld, conditioned or delayed, (2) shall not be required upon the occurrence and during the continuance of an Event of Default, and (3) shall be deemed given if not positively denied in writing by the Borrower Representative within five (5) Business Days of the date of the written request therefor, (B) no written consent of any Agent or the Borrower Representative shall be required in connection with any assignment by a Lender (1) to an Agent or a Lender, (2) to an Affiliate of an Agent or a Lender (other than an Affiliate that is a Competitor) or (3) during the continuance of an Event of Default, and (C) the written consent of the Agent (1) shall not be unreasonably withheld, conditioned or delayed and (2) shall be deemed given if not positively denied in writing by the Agent within five (5) Business Days of the date of the written request therefor. Notwithstanding the foregoing, in no event shall any such assignment be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(b) The lender party to each such assignment shall execute and deliver to Agent, an Assignment and Acceptance in the form of Exhibit A, via an electronic settlement system acceptable to Agent (or, if previously agreed with Agent, manually), and, shall pay to Agent a processing and recordation fee of Four Thousand Dollars ($4,000) (which fee may be waived or reduced in the sole discretion of Agent).

(c) Participations. Any Lender may at any time grant to any Person (other than a Competitor, in which case, unless an Event of Default has occurred and is continuing, the written consent of the Borrower Representative shall be required prior to the sale of any participating interests to any such Person) participating interests in its Commitment or the obligations owing to such Lender hereunder (a “Participant”). No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this

Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Term Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”) and any attempted sale of a participation that is not recorded in accordance with this Section 11.9(c) shall be null and void; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Information to Assignee, Etc. A Lender may furnish any information concerning the Property and its operations, Borrower, or Guarantors in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective assignees and any Related Party thereof); provided, however, that no Lender may not disclose or disseminate Borrower’s financial statements (or extracts thereof or information contained in such financial statements) to any other Person or entity outside of such Lender’s organization (other than to any Related Party) without the prior written consent of the Borrower Representative (which consent shall not be unreasonably withheld). In connection with such negotiation, execution and delivery, the Borrowers authorize the Agent and Lenders to communicate all information and documentation related to the Term Loan (whether to the Borrowers or to any assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

(e) Cooperation; Costs and Expenses. In connection with any such sale, syndication, assignment or participation, the Borrowers further agree that they shall be responsible for their own costs and expenses in connection with such transaction and that the Loan Documents and other related documents shall be sufficient evidence of the obligations of Borrowers to each purchaser, assignee or participant and upon written request by the Agent, the Borrowers shall enter into such amendments or modifications to the Loan Documents and other related documents as may be reasonably necessary or desirable in order to evidence any such sale, syndication, assignment or participation; provided that the Borrowers shall not be required to reimburse or otherwise be liable in any manner in respect of any fees, costs and expenses incurred by the Agent or any Lender in connection with any such sale, syndication, assignment or participation of any of the Term Loans.

(f) Register. The Agent, acting solely for this purpose as a non-fiduciary Agent of the Borrower, shall maintain at its principal office a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 11.10 Limitation on Agreements. All agreements among the Borrowers, the Agent and the Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Lenders for the use, forbearance, or detention of the money to be loaned under the Note or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstance whatsoever, fulfillment of or compliance with any provision hereof or of any of such documents at the time performance of such provision shall be due or at any other time shall involve exceeding the amount permitted to be contracted for, taken, reserved, charged or received by the Lenders under applicable usury or similar law, then, ipso facto, the obligation to be fulfilled or complied with shall be reduced (firstly by reducing the stated interest rate and thereafter, if and to the extent required, by reducing any other amount comprising interest) to the limit prescribed by such applicable usury or similar law, and if, from any such circumstance, the Lenders shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of the Borrowers to the Lenders under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Note and the amounts owing on other obligations of the Borrowers to the Lenders under any Loan Document, as the case may be, such excess shall be promptly refunded in cash to the Borrowers. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the indebtedness of the Borrowers to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of the Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of the Note shall not reduce the rate of interest which accrues on the outstanding principal balance of such Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Note, taken in the aggregate, equals the amount of interest which would have accrued if such interest rate had at all times been in effect and not been reduced. In the event that any rate of interest under the Note or any Loan Document is reduced due to the effect of this Section 11.10 and there is a subsequent increase in the Highest Lawful Rate, such interest rate shall, automatically without any action of the Borrowers or Lenders, be increased to the then applicable Highest Lawful Rate; provided that the interest rate shall not exceed the rate set forth in Section 2.3. The terms and provisions of this Section 11.10 shall control and supersede every other provision of all Loan Documents.

SECTION 11.11 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF ANY STATE IN WHICH ANY BORROWER, INCLUDING BUT NOT LIMITED TO THE STATE OF CALIFORNIA, THE STATE OF MARYLAND, THE STATE OF MICHIGAN, THE STATE OF NEW JERSEY, THE STATE OF OHIO AND THE COMMONWEALTH OF PENNSYLVANIA AND APPELLATE COURTS THEREOF OR, AT THE OPTION OF THE AGENT ANY COURT IN WHICH IT ACTING IN ITS SOLE DISCRETION DEEMS IT NECESSARY OR APPROPRIATE TO INITIATE LEGAL OR EQUITABLE PROCEEDINGS IN ORDER TO EXERCISE, PRESERVE, PROTECT OR DEFEND ANY OF LENDERS’ RIGHTS AND REMEDIES HEREUNDER OR UNDER THE NOTE, THE SECURITY AGREEMENT, THE PLEDGE AGREEMENT, OR THE CANADIAN PLEDGE AND SECURITY AGREEMENT OR OTHERWISE OR TO EXERCISE PRESERVE, PROTECT OR DEFEND ANY LIEN, AND THE PRIORITY THEREOF, AGAINST ANY COLLATERAL;

(b) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION OR PROCEEDING OR ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE CALIFORNIA, THE STATE OF MICHIGAN, THE STATE OF MARYLAND, THE STATE OF NEW JERSEY, THE STATE OF OHIO AND THE COMMONWEALTH OF PENNSYLVANIA AND ANY APPELLATE COURT FROM ANY THEREOF OR ANY OTHER FORUM REASONABLY SELECTED BY AGENT;

(c) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(d) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY DELIVERY OF A COPY THEREOF

(BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 11.3 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 11.3; AND

(e) THE BORROWERS, THE AGENT AND THE LENDERS WAIVE THEIR RIGHT TO JURY TRIAL WITH RESPECT TO ANY LEGAL ACTION ARISING UNDER THIS AGREEMENT.

SECTION 11.12 Severability. In case any one or more of the provisions contained in any Loan Document to which the Borrowers is a party or in any instrument contemplated thereby, or any application thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein, and any other application thereof, shall not in any way be affected or impaired thereby.

SECTION 11.13 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

SECTION 11.14 WAIVER OF DEFENSE OF ILLEGALITY. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON FEDERAL LAW OR THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE VOID AS AGAINST PUBLIC POLICY OR BASED ON ILLEGALITY UNDER FEDERAL LAW, INCLUDING WITHOUT LIMITATION ANY FEDERAL CANNABIS LAWS. EACH PARTY HERETO ACKNOWLEDGES THAT EACH OF CALIFORNIA, MICHIGAN, MARYLAND, NEW JERSEY, OHIO AND PENNSYLVANIA HAS ENACTED LEGISLATION REGARDING THE LEGAL USE OF CANNABIS, PARTICULARLY MARIJUANA, WHICH MAY BE IN CONFLICT WITH FEDERAL LAWS. EACH PARTY EXPRESSLY WAIVES THE RIGHT TO PRESENT ANY DEFENSE RELATED TO THE FEDERAL ILLEGALITY OF CANNABIS AND AGREES THAT SUCH DEFENSE SHALL NOT BE ASSERTED, AND WILL NOT APPLY, IN ANY DISPUTE OR CLAIM ARISING OUT OF THIS AGREEMENT.

SECTION 11.15 Execution in Counterparts; Electronic Signatures.

(a) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to the Agent by facsimile transmission, electronic transmission or physical delivery. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. No party hereto or to any other Loan Document shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act, the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, or any other similar laws of any other jurisdiction.

SECTION 11.16 Confidentiality.

(a) The Agent and each Lender agrees to keep confidential in accordance with its customary procedure for handling confidential information of this nature any non-public information supplied to it by, or on behalf of, the Loan Parties or any of their Subsidiaries pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person or its Related Parties from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Related Parties or the Related Parties of any Person described in clause (ii) or clause (iii) below (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 11.16); (ii) to any other party hereto; (iii) to any permitted assignee or participant (or prospective assignee or participant) pursuant to Section 11.9 so long as such assignee or participant (or prospective assignee or participant) has been informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as this Section 11.16; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority, provided that the Agent shall use commercially reasonable efforts to give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by such requirement; (v) in connection with any litigation to which the Agent or any Lender is a party (so long as the Agent or Lender provides the Borrower Representative with prompt notice thereof to the extent permitted by applicable law); (vi) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (vii) with the written consent of the Borrower Representative.

(b) Without limiting the generality of Section 11.16(a), each of the Agent and the Lenders acknowledge that it is aware (a) that any financial projections (including the Projections) may contain material non-public information that is not otherwise publicly available, and (b) of the restrictions imposed by applicable securities laws and legislation (including without limitation the Securities Act and United States securities laws) on a Person possessing material non-public information about a public company such as the Parent. Without limiting the foregoing, each of the Agent and the Lenders further acknowledge that United States and Canadian securities laws may impose certain restrictions upon Persons with material non-public information about a corporation from purchasing or selling securities of such corporation and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each of the Agent and the Lenders agree that it will comply with all such securities laws.

ARTICLE XII.
RIGHTS AND DUTIES OF AGENT.

SECTION 12.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints FG Agency Lending LLC to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XII are solely for the benefit of the Agent and the Lenders, and neither the Borrowers nor any other party to this Agreement shall have rights as a third-party beneficiary of any of such provisions.

SECTION 12.2 Agent. (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 11.9(f) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, “agent”, and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming and shall not have any actual or implied obligations, functions, responsibilities, duties, under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) and (ii) above.

SECTION 12.3 Rights as a Lender. The Persons serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it was not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as Agent hereunder in each of the Agent’s individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders. FG Agency Lending LLC (and any successor acting as Agent or any sub-agent) and its Affiliates may accept fees and other consideration from the Borrower or any Affiliate of the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

SECTION 12.4 Loan Information.

(a) At Lenders’ request from time to time, Agent shall provide Lenders with any available financial and nonfinancial information in Agent’s possession on Borrowers,

Guarantors, any other Loan Parties and endorsers of the Term Loan, and all security for the Term Loan. The Agent shall maintain records pertaining to the Term Loan. At all reasonable times, Agent shall permit the Lenders, at Lenders’ sole expense, to inspect and copy all such writings and records relating to the Term Loan. The Agent shall provide to Lenders, promptly upon receipt by Agent, copies of all reports and other information required to be provided by the Borrowers to Agent under this Agreement and any other material information otherwise received by Agent with respect to Borrower.

(b) Nothing contained in this section shall impose any liability upon Agent for its failure to provide Lenders any of such information or financial statements except for Agent’s own bad faith, willful misconduct, or gross negligence; and provided further, that Agent shall not be obligated to provide Lenders with any information in violation of Requirements of Law or any contractual restrictions on the disclosure thereof.

(c) Agent shall have no responsibility to Lenders for any errors or omissions in any such reports, financial statements, or other information.

(d) Agent may take any action with respect to the Term Loan which in its reasonable discretion it deems proper. The Agent shall not be liable for any error of judgment or for any action taken or omitted by it, except to the extent caused by its gross negligence or willful misconduct that causes actual damage to Lenders.

(e) Agent (1) may consult with legal counsel (including but not limited to counsel for Borrower), independent public accountants, and other experts selected by Agent and shall not be liable for any action taken or omitted in good faith in accordance with the advice of such counsel, accountants, or experts; and (2) shall incur no liability for acting upon any notice, consent, certificate, or other instrument or writing (which may be by facsimile or electronic mail) believed by Agent to be genuine and believed by Agent to be signed or sent by the proper party. Except as otherwise specifically provided in this Agreement, Agent shall not be compelled to do any acts hereunder or under any Loan Document or to take any action towards the execution or enforcement of the powers created under this Agreement or any Loan Document, or to prosecute or defend any suit in respect hereof or thereof.

SECTION 12.5 Enforcement of Loan. Except as specifically provided in this Agreement, it is understood and agreed that Agent may, in its sole discretion and without prior notice to or consent of Lenders, (i) agree to the modification, waiver or release of any term or provision of the Loan Documents, (ii) give or withhold consents or approvals to any actions or failures to act by Borrower, (iii) exercise or refrain from exercising, or waive, any rights or powers or take or refrain from taking any actions which may be vested in Agent or which Agent may be entitled to take or assert under the Loan Documents, and (iv) take such other and further action as Agent may deem necessary for the effective administration of the Term Loan; provided, however, that without the prior written consent of Required Lenders, no such amendment, waiver or consent shall:

(a) change the stated Maturity Date or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Agent under this Agreement or under any other Loan Document;

(b) reduce the principal of, or the rate of interest specified herein on, any portion of the Term Loan, or any fees or other amounts payable under any Loan Document; provided, however, that Agent may waive any obligation of the Borrowers to pay interest at the rate specified in Section 2.3.

(c) increase the principal amount of the Term Loan or permit the Borrowers to incur additional indebtedness except as expressly permitted herein;

(d) release any Collateral or the liability of the Borrowers or any existing Guarantor except as expressly permitted herein;

(e) reduce the amount of principal payable upon acceleration of the Maturity Date;

(f) during the continuance of an Event of Default, modify, waive or release any material term or provision of the Loan Documents or give or withhold consents or approval to any actions or failures to act by Borrower;

(g) impair the right of Lenders to receive payment of principal, interest, fees or expenses when due;

(h) change the ranking or priority of the Term Loan or any security interest thereunder; or

(i) subordinate the Term Loan or the Lenders’ interests.

Notwithstanding the foregoing, (i) any fee letter between the Agent or any of its Affiliates, on the one hand, and one or more Loan Parties, on the other hand, may be amended by the parties thereto and (ii) the Additional Incremental Amendment shall be effective to amend this Agreement as contemplated by Section 2.1(e) if executed by the Borrowers, the other Loan Parties party thereto, the applicable Lenders providing an Additional Incremental Commitment and the Agent.

SECTION 12.6 Nature of Duties of the Agent. The Agent shall have no duties or responsibilities to Lenders except as expressly set forth in this Agreement. The Agent’s duties hereunder shall be mechanical and administrative in nature. The Agent shall not have by reason hereof a fiduciary relationship with respect to Lenders. The Agent agrees to be bound by Lenders’ determinations made in connection with the Loan Documents so long as such determinations are made in good faith and in the absence of willful misconduct. Unless indemnified to the satisfaction of the Agent against loss, cost, liability, and expense, the Agent shall be under no duty to enforce any rights, remedies, powers, or privileges with respect to any enforcement of the obligations of the Borrowers under the Loan Documents and shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any of the Loan Documents, or to prosecute or defend any suit in respect hereof or thereof. Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 11.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent in writing by a Loan Party or a Lender. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

SECTION 12.7 Standard of Care. In making and handling the Term Loan, the Agent will exercise the same care as a commercially reasonable agent would exercise, but the Agent shall have no further responsibility to Lenders except as expressly provided herein. Further, the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the value, validity, enforceability, effectiveness, sufficiency or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent, (vi) any litigation or collection proceeding (or to initiate or conduct any such litigation or proceeding) under any Loan Document unless requested by the Required Lenders in writing and it receives indemnification satisfactory to it from the Lenders or (vii) the value or rating of any Collateral.

SECTION 12.8 Indemnification of the Agent by Lenders. To the extent that the Agent and its Related Parties are not reimbursed and indemnified by Borrower, and whether or not the Agent or its Related Parties has made demand on the Borrowers for the same, the Lenders will, within five days of written demand by the Agent or its Related Parties, reimburse the Agent and its Related Parties for and indemnify the Agent and its Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to the Agent or its Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent or its Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s pro rata share, including, without limitation, advances and disbursements made; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from the Agent’s or its Related Parties’ gross negligence or willful misconduct. The obligations of the Lenders under this Section 12.8 shall survive the payment in full of the Term Loan and the termination of this Agreement.

SECTION 12.9 Erroneous Payments.

(a) If Agent (i) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Agent) received by such Payment Recipient from Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent pending its return or repayment as contemplated below in this Section 12.9 and held in trust for the benefit of Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as Agent may, in its sole discretion, specify in writing), return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately pre-ceding clauses (x), (y) and (z)) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 12.9(b).

For the avoidance of doubt, the failure to deliver a notice to Agent pursuant to this Section 12.9(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.9(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that Agent has demanded to be returned under immediately preceding clause (a).

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Term Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Term Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest), and is hereby (together with Borrower Representative) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Term Loans to Borrower Representative or Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) Agent and Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) Agent will reflect in the register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time, its ownership interest in the Term Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) Subject to Section 11.9 (but excluding, in all events, any assignment consent or approval requirements (whether from Borrower Representative or otherwise)), Agent may, in its discretion, sell any Term Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Term Loan (or portion thereof), and Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by Agent on or with respect to any such Term Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Term Loans are then owned by Agent) and (y) may, in the sole discretion of Agent, be reduced by any amount specified by Agent in writing to the applicable Lender from time to time.

(f) The parties hereto agree that (x) irrespective of whether Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Term Loans that have been assigned to Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, pre-pay, repay, discharge or otherwise satisfy any Obligations owed by Borrowers or any other Loan Party; provided that this Section 12.9 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Borrower for the purpose of making such Erroneous Payment.

(g) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(h) Each party’s obligations, agreements and waivers under this Section 12.9 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the re-placement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 12.10 Merger or Consolidation. Any corporation or association into which FG Agency Lending LLC may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which FG Agency Lending LLC is a party, will be and become the successor Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 12.11 Delegation of Duties.

(a) The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent. The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Term Loans as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

(b) Any corporation or other entity into which the Agent may be merged or converted or with which the Agent may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 12.12 Resignation of Agent.

(a) The Agent may at any time give notice of its resignation to the Lenders and the Loan Parties. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, to appoint, as applicable, a successor Agent (which shall be a Lender or such other Person appointed by the Required Lenders). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) The Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Loan Parties and such Person remove such Person as Agent and appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to the Lenders directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this section shall continue in effect for the benefit of such retiring or removed Agent and its respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 12.13 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder and for other information in the Agent’s possession which has been requested by a Lender and for which such Lender pays the Agent’s expenses in connection therewith, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Affiliates that may come into the possession of the Agent or any of its Affiliates. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.

(a) The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Term Loans as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

SECTION 12.14 Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of the Term Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel) and all other amounts due the Lenders and the Agent in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Lenders to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent.

Nothing herein contained shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of the Lenders any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Lenders to authorize the Agent to vote in respect of the claim of the Lenders or in any such proceeding.

SECTION 12.15 Appointment of Collateral Agent. The Required Lenders may in their sole and absolute discretion, by notice in writing to the Loan Parties, appoint a Person to serve as collateral agent hereunder and under the Security Documents. The Loan Parties will cooperate with the Lenders and such Person, and execute and deliver any documents necessary, to effectuate such appointment.

SECTION 12.16 Force Majeure. The Agent shall not be (i) required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder or under any other Loan Document or (ii) responsible or liable for any failure or delay in the performance of its obligations hereunder or under any other Loan Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

ARTICLE XIII.
GUARANTY.

SECTION 13.1 Guaranty of Obligations. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, that the Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guaranty being a guaranty of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of a bankruptcy Event of Default, pay or cause to be paid to the Agent for the account of each Lender in accordance with the Lenders’ respective interests therein the amount of such Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Obligations as against the Borrower, any other Loan Party or any other Person. For purposes of this Article XIII, the Obligations shall be due and payable when and as the same shall be due and payable under the terms herein or any other Loan Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

SECTION 13.2 Continuing Obligation. Each Guarantor acknowledges that the Lenders have entered into this Agreement in reliance on this Article XIII being a continuing irrevocable agreement, and such Guarantor agrees that its guaranty may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when all of the Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

(a) if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

(b) if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Lenders became liable (such amounts being deemed part of the Obligations) to the same extent as if such amounts or property had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Obligations. Not later than five days after receipt of notice from such the Agent, the Guarantors shall pay to the Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by a Guarantor may be required by the Agent on any number of occasions.

SECTION 13.3 Waivers with Respect to Obligations. Except to the extent expressly required herein or any other Loan Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

(a) presentment, demand for payment and protest of nonpayment of any of the Obligations, and notice of protest, dishonor or nonperformance;

(b) notice of acceptance of this guaranty and notice that credit has been extended in reliance on such Guarantor’s guaranty of the Obligations;

(c) notice of any Default or Event of Default or of any inability to enforce performance of the obligations of the Borrowers or any other Person with respect to any Loan Document or notice of any acceleration of maturity of any Obligations;

(d) demand for performance or observance of, and any enforcement of any provision of this Agreement, the Obligations or any other Loan Document or any pursuit or exhaustion of rights or remedies against the Borrowers or any other Person in respect of the Obligations or any requirement of diligence or promptness on the part of the Agent or Lenders in connection with any of the foregoing;

(e) any act or omission on the part of the Agent or Lenders which may impair or prejudice the rights of such Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Borrowers or any other Person, or otherwise operate as a deemed release or discharge;

(f) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

(g) any “single action” or “anti deficiency” law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against such Guarantor before or after the Agent’s or Lenders’ commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agent or the Lenders;

(h) all demands and notices of every kind with respect to the foregoing; and

(i) to the extent not referred to above, all defenses (other than payment or satisfaction in full) which the Borrowers may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 13.3.

No delay or omission on the part of the Agent or Lenders in exercising any right under any other Loan Document or under any other guaranty of the Obligations shall operate as a waiver or relinquishment of such right. No action which the Agent or the Lenders or the Borrowers or any Guarantor may take or refrain from taking with respect to the Obligations shall affect the provisions of this Article XIII or the obligations of each Guarantor hereunder. None of the Agent’s or Lenders’ rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or any Guarantor, or by any noncompliance by the Borrowers or any Guarantor with any Loan Document, regardless of any knowledge thereof which the Agent or Lenders may have or otherwise be charged with.

SECTION 13.4 Agent’s Power to Waive, etc. Each Guarantor grants to the Agent and the Lenders full power in its discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of such Guarantor under its guaranty hereunder:

(a) To waive compliance with, and any Event of Default under, and to consent to any amendment to or modification or termination of any provision of, or to give any waiver in respect of, this Agreement, any other Loan Document, the Obligations or any guaranty thereof (each as from time to time in effect);

(b) To grant any extensions of the Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Loan Parties or any other Person in respect of the Obligations, whether or not rights against such Guarantor under this Agreement are reserved in connection therewith;

(c) To take security in any form for the Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in such collateral whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guaranties of the Obligations and to proceed against any collateral or such guaranties in any order;

(d) To collect or liquidate or realize upon any of the Obligations or collateral in any manner or to refrain from collecting or liquidating or realizing upon any of the Obligations or collateral; and

(e) To extend credit under this Agreement, any other Loan Document or otherwise in such amount as the Lenders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Loan Parties (financial or otherwise, on an individual or consolidated basis) may have deteriorated since the date hereof.

SECTION 13.5 Information Regarding the Borrower, etc. Each Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Agent or the Lenders to inform such Guarantor of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Agent or the Lenders to disclose to such Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Borrowers and their Affiliates or their properties or management, whether now or hereafter known by the Agent or the Lenders. Each Guarantor represents, warrants and agrees such Guarantor assumes sole responsibility for obtaining from the Borrowers all information concerning this Agreement and all other Loan Documents and all other information as to the Borrowers and their Affiliates or their properties or management as such Guarantor deems necessary or desirable.

SECTION 13.6 Certain Guarantor Representations. Each Guarantor represents that:

(a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by such Guarantor, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by such Guarantor, to induce the Lenders to enter into this Agreement and to extend credit to the Borrowers by making the guaranty contemplated by this Article XIII;

(b) the credit available under this Agreement will directly or indirectly inure to its benefit;

(c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for this guaranty;

(d) such Guarantor will not be rendered insolvent as a result of entering into this Agreement;

(e) after giving effect to the transactions contemplated by this Agreement, such Guarantor will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as such debts become absolute and matured;

(f) such Guarantor has, and will have, access to adequate capital for the conduct of its business;

(g) such Guarantor has the ability to pay its debts from time to time incurred in connection therewith as such debts mature; and

(h) such Guarantor has been advised by the Lenders that the Lenders are unwilling to enter into this Agreement unless the guaranty contemplated by this Article XIII is given by it.

SECTION 13.7 Subrogation. Each Guarantor agrees that, until the Obligations are indefeasibly paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the Borrowers or any other Loan Party arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Obligations, each Guarantor shall be entitled to exercise against the Borrowers all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

SECTION 13.8 Subordination. Each Guarantor covenants and agrees that all Debt, claims and liabilities now or hereafter owing by the Borrowers to such Guarantor whether arising hereunder or otherwise, including any obligations between the Borrowers, are subordinated to the prior payment in full of the Obligations and are so subordinated as a claim against the Borrowers or any of their assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Debt, claim or liability will be made or received while any Event of Default exists. If, notwithstanding the foregoing, any payment with respect to any such indebtedness, claim or liability is received by any Guarantor in contravention of this Agreement, such payment shall be held in trust for the benefit of the Lenders and promptly turned over to it in the original form received by such Guarantor.

SECTION 13.9 Contribution Among Guarantors. The Guarantors agree that, as among themselves in their capacity as guarantors of the Obligations, the ultimate responsibility for repayment of the Obligations, in the event that the Borrowers fail to pay when due their Obligations, shall be equitably apportioned, to the extent consistent with the Loan Documents, among the respective Guarantors (a) in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Borrowers by the Lenders under this Agreement, or (b) if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto). In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Obligations in excess of its proportionate share as set forth in this Section 13.9, each other Guarantor shall, to the extent consistent with the Loan Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Obligations. In the event of any default by any Guarantor under this Section 13.9, each other Guarantor will bear, to the extent consistent with the Loan Documents, its proportionate share of the defaulting Guarantor’s obligation under this Section 13.9. This Section 13.9 is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor to the Lenders under the Loan Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors).

SECTION 13.10 Further Assurances. Each Guarantor will, promptly upon the request of Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purpose of this Article XIII.

[Signature Page Follows]

WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS: TERRASCEND USA, INC. By: Name: [___] Title: [___]
[___] By: Name: [___] Title: [___]

PARENT: TERRASCEND CORP. By: Name: [___] Title: [___]

AGENT: FG AGENCY LENDING LLC By: Name: [***] Title: [***]

LENDERS: [***] By: Name: [___] Title: [___]
[___] By: Name: [___] Title: [___]

Annex B

Amended Schedules to Loan Agreement

Schedule 1.1(e)
Description of Specified Acquisitions

[***]

Exhibit A

Form of Convertible Debentures

Exhibit B

Form of Subscription Agreement

Exhibit C

Form of Subordinated Guaranty and Security Agreement

[***]